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                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made as of the 12th day of December, 2005 (the "EFFECTIVE DATE"), by and between RadioShack Corporation, a Delaware corporation ("SELLER"), and KAN AM GRUND KAPITALANLAGEGESELLSCHAFT MBH, a German limited liability company ("BUYER"), for the benefit of the KanAm-grundinvest Fonds, a German open-end real estate fund sponsored by Kan Am Grund Kapitalanlagegesellschaft mbH (the "FUND").

      In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. SALE AND PURCHASE.

      (a) Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, in each case for the Purchase Price (as defined in Section 2(a) below) and on and subject to the other terms and conditions set forth in this Agreement, the following (collectively, the "PROPERTY"):

            (i) That parcel of land containing approximately 18.688 acres, with the corresponding legal description and address listed on EXHIBIT A attached hereto and made a part hereof, together with all of Seller's right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting the parcel of land (collectively, the "LAND").

            (ii) All buildings and other improvements on, over, under or to the Land, including a five building office campus containing approximately 875,694 square feet (the "BUILDINGS"); a 2,362 space structured garage and all parking areas on the Land; all landscaped and hardscaped areas and features; and Seller's right, title and interest in all systems, building fixtures, amenities, facilities, machinery and equipment used in the operation of the facility and other improvements, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, security, light, plumbing, refrigeration, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs (excluding any right to use any trade names, trademarks or service marks of Seller depicted on the signs), which are used for the operation of the Buildings (collectively, the "IMPROVEMENTS").

            (iii) Seller's right, title and interest in the intangible property used in connection with the Land and Improvements including, without limitation, all contract rights, guarantees, architectural drawings, plans and specifications, contracts, licenses, permits, registrations and warranties relating to the ownership, construction, or occupancy of the Land or the Improvements, or both (the "INTANGIBLE PERSONAL PROPERTY").

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      (b) Notwithstanding anything to the contrary, the Property conveyed by
Seller to Buyer pursuant to this Agreement shall not include any of the following (collectively, the "EXCLUDED PROPERTY"):

            (i) Any interest in the oil and gas (collectively, the "MINERALS") under the Property and that may be produced from the Property. Seller's retention of the Minerals shall be subject to the applicable terms and provisions set forth in the REA (as defined in Section 20 below).

            (ii) The Excluded Fixtures (as defined in the Lease (which is defined in Section 7(b) below)).

            (iii) Any trade names, service marks, trademarks, patents, other intellectual property, trade secrets, phone numbers and the like which are associated with Seller's business, as well as any and all rights to place names and signage upon the Property for so long as the Lease is in existence, which are and shall remain the sole property of Seller.

            (iv) All economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Seller by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority (as defined in the Lease) (the "EXCLUDED INCENTIVES"); provided, however, upon the expiration or termination of the Lease, Seller shall assign to Buyer all of Seller's interests in the Excluded Incentives, to the extent assignable. Copies of the Excluded Incentives have been delivered to Buyer pursuant to the Confidentiality Agreement (as defined in Section 5(a)(xiv) below).

            (v) During the continuance of the Lease, Seller shall retain the originals of all documents evidencing or relating to any of the Intangible Personal Property, and to the extent applicable, no changes or amendments to such documents will be made reflecting any change in the ownership of the Intangible Personal Property until the Lease is terminated or expires pursuant to its terms, but (i) true and correct copies of all such documents shall be delivered to Buyer at Closing and (ii) all such original documents shall be delivered to Buyer at the termination or expiration of the Lease.

      (c) The Property shall be conveyed subject to the Permitted Encumbrances (as defined in Section 3(b) below).

2. PURCHASE PRICE; EARNEST MONEY.

      (a) The purchase price for the Property (the "PURCHASE PRICE") shall be Two Hundred Twenty-Two Million and No/100 Dollars ($222,000,000.00) which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer at the Closing.

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      (b) The Purchase Price, subject to adjustments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

      (c) Within three (3) business days after the Effective Date, Buyer shall deliver to Title Company (defined in Section 3(a) below) Five Million and No/100 Dollars ($5,000,000.00) ("EARNEST MONEY"), either by wire transfer or by a certified or cashier's check payable to the order of Title Company, which Earnest Money shall be held in accordance with the terms of Section 22 below. The Earnest Money will be held in escrow in an interest-bearing account accruing to the benefit of the party entitled to receive the Earnest Money under this Agreement. Delivery of the Earnest Money is a condition precedent to the effectiveness of this Agreement. If the contemplated transaction is consummated in accordance with this Agreement, the Earnest Money, and all interest earned thereon, will be applied to the Purchase Price at Closing. If the transaction is not so consummated, the Earnest Money, and all interest earned thereon, will be held and delivered by Title Company as provided below.

3. TITLE EXCEPTIONS.

      (a) Attached as EXHIBIT I is a Commitment for Title Insurance (the "TITLE COMMITMENT") issued by Republic Title of Texas, Inc., as agent for First American Title Insurance Company ("TITLE COMPANY"), which was delivered to Buyer pursuant to the Confidentiality Agreement (as defined in Section 5(a)(xiv) below). At Buyer's request and to the extent available, a supplemental title commitment shall be issued from the Title Company with the following endorsements: comprehensive, survey amendment, access and such other endorsements as may be available in Texas. In addition, Seller has delivered to Buyer pursuant to the Confidentiality Agreement that certain Survey of the Property (the "SURVEY") prepared by Carter & Burgess, Inc.

      (b) At Closing, provided that neither Buyer nor Seller has terminated this Agreement pursuant to the terms hereof, Seller shall transfer title to the Property to Buyer pursuant to the Deed, subject only to (i) the Existing Leases (as defined in Section 5(a)(iii) below) as such are converted to subleases under the Lease or otherwise subordinated to the Lease as provided in Section 5(a)(iii) hereof, (ii) any matter shown on the Title Commitment to which Buyer does not object pursuant to Section 3(c) below, (iii) any matter shown on the Survey to which Buyer does not object pursuant to Section 3(c) below, and (iv) any other matter which appears on any supplemental title commitment issued by Title Company or any new or revised Survey (a "TITLE UPDATE") subsequent to the date hereof to which Buyer does not object pursuant to Section 3(c) below or to which Buyer initially objects but such objection is thereafter waived by Buyer pursuant to Section 3(d) below ("PERMITTED ENCUMBRANCES").

      (c) Title Company will deliver all Title Updates and all other related documents (including copies of all title exception documents) simultaneously to Seller and Buyer. Within three (3) business days after the Effective Date, Buyer shall forward to Seller a written statement ("TITLE DEFECT NOTICE") specifying all exceptions to title identified in the Title Commitment, the Survey or the Title Update (as applicable) which are objectionable to Buyer in Buyer's sole and absolute discretion ("TITLE DEFECTS"), it being acknowledged and agreed that Buyer may notify

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Seller of any Title Defects determined by Buyer in its sole and absolute discretion. Notwithstanding anything to the contrary herein, Seller shall be obligated to cure the following title exceptions or defects affecting the Property that exist of record prior to Closing: (i) liens and security interests securing any loan to Seller, and any other liens or security interests created by documents executed by Seller to secure monetary obligations, other than liens for ad valorem taxes and assessments for the current calendar year and (ii) any liens or encumbrances resulting from Seller's intentional breach of its covenant not to encumber the Property pursuant to Section 13 hereof.

      (d) If Buyer timely gives a Title Defects Notice to Seller, Seller shall have the right, but not the obligation, to cure such Title Defects, and Seller agrees to notify Buyer in writing no later than three (3) business days after its receipt of the Title Defect Notice whether or not it intends to cure same. If Seller notifies Buyer within such three (3) business day period of its intent to cure any such Title Defects on or before Closing, then Seller shall on or before Closing cure the same so that the Title Company will omit the same from the Owner Policy (as defined in Section 8(b)(3) below) or endorse over or affirmatively insure the same for the benefit of Buyer in a manner reasonably satisfactory to Buyer. If Seller fails to so notify Buyer of Seller's intent to cure any such Title Defects within such three (3) business day period, Seller shall be deemed to have elected not to cure such Title Defects and Buyer, as Buyer's sole and exclusive remedy hereunder, shall have the right to either (i) terminate this Agreement by giving written notice thereof to Seller and Title Company at any time within three (3) business days after the expiration of such three (3) business day period, in which case Buyer shall be entitled to a full refund of the Earnest Money and neither party will have any further obligations one to the other except as set forth in Sections 4(c)(1), 4(c)(3), 12 and 15, or
(ii) waive such Title Defects and consummate the purchase of the Property subject to such Title Defects which shall be deemed to be Permitted Encumbrances, but with no change in any of Buyer's obligations hereunder and with no reduction in the Purchase Price attributable to the Title Defects. A failure to terminate within such three (3) business day period shall be deemed an election by Buyer to waive such Title Defects.

      (e) The failure of Buyer to timely give a Title Defect Notice on or before the applicable deadline specified in Section 3(c) above shall be deemed an irrevocable waiver of Buyer's right to object to any Title Defects set forth in such Title Update or any new or revised Survey (as applicable) issued prior to such deadline. Notwithstanding anything in this Agreement to the contrary, Seller agrees that at or prior to the Closing, Seller shall take such action as is necessary to cause the satisfaction of the requirements set forth in items 1, 2, 4, 5, 7 and 8 of Schedule C of the Title Commitment so that the Owner Policy (as defined in Section 8(b)(3) below) delivered to Buyer at the Closing contains no exception to coverage for any such items.

4. FEASIBILITY PERIOD.

      (a) As used in this Agreement, "FEASIBILITY PERIOD" means the period beginning on the Effective Date and ending at 5:00 p.m., Fort Worth, Texas time, on the third (3rd) business day after the Effective Date.

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      (b) Buyer may terminate its obligation to purchase the Property at any time during the Feasibility Period if Buyer, in its sole discretion, concludes that the Property is not suitable for any reason. Buyer must exercise its termination rights under this Section 4(b) by delivering written notice to Seller and the Title Company at any time prior to the expiration of the Feasibility Period. Upon Title Company's receipt of such a notice during the Feasibility Period, Title Company shall deliver the Earnest Money to Buyer, and neither party will have any further rights or obligations under this Agreement, except as set forth in Sections 4(c)(1), 4(c)(3), 12 and 15. If Buyer does not send such a notice prior to the expiration of the Feasibility Period, it will be deemed to have elected to proceed with purchasing the Property, and Buyer and Seller shall continue to comply with all applicable provisions of this Agreement including, but not limited to, the provisions relating to the Closing in Sections 7 and 8.

      (c) (1) Seller will permit Buyer and its contractors and agents to enter upon the Property to inspect and test the Property (including soil borings and environmental tests) as Buyer deems necessary or desirable, and all at Buyer 's sole cost and expense. Buyer must repair any damages to the Property resulting from any inspection or testing conducted by it or at its direction. Buyer shall provide reasonable advance notice (no less than 24 hours) to Seller, and the parties shall cooperate in the scheduling of any such inspections and tests. BUYER AGREES TO INDEMNIFY AND DEFEND SELLER, AND HOLD SELLER HARMLESS FROM AND AGAINST, ALL LIENS, CLAIMS, AND LIABILITY ARISING OUT OF OR RELATED TO BUYER'S OR ITS CONTRACTORS' OR AGENTS' INSPECTIONS AND TESTS IN ACCORDANCE WITH THIS SECTION 4(c), INCLUDING PERSONAL INJURIES OR DEATH.

            (2) Before Buyer or any of its contractors or agents may enter onto the Property for its inspections or tests or otherwise, Buyer shall provide Seller with certificates of insurance evidencing that each of Buyer's contractors and/or agents who enter upon the Property carries commercial general liability insurance (on an occurrence basis) with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence during the period that these parties are on the Property. Each policy must be issued by an insurance company licensed to do business in the State of Texas and reasonably acceptable to Seller and under a form of policy reasonably satisfactory to Seller. Seller must be included as an additional insured under all insurance policies. The insurance may not be cancelled or amended except upon thirty (30) days' prior written notice to Seller.

            (3) In connection with the Confidentiality Agreement and Buyer's inspection of the Property pursuant to this Section 4, Seller has provided or made available to Buyer true and complete copies of the documents, materials, records, data, drawings, specifications, engineering and environmental reports and other documents listed on SCHEDULE 4(c)(3) (collectively "DOCUMENTS"), which shall be deemed to be "Confidential Information" under the Confidentiality Agreement. Buyer will require its contractors, agents, investors, and prospective lenders to keep confidential all information set forth in the Documents as provided in the Confidentiality Agreement.

            (4) Buyer's obligations and indemnity under this Section 4(c) survive the Closing or earlier termination of this Agreement. Buyer shall return to Seller its copies of

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      all Documents if Buyer terminates its obligation to purchase the Property under Section 4(b) hereof.

      (d) As consideration for holding the Property available for its purchase during the Feasibility Period, Buyer has paid Seller $100.00 ("INDEPENDENT CONTRACT CONSIDERATION"), which Seller may retain even if this Agreement is terminated. The Independent Contract Consideration does not apply to the Purchase Price.

5. REPRESENTATIONS AND WARRANTIES OF SELLER.

      (a) Subject to all matters disclosed in the Documents actually delivered to Buyer or on any exhibit attached hereto, and subject to any information discovered by Buyer or other information disclosed in writing to Buyer by Seller or any other person after the date hereof and prior to the Closing (all such matters being referred to herein as "EXCEPTION MATTERS"), Seller represents and warrants to Buyer and agrees with Buyer as follows:

      (i) Seller is a corporation organized and validly existing under the laws of the State of Delaware, is qualified to do business and is in good standing in the State of Texas, and has all requisite power and authority to enter into this Agreement and all related agreements and perform its obligations hereunder. The execution and delivery of this Agreement by Seller has been duly authorized. This Agreement and any other documents executed in connection herewith have been duly executed and delivered, and are legally valid obligations of Seller, enforceable in accordance with their terms.

      (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is binding upon Seller or which otherwise affects Seller, which will not be discharged or released at Closing.

      (iii) There are no leases or occupancy agreements currently in effect which affect the Property as of the Effective Date, except the two (2) leases that are described on EXHIBIT B attached hereto (the "EXISTING LEASES"). It shall be a condition to Buyer's obligation to consummate this transaction that the Existing Leases shall be converted to subleases under or otherwise subordinated to the Lease at or prior to Closing in a manner reasonably acceptable to Buyer. It is acknowledged that any such sublease or subordination agreement shall provide the following: (A) the tenants under the Existing Leases will look solely to Seller, as the lessee under the Lease, to perform all of the obligations under the Existing Leases and shall have no recourse against Buyer, as the owner of the Property; and
      (B) in the event of the termination or expiration of the Lease, the Existing Leases will terminate and the tenants thereunder shall have no rights thereafter under the Existing Leases or with respect to the leasing or occupancy of any portion of the Property.

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      (iv) Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Property; provided, however, Buyer acknowledges that Seller has disclosed to Buyer the general concept of the Trinity River Vision project and that this representation is subject thereto. To Seller's current actual knowledge, no portion of the Property is proposed to be taken as part of the Trinity River Vision project.

      (v) Seller has not received written notice of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Property which have not been cured.

      (vi) To Seller's current actual knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Property, or arising out of the ownership, management or operation of the Property, this Agreement, or the transactions contemplated hereby.

      (vii) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Internal Revenue Code.

      (viii) There are no contracts affecting the Property or Seller's right, title and interest therein which would be binding upon Buyer after Closing or which would run with the Property, except Permitted Encumbrances. All contracts executed by Seller with respect to the management, maintenance, repair and operation of the Property shall not be assigned to Buyer at Closing but shall remain the responsibility of Seller thereafter.

      (ix) The certificates of occupancy attached as EXHIBIT C hereto are true and complete copies of all of the certificates of occupancy required for the occupancy and operation of the Improvements. No applications are pending to amend such certificates of occupancy, and there are no pending or, to Seller's current actual knowledge, threatened proceedings to cancel, amend or revoke such certificates of occupancy.

      (x) All water, sewer, gas, electric, telephone, cable, drainage facilities, and other utilities required by applicable legal requirements or by the use and operation of the Property are installed to the property lines of the Property, are connected to the Improvements pursuant to valid permits, are adequate to service the Property for its current use and so as to comply with applicable legal requirements, are in good working order and repair, and enter and exit the Property, as the case may be, directly through either (A) public rights-of-ways, (B) valid and recorded easements for the benefit of the Property, (C) the easements to be established by the Plat described in Section 21 hereof which shall be recorded prior to the Closing or (D) the easements to be granted at the Closing pursuant to the REA described in Section 20 hereof; all driveways, roads, sidewalks and other vehicular and pedestrian passageways located on the Property comply with all applicable legal requirements and enter and exit the Property, as the case may be, through one of the means described in the foregoing (A)-(D); and all other easements and rights necessary for the continued operation, maintenance, use and

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      occupancy of the Property (such as, without limitation, slope, support, foundation, drainage and encroachment easements) have been or will be validly created for the benefit of the Property pursuant to the easements referred to in the foregoing (B)-(D).

      (xi) To Seller's current actual knowledge, there are no authorizations, consents or approvals of and filings with any Governmental Authority or any other person or entity required with respect to Seller for the execution and delivery of the documents contemplated by this Agreement and the performance of its obligations thereunder and under the Lease.

      (xii) To Seller's current actual knowledge, Seller has not received any environmental indemnities from prior owners of the Property.

      (xiii) To Seller's current actual knowledge, the Property, including the use and operation thereof, is in substantial compliance with all applicable legal requirements, including without limitation, the Americans With Disabilities Act, Public Law 101-336, as codified, and with all applicable requirements of every Governmental Authority, including without limitation, zoning, subdivision, building and environmental requirements. To Seller's current actual knowledge, (A) except for the Excluded Incentives, there are no special or preferential assessments in effect with respect to the Property, and (B) except for Permitted Encumbrances there are no written agreements with any Governmental Authority which affect the Property.

      (xiv) Pursuant to that certain Confidentiality Agreement by and between Seller and Buyer dated as of November 15, 2005 ("CONFIDENTIALITY AGREEMENT"), Seller has delivered to Buyer, among other things, copies of the Phase I Environmental Site Assessment (including a limited asbestos survey) dated May 14, 2001 and the Phase II Environmental Site Assessment dated June 4, 2001, both prepared by Carter & Burgess, Inc. To Seller's current actual knowledge, Seller has received no written notice from any Governmental Authority of any violation of any Environmental Laws (as defined in the Lease) in relation to the Property.

      (xv) Subject to the Permitted Encumbrances, there are no declarations or covenants, conditions and restrictions or similar agreements that run with the Land to which Seller is a party or by which Seller or the Property, or any portion thereof, may be bound.

      (xvi) To Seller's current actual knowledge, Seller has not received written notice or demand from any of the insurers of all or any portion of the Property (or insurers of any activities conducted thereon) to correct or change any physical condition on the Property or any practice of Seller.

      (xvii) To Seller's current actual knowledge, Seller has not received any written notice that the Property is or will be subject to or affected by any moratoria on additional developments or expansions.

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      (xviii) To Seller's current actual knowledge, Seller has received no written notice from any Governmental Authority of (A) any pending or contemplated change in any federal, state or local governmental or private restriction applicable to the Property, (B) any pending or threatened judicial or administrative action applicable to the Property, or (C) any action pending or threatened by adjacent land owners or other persons, which would result in a material adverse change in the condition of the Property, or any part thereof, or in any material way prevent or limit the operation of the Improvements or any part thereof.

      (xix) Seller has not prepared or submitted any plans relating to the development of Seller's Adjacent Property (as described in Section 21 hereof) and has not entered into any agreement or conducted negotiations or discussions with any third party relating to the sale or development of Seller's Adjacent Property.

      (b) As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase "TO SELLER'S CURRENT ACTUAL KNOWLEDGE" or any similar phrase shall mean the current actual, not constructive or imputed, knowledge of Nina Petty and William Knotts.

      (c) Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

      (d) The representations and warranties set forth in this Section 5, as updated by the certification to be delivered by Seller pursuant to Section 8(b)(11) hereof, shall be for the benefit of Buyer and its respective successors and assigns and shall be binding upon Seller and each of its successors and assigns and shall survive the Closing for a period of one (1) year from the date of the Closing after which time they will terminate and be of no further force or effect. Subject to the terms and provisions set forth herein, Seller shall, as Buyer's exclusive remedy, defend, indemnify and hold harmless Buyer and its successors and assigns, from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments should any representation or warranty set forth in this Section 5 prove to have been untrue or inaccurate in any material respect when made. No right of rescission shall be available to Buyer or its successors and assigns if any representation or warranty set forth in this Section 5 shall prove to have been untrue or inaccurate in any material respect when made.

6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option), and in the event that any of the conditions set forth below has not so been fully satisfied or waived, then Buyer shall have the right, in its discretion, to terminate this Agreement by notice to Seller, whereupon this Agreement shall terminate, the Earnest Money shall be returned to

Buyer, and Seller and Buyer shall have no further obligations hereunder except for any obligations which expressly survive the termination of this Agreement:

      (i) All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

      (ii) Seller shall have performed, observed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

      (iii) All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

      (iv) The Title Company's commitment to issue the Owner Policy in the form required by the Title Commitment, as the same may have been supplemented, in the full amount of the Purchase Price.

      (v) The Existing Leases shall be converted to subleases under the Lease or otherwise subordinated to the Lease in the manner described in Section 5(a)(iii) hereof.

      (vi) The Plat (as defined in Section 21 below) has been recorded in the Plat Records of Tarrant County, Texas pursuant to the requirements of Section 21 below.

7. LEASES; WARRANTIES.

      (a) During the term of this Agreement, Seller shall not convey the Property nor enter into any new lease of the Property or similar agreement without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed; provided, however, any such new lease or similar agreement shall comply with the provisions of Section 5(a)(iii) applicable to the Existing Leases.

      (b) At Closing, Seller and Buyer (or a Buyer Affiliate (as defined in
Section 17 below) shall enter into a lease agreement between the Buyer (or a Buyer Affiliate), as landlord, and Seller, as tenant, for the Property in the form attached as EXHIBIT D hereto (the "LEASE"). Refusal by Buyer or Seller to execute the Lease at Closing in the form attached as EXHIBIT D, with such immaterial corrections and conforming changes as may be reasonably required by Buyer or Seller and reasonably acceptable to the other party, shall be deemed a default under this Agreement on the part of the refusing party.

      (c) Seller has delivered or made available to Buyer a copy of each material guaranty or warranty listed in SCHEDULE 4(c)(3) hereof relating to the design or construction of the Improvements (collectively, "WARRANTIES") which are in effect as of the date of Seller's execution of this Agreement and are in Seller's actual possession, or reasonably available to Seller.

8. CLOSING; DELIVERIES.

      (a) The closing ("CLOSING") shall take place at 12:00 noon Fort Worth, Texas time on December 21, 2005 at the offices of the Title Company, or on such other date as may be agreed to in writing by both Seller and Buyer ("CLOSING DATE"), subject, however, to the provisions of Section 21 hereof relating to the extension of the Closing Date.

      (b) At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Buyer:

      (1) a Special Warranty Deed ("DEED") to the Property from Seller, duly executed and acknowledged by Seller and substantially in the form of EXHIBIT E, subject to the Permitted Encumbrances.

      (2) Two (2) original counterparts of an Assignment of Warranties and Permits and Bill of Sale from Seller for the Property, substantially in the form of EXHIBIT F, duly executed by Seller.

      (3) The Title Company's irrevocable commitment to issue a TLTA Owner Policy of Title Insurance ("OWNER POLICY") to Buyer, at Seller's expense, for the Purchase Price insuring that, upon Closing, Buyer is the owner of indefeasible fee simple title to the Property subject only to the Permitted Encumbrances and the standard printed exceptions included in a Texas Standard Form Owner Policy of Title Insurance, and containing, at Buyer's expense, the following endorsements (if available): comprehensive, survey amendment, access and such other endorsements as may be available in Texas. Without limiting the generality of the foregoing, the printed form exception for restrictive covenants must be deleted unless one or more restrictive covenants are included among the Permitted Encumbrances; there must be no exception for rights of parties in possession (except for the Existing Leases and the Lease), and the standard exception for taxes must read: "Standby fees, taxes and assessments by any taxing authority for the year 2006 and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership."

      (4) Seller's affidavit setting forth its U.S. Taxpayer Identification Number, its office address, and its statement that it is not a "foreign person" as defined in Internal Revenue Code Section 1445(f)(3), as amended.

      (5) Four (4) original counterparts of the Lease, duly executed by Seller as tenant thereunder.

      (6) A Memorandum of Lease concerning the Lease, substantially in the form attached hereto as EXHIBIT G, duly executed by Seller. The Memorandum of Lease shall be filed of record by the Title Company immediately after the filing of the Deed by the Title Company.

      (7) An original Secretary's Certificate executed by a secretary of Seller containing resolutions authorizing the sale of the Property and the execution and delivery of the Lease.

      (8) An original incumbency certificate for Seller.

      (9) Original good standing certificates for Seller from the Delaware and Texas Secretaries of State.

      (10) True and correct copies of all documents evidencing or relating to any of the Intangible Personal Property.

      (11) A certification by Seller that all representations and warranties made by Seller in Section 5 of this Agreement are true and correct in all material respects on the date of Closing.

      (12) The REA, duly executed and acknowledged by Seller.

      (13) Possession and occupancy of the Property, subject to the Permitted Encumbrances and the Existing Leases and the Lease.

      (14) Four (4) original counterparts of a closing statement (the "CLOSING STATEMENT") for the purchase and sale of the Property, in form and substance reasonably acceptable to Buyer and Seller; provided, however, Seller will use its good faith efforts to deliver to Buyer a proforma Closing Statement at least three (3) business days prior to Closing.

      (15) An original title affidavit in the form attached hereto as EXHIBIT K and any other customary documents of assurance required by the Title Company to issue the Owner Policy in the form required pursuant to Section 8(b)(3).

      (16) A legal opinion from the General Counsel of Seller, opining as to the due authorization by Seller of the purchase and sale of the Property hereunder and the due authorization, execution and delivery by Seller of the Lease, and a legal opinion from Seller's outside counsel, Murphy Mahon Keffler & Farrier, L.L.P., opining as to the validity and enforceability of the Lease against Seller, which legal opinions shall be in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel, with reasonable and customary qualifications and assumptions.

      (17) Immediately available funds via wire transfer in the amount equal to the basic rent payable under the Lease for the month in which the Closing occurs.

      (18) The certificates of insurance, together with reasonable evidence of payment of the premiums therefor, required under Paragraph 12(b) of the Lease.

      (19) The letter of credit in the amount of $5,000,000 required under Paragraph 44 of the Lease.

      (20) The side letter relating to the Lease in the form attached hereto as EXHIBIT M.

      (21) All other instruments and documents reasonably required by the Title Company to issue the Owner Policy and/or to effectuate this Agreement and the transactions contemplated hereby.

      (c) At Closing, Buyer shall deliver to Seller the following, and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same to Seller:

      (1) Immediately available funds via wire transfer in the amount equal to the Purchase Price less the Earnest Money and any interest earned thereon (subject to any adjustments provided for in this Agreement).

      (2) A certification by Buyer that all representations and warranties made by Buyer in Section 16 of this Agreement are true and correct in all material respects on the date of Closing.

      (3) Four (4) original counterparts of the Lease, duly executed by Buyer as landlord thereunder.

      (4) The Memorandum of Lease duly executed by Buyer.

      (5) Four (4) original counterparts of the Closing Statement.

      (6) The REA, duly executed and acknowledged by Buyer.

      (7) The side letter relating to the Lease in the form attached hereto as EXHIBIT M.

      (8) All other instruments and documents reasonably required by the Title Company to effectuate this Agreement and the transactions contemplated hereby.

9. TAXES; CLOSING COSTS.

      (a) Buyer agrees after the Closing, to the extent reasonably necessary for Seller to continue to prosecute any tax abatement proceedings or to obtain the economic development grants and/or tax incentives described in this Agreement, to reasonably cooperate with Seller, at no cost to Buyer, and also agrees to promptly endorse or pay over to Seller any such abatement amounts, grants and/or incentives for such years received by Buyer.

      (b) Seller and Buyer shall each pay their respective attorney's fees. Seller shall pay the base premium for the Owner Policy, and Buyer may purchase, at its expense, any additional coverage or endorsements in excess of the standard TLTA Owner Policy. Seller shall pay for the

Survey, any transfer taxes relating to the sale of the Property, and any lease appraisal obtained by Seller. Buyer shall pay for any update to the Survey or if Buyer causes a new survey to be prepared. All other escrow and closing costs shall be paid in the customary fashion for transactions in the Fort Worth, Texas area.

      (c) Taxes, operating and maintenance expenses for the Property including, but not limited to, gas, water, electricity and other utility charges, and any other operating expenses and pre-paid expenses shall not be prorated at Closing, since Seller shall be responsible for payment of all such expenses that are attributable to the period prior to Closing as the Seller under this Agreement and payment of all such expenses that are attributable to the period from and after Closing shall be the responsibility of Seller in its capacity as tenant under the Lease, as more particularly provided in the Lease.

10. DISCLAIMER.

      (a) Subject to the representations and warranties of Seller contained in
Section 5 hereof, Buyer expressly acknowledges that the Property is being sold and accepted AS-IS, WHERE-IS AND WITH ALL FAULTS and, except as expressly set forth herein, Seller makes no representations or warranties with respect to the physical condition or any other aspect of the Property, including, without limitation, (i) the structural integrity of any Improvements on the Property,
(ii) the manner, construction, condition, and state of repair or lack of repair of any of such Improvements, (iii) the conformity of the Improvements to any plans or specifications for the Property, including but not limited to any plans and specifications that may have been or which may be provided to Buyer, (iv) the conformity of the Property to past, current or future applicable zoning or building code requirements or the compliance with any other laws, rules, ordinances, or regulations of any government or other body, (v) the financial earning capacity or history or expense history of the operation of the Property,
(vi) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, (vii) the existence of soil instability, past soil repairs, soil additions or conditions of soil fill, susceptibility to landslides, sufficiency of undershoring, sufficiency of drainage, (viii) whether the Property is located wholly or partially in a flood plain or a flood hazard boundary or similar area, (ix) the existence or non-existence of asbestos, underground or above ground storage tanks, hazardous waste or other toxic or hazardous materials of any kind or any other environmental condition or whether the Property is in compliance with applicable laws, rules and regulations, (x) the Property's investment potential or resale at any future date, at a profit or otherwise, (xi) any tax consequences of ownership of the Property, or (xii) any other matter whatsoever affecting the stability, integrity, other condition or status of the Land or any Buildings or other Improvements situated on all or part of the Property (collectively, the "PROPERTY CONDITIONS"), and except as expressly set forth herein, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY AND ALL ACTUAL OR POTENTIAL RIGHTS BUYER MIGHT HAVE REGARDING ANY FORM OF WARRANTY, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE relating to the Property, its Improvements or the Property Conditions, such waiver being absolute, complete, total and unlimited in any way.

      (b) Subject to Seller's representations and warranties set forth in
Section 5 above, Buyer acknowledges that the Property may not be in compliance with all regulations, rules, laws and ordinances that may apply to the Property or any part thereof and the continued ownership, maintenance, management and repair of the Property ("REQUIREMENTS"). Subject to Seller's obligations under the Lease, Buyer shall be solely responsible for any and all Requirements, Property Conditions, and all other aspects of the Property, whether the same shall be existing as of the Closing Date or not. To the fullest extent permitted by law, Buyer hereby waives any and all rights and benefits which it now has, or in the future may have, conferred upon it by virtue of any applicable state, federal, or local law, rule, or regulation as a result of any alleged inaccuracy or incompleteness of the Confidential Information (as defined in the Confidentiality Agreement) or the purchase of the Property, including, without limitation, (i) the provisions of the Deceptive Trade Practices-Consumer Protection Act of the State of Texas, (ii) any other comparable statute of the State of Texas, and (iii) any environmental law, rule, or regulation whether federal, state or local, including, without limitation, the Comprehensive Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) as amended by the Superfund Amendments and Reauthorization Act of 1986, and any analogous federal or state laws, including without limitation, the Texas Solid Waste Disposal Act. With respect to Buyer's waiver of the above, Buyer represents and warrants to Seller that: (a) Buyer is not in a significantly disparate bargaining position; (b) Buyer is represented by legal counsel in connection with the sale contemplated by this Agreement; and (c) Buyer is knowledgeable and experienced in the purchase, operation, ownership, refurbishing and sale of commercial real estate, and is fully able to evaluate the merits and risks of this transaction. As part of the provisions of this
Section 10(b), but not as a limitation thereon, Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, to the extent permitted by law, Buyer hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included in the waivers and matters released as set forth in this Section 10(b) above, subject to the representations and warranties of Seller contained in Section 5 hereof.

      (c) Without limiting the generality of the foregoing, Buyer acknowledges that except with respect to any Seller's representations and warranties set forth in Section 5 above, Seller does not make any representations whatsoever as to the presence or absence of hazardous substances or toxic wastes on the Property, nor as to any disposal or release thereof on the Property at any time. Other than as may arise in connection with a breach of a representation or warranty of Section 5 hereof, BUYER HEREBY KNOWINGLY WAIVES AND RELEASES SELLER FROM ALL CLAIMS THAT BUYER MAY NOW HAVE OR MAY BE ABLE TO ASSERT IN THE FUTURE (INCLUDING, BUT NOT LIMITED TO, ANY ACTIONS BASED ON FEDERAL, STATE OR COMMON LAW AND ANY COST-RECOVERY OR CONTRIBUTION CLAIM OR OTHER PRIVATE RIGHT OF ACTION UNDER

THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, AS AMENDED ("CERCLA"), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, AS AMENDED, THE TEXAS SOLID WASTE DISPOSAL ACT, AS AMENDED, OR ANY OTHER STATE OR FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING ANY CLAIMS BASED ON THE STRICT LIABILITY OR CONCURRENT NEGLIGENCE OF SELLER) REGARDING THE PHYSICAL CHARACTERISTICS OR CONDITION (INCLUDING THE PRESENCE OR RELEASE IN THE SOIL, AIR, STRUCTURES, SURFACE OR SUBSURFACE WATERS, OR ELSEWHERE ON THE PROPERTY, OF HAZARDOUS SUBSTANCES (AS DEFINED BY CERCLA) OR SUBSTANCES THAT HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION, TREATMENT OR REMOVAL), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property.

      Notwithstanding anything to the contrary, all of the terms and provisions of this Section 10 shall survive the Closing.

11. DEFAULT; REMEDIES.

      (a) In the event Buyer fails to close this transaction by the Closing Date, other than due to Seller's default or termination hereof by Buyer pursuant to the applicable provisions hereof, Seller shall be entitled to receive the Earnest Money as liquidated damages as Seller's sole and exclusive remedy, Seller and Buyer agreeing that actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances. This
Section 11(a) shall in no way limit Seller's remedies relating to any claim by Seller arising under Sections 4(c)(1), 4(c)(3), 12 or 15 hereof.

      (b) In the event that the closing of this transaction does not occur by reason of Seller's default hereunder, Buyer may, at its option and as its sole and exclusive remedy, either terminate this Agreement and receive a full and immediate refund of the Earnest Money previously deposited, together with its documented direct costs and expenses incurred in connection with its inspection of the Property and negotiations of the transaction contemplated by this Agreement, not to exceed $100,000.00, or seek to enforce specific performance of this Agreement. In no event shall any consequential damages be recovered by Buyer against Seller arising out of any alleged default under this Agreement.

12. CONFIDENTIALITY. Buyer agrees that the terms and provisions set forth in this Agreement and in any exhibits or schedules attached hereto, including but not limited to, the Lease, shall be deemed Confidential Information under the Confidentiality Agreement. Buyer may disclose any Confidential Information contained herein to Buyer's lender and to the employees, consultants, accountants, investors, partners, and attorneys of Buyer or as required by applicable law in accordance with the Confidentiality Agreement. Buyer agrees to indemnify and hold harmless

Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys' fees) arising out of Buyer's breach of this Section 12.

13. PROPERTY MAINTENANCE. Seller shall maintain the Property from the date of the full execution and delivery of this Agreement until the Closing in substantially the same manner and condition (reasonable wear and tear, casualty, depreciation and obsolescence excepted) as immediately before the full execution and delivery of this Agreement. Except as may be otherwise expressly provided herein, Seller shall not intentionally execute and record any documents in the real property records which result in any liens or other encumbrances on the Property which are not released on or prior to Closing; provided, however, Seller may record that certain Easement for Public Access attached hereto as EXHIBIT J on or prior to the Closing.

14. NOTICES. All notices and other communications provided for herein shall be in writing and shall be sent to the addresses or facsimile numbers set forth below (or such other address or number as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

          If to Seller:  RadioShack Corporation
                         300 RadioShack Circle, MS WF3 - 125
                         Fort Worth, Texas 76102
                         Attn.: Vice President -- Corporate Real Estate
                                Operations
                         Facsimile: (817) 415-2392

                         With a copy to:

                         RadioShack Corporation
                         300 RadioShack Circle, MS CF4-101
                         Fort Worth, Texas 76102
                         Attn.: Vice President and General Counsel
                         Facsimile: (817) 415-6593

                         And with a copy to:

                         E. Brad Mahon
                         Murphy Mahon Keffler & Farrier, L.L.P.
                         500 Main Street, Suite 1200
                         Fort Worth, Texas 76102
                         Facsimile: (817) 877-3668

          If to Buyer:   Kan Am Grund Kapitalanlagegesellschaft mbH
                         c/o WestWind Capital Partners, LP
                         3290 Northside Parkway, Suite 675
                         Atlanta, Georgia 30327
                         Attn: Stephen D. McCarthy
                               L. Clay Adams
                               Jennifer S. Ross

                         Facsimile: (678) 538-9959

                         With a copy to:

                         KanAm Grund Kapitalanlagegesellschaft mbH
                         MesseTurm
                         60308 Frankfurt Am Main
                         Attn: Olivier Catusse, Director
                         Facsimile: 011 49 69 7104 11 600

                         And with a copy to:

                         King & Spalding, LLP
                         191 Peachtree Street, NE
                         Atlanta, Georgia 30303
                         Attn: W. Clay Gibson, Esq.
                         Facsimile: (404) 572-5148

          If to Title
          Company:       Republic Title of Texas, Inc.
                         420 Throckmorton Street, Suite 640
                         Fort Worth, Texas 76102
                         Attn: Stephanie Hayes
                         Facsimile: (817) 654-0008

Notices shall be sent by (i) U. S. registered or certified mail, postage prepaid, return receipt requested, (ii) reputable overnight delivery service providing proof of receipt, or (iii) hand delivery, or (iv) legible facsimile transmission sent to the intended addressee at the addresses and/or numbers set forth above, in which case they shall be deemed delivered on the date of actual delivery to said offices or on the date of refusal to accept delivery, in the case of (i), (ii) or (iii) above, or on the date of the facsimile transmission (or the next business day if transmitted later than 5:00 p.m. in the recipient's time zone), provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (i), (ii) or (iii) above. Any notice delivered pursuant to clause (i), (ii) or (iii) above that is actually received or deemed received pursuant to the foregoing provisions after 5:00 p.m. (in the recipient's time zone) shall be deemed received on the next business day. Either party may by written notice to the other party given as provided hereunder change its address or facsimile number for service of Notice to any other address or number. Any address so designated shall include a street address for courier delivery.

15. BROKERS. Seller and Buyer represent and warrant to each other that neither party has engaged any agent, broker, or other similar party in connection with this transaction except Eastdil Realty Company, L.L.C. ("BROKER"), which represents Seller. Seller shall pay to Broker a commission pursuant to separate agreement. Each party agrees to indemnify and hold the other harmless from the claims of any other agent, broker, or other similar party claiming by, through, or under the indemnifying party. Buyer has been and is advised that it should have the abstract covering the Property examined by an attorney of its selection or that it should be furnished with a policy of title insurance. By signing this Agreement, Buyer acknowledges that it has been so advised in compliance with The Texas Real Estate License Act. The provisions of this Section 15 shall survive the Closing or any termination of this Agreement.

16. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants that:

      (a) Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany, and has or will have by Closing, all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized. This Agreement, and all other agreements executed in connection herewith, have been duly executed and delivered by Buyer, and are legally valid obligations of Buyer, enforceable in accordance with their terms.

      (b) The execution and delivery of this Agreement and all related agreements and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or, as of the Closing, result in the breach of any material terms or provisions of, or constitute a default under, or, as of the Closing, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing. Except as follows in this Section 16(b), no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms. Notwithstanding the foregoing, on or after the Effective Date, Buyer shall request the approval of the transactions described herein from (a) the Supervisory Board of the Fund and (b) M.M. Warburg & Co KGaA, acting as the Depositary Bank of the Fund under the German law known as the Investmentgesetz. If, prior to the expiration of the Feasibility Period, Buyer notifies Seller in writing that the transactions described herein have been disapproved by the persons or entities referred to in the preceding sentence, then the Earnest Money will be refunded in full to Buyer and thereupon this Agreement will be null and void and of no further force and effect whatsoever, except as set forth in Sections 4(c)(1), 4(c)(3), 12 and 15.

      (c) Buyer hereby acknowledges that, as of the Effective Date, Buyer has been advised in writing that Buyer should have an abstract covering the Land examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.

      (d) Buyer is not: (i) a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as defined in
Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "PLAN"); (ii) a "governmental plan" as defined in
Section 3(32) of ERISA; or (iii) a "party in interest," as defined in Section 3(14) of ERISA, to a Plan, except with respect to plans, if any, maintained by Buyer, nor do the assets of

Buyer constitute "plan assets" of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101. Buyer is acting on its own behalf and not on account of or for the benefit of any Plan. Buyer has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA. Buyer shall not assign its interest under this Agreement to any entity, person or Plan which will cause a violation of ERISA.

17. ASSIGNMENT. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent thereto by Seller; provided, however, Buyer may assign or transfer such rights and obligations to (x) any entity in which Buyer holds a majority of equity interests, directly or indirectly (any such entity, a "BUYER AFFILIATE"), without the consent of Seller, or (y) any entity approved by Seller. No assignment or transfer by Buyer will be permitted if such assignment or transfer would, in Seller's opinion, cause this transaction to violate any provision of applicable law, including, without limitation, ERISA. Buyer contemplates assigning this Agreement on or before the Closing to a special purpose Delaware limited partnership to be formed by Buyer as a Buyer Affiliate, and such Delaware limited partnership will acquire the Property pursuant to this Agreement and enter into the Lease at the Closing. Seller shall not assign or transfer all or any portion of its rights or obligations under this Agreement.

18. RISK OF LOSS.

      (a) In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement will remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Buyer all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. Seller agrees to maintain the insurance currently in place with respect to the Property during the term of this Agreement. In the event that Seller elects to perform repairs upon the Property, Seller will use reasonable efforts to complete such repairs promptly and the date of Closing will be extended a reasonable time (but not more than thirty (30) days) in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price will be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property will pass to Buyer.

      (b) In the event of a "major" loss or damage, either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the Earnest Money will be returned to Buyer. If neither Seller nor Buyer elects to terminate this Agreement within ten (10) days after Seller sends Buyer written notice of the occurrence of major loss or damage, then Seller and Buyer will be deemed to have elected to proceed with Closing, in which event Seller will, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the portion of the Property in question. In the event that Seller elects to perform repairs upon the Property, Seller will use reasonable efforts to complete such repairs promptly and the date of Closing will be extended for a reasonable period of time not to exceed one hundred twenty (120) days in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase

Price will be reduced by an amount equal to the deductible amount under Seller's insurance policy.

      (c) For purposes of Sections 18(a) and (b), "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the portion of the Property in question to a condition substantially identical to that of the premises prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Buyer, equal to or greater than $3,000,000.00, (ii) loss or damage constituting a basis for Seller, in its capacity as tenant under the Lease, to terminate the Lease (unless such right to terminate is waived or not timely exercised) or to be entitled to an abatement of rent under the Lease or
(iii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

19. MISCELLANEOUS.

      (a) This Agreement shall be governed by the laws of the State of Texas and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

      (b) This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition by Buyer shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement.

      (c) Time is of the essence of this Agreement. Whenever a date specified in this Agreement falls on a Saturday, Sunday, or federal holiday, the date will be extended to the next business day.

      (d) The headings preceding the text of the sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      (e) This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement and on any written notice delivered pursuant hereto. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

      (f) All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

      (g) Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and of Buyer made hereunder shall survive the Closing and delivery of the Deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein must be commenced within one (1) year after the Closing or any claim based thereon shall be deemed irrevocably waived provided that this Section 18(g) shall not be deemed to modify or affect or limit the survival of any separate representations in the Lease. Unless expressly made to survive, all obligations and covenants of Seller contained herein shall be deemed to have been merged into the Deed and shall not survive the Closing.

      (h) To enable Seller to make the conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests affecting the issuance of the Owner Policy and/or Buyer's lender's title policy, provided that provision reasonably satisfactory to the Title Company is made for prompt recording of all instruments required in accordance with conveyancing practice in the jurisdiction in which the Property is located.

      (i) Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such prohibition or unenforceability. To the extent permitted by applicable law, each party hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      (j) The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

      (k) Subject to the Confidentiality Agreement, this Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

      (l) Seller and Buyer, at the cost and expense of the requesting party (except as otherwise set forth in this Agreement to the contrary), will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the other reasonably may request from time to time to carry out more effectively the intent and purposes of this Agreement.

      (m) In the event that litigation is instituted by one party against the other in connection with this Agreement, the prevailing party shall be entitled to reimbursement from the other party for all of its reasonable attorneys' fees and expenses.

20. REA. Seller and Buyer agree to execute, deliver and record at Closing the Reciprocal Easement Agreement with Covenants, Conditions and Restrictions in the form attached hereto as EXHIBIT H (the "REA"), with such immaterial corrections and conforming changes as may be reasonably required by Seller or Buyer and reasonably acceptable to the other party.

21. PLATTING. Buyer acknowledges that Seller is in the process of replatting the Property and Seller's Adjacent Property. A preliminary plat of the Property and the two adjacent parcels to be retained by Seller ("SELLER'S ADJACENT PROPERTY") has been or will be submitted to the City of Fort Worth, Texas, copies of which were delivered to Buyer pursuant to the Confidentiality Agreement and are attached hereto as EXHIBIT L (the plat of the Property may be referred to herein as the "PLAT"). Buyer acknowledges that it has reviewed and approved such preliminary plat of the Property and Seller's Adjacent Property. Buyer agrees to reasonably cooperate with Seller (including the execution of any necessary documents) to cause the Property to be fully and finally platted in accordance with the terms of this Section 21 and the applicable ordinances, rules, regulations, requirements and procedures of the City of Fort Worth and/or other Governmental Authorities ("CITY AUTHORITIES"), in the form approved by Seller and Buyer, in as expeditious a manner as is reasonably practicable, but at no cost to Buyer. Seller shall pay all application fees and other charges payable in order to initiate and complete the platting process required by City Authorities to be paid in connection therewith. If amendments to the Plat are required by City Authorities, Seller will submit such changes to Buyer for Buyer's approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, in no event shall the single lot that includes the Land and all Improvements be further subdivided without the prior approval of Buyer, which approval may be granted or withheld in Buyer's sole discretion. Seller agrees to use its reasonable best efforts to obtain final approval of the Plat by the City Authorities and record that Plat as soon as possible after the Effective Date and prior to December 21, 2005. Promptly after final approval of the Plat by the City Authorities, Seller shall cause the Plat to be recorded in the Plat Records of Tarrant County, Texas. Seller will keep Buyer fully informed of the status of such final approval and recording of the Plat and will notify Buyer promptly upon receipt of such final approval and recording of the Plat. If the Plat has not been finally approved by the City Authorities and recorded at least three (3) business days prior to the scheduled Closing Date of December 21, 2005, then the Closing and the Closing Date shall be extended automatically until the third (3rd) business day after such final approval and recording of the Plat; provided, however, if such final approval and recording of the Plat has not occurred by July 1, 2006, then this Agreement shall automatically terminate as of July 1, 2006, unless otherwise agreed by the parties in their sole discretion, and the Earnest Money shall be returned in full to Buyer and neither party will have any further obligations one to the other except as set forth in Sections 4(c)(1), 4(c)(3), 12 and 15 and any remedies Buyer may have under Section 11(b) hereof if Seller has defaulted under this Section 21. Notwithstanding anything to the Contrary, if the Plat is not finally approved and recorded on or before January 31, 2006, Buyer may terminate this Agreement at its sole option by delivering written notice to Seller any time thereafter and prior to such final approval and recording of the Plat, in which case Buyer shall be entitled to a full refund of the Earnest Money and neither party will have any further obligations one to the other except as set forth in Sections 4(c)(1), 4(c)(3), 12 and 15 and any remedies Buyer may have under Section 11(b) hereof if Seller has defaulted under this Section 21.

22. ESCROW AGREEMENT.

      (a) The Title Company has agreed to act as escrow agent for the convenience of the parties without fee or other charges for such services as escrow agent. The Title Company will not be liable: (i) to any of the parties for any act or omission to act except for its own gross negligence, bad faith or willful misconduct; (ii) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by the Title Company or exchanged by the parties hereunder, whether or not the Title Company prepared such instrument (except for the Commitment, the Owner Policy of any mortgage title policy); (iii) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution, unless the Title Company fails to move such funds to another financial institution in accordance with joint written instructions from Seller and Buyer to the Title Company, (iv) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by the Title Company, has instructed the Title Company to comply with such time limit; or (v) for the default, error, action or omission of either Seller or Buyer to the escrow. The Title Company will be entitled to rely, in good faith, on any document or paper received by it, believed by the Title Company, in good faith, to be bona fide and genuine.

      (b) In the event of any dispute as to the disposition of the Earnest Money or any other monies held in escrow, the Title Company will give written notice to all parties advising same that, in the absence of written instructions signed by both Purchaser and Seller received within the next ten (10) days, the Title Company may interplead the Earnest Money by filing an interpleader action in the Superior Court of Tarrant County, Texas (to the jurisdiction of which both parties hereby consent) or may continue to hold the Earnest Money and take no action until the Title Company receives such joint written instructions or an order of a court as to the disposition of same. If the Title Company receives the aforesaid written instructions, it will continue to hold the Earnest Money pursuant to such written instructions. If the Title Company does not receive the aforesaid written instructions, it may pay into the registry of the court the Earnest Money and any other monies held in escrow or may continue to hold the Earnest Money and take no action until the Title Company receives such joint written instructions or an order of a court as to the disposition of same, whereupon the Title Company will be relieved and released from any further liability as escrow agent hereunder. The Title Company will not be liable for the Title Company's compliance with any legal process, subpoena, writs, orders, judgments and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

                           [SIGNATURE PAGES ATTACHED]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                             SELLER:     RadioShack Corporation, a
                                         Delaware corporation

                                         By: /s/ Martin O. Moad
                                             -----------------------------------
                                         Name: Martin O. Moad
                                         Title: Vice President and Treasurer

                 [Signature page to Purchase and Sale Agreement]

                                    BUYER:  KAN AM GRUND
                                    KAPITALANLAGEGESELLSCHAFT
                                    MBH, a German limited liability company, for the benefit of a German open-end real estate fund sponsored by Kan Am Grund Kapitalanlagegesellschaft mbH

                                    By: /s/ Carmen Reschke
                                        ---------------------------------------
                                    Name: Carmen Reschke
                                    Title: Managing Director

                                    By: /s/ Olivier Catusse
                                        ---------------------------------------
                                    Name: Olivier Catusse
                                    Title: Director

                 [Signature page to Purchase and Sale Agreement]

                              Title Company Joinder

By its execution below, Title Company acknowledges its receipt of a copy of this Agreement and of the Earnest Money in the amount of $5,000,000.00, and agrees to hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement.

                                                   REPUBLIC TITLE OF TEXAS, INC.

                                                   By: /s/ Stefanie Hayes
                                                      --------------------------
                                                   Name: Stefanie Hayes
                                                        ------------------------
                                                   Title: Escrow Officer
                                                         -----------------------
                                      -27-

List of Exhibits

Exhibit A                  -        Legal Description of Property
Exhibit B                  -        Existing Leases
Exhibit C                  -        Certificates of Occupancy
Exhibit D                  -        Form of Lease
Exhibit E                  -        Form of Special Warranty Deed
Exhibit F                  -        Form of Assignment of Warranties and Permits
Exhibit G                  -        Form of Memorandum of Lease
Exhibit H                  -        Form of Reciprocal Easement Agreement
Exhibit I                  -        Title Commitment
Exhibit J                  -        Easement for Public Access
Exhibit K                  -        Seller's Title Affidavit
Exhibit L                  -        Preliminary Plat
Exhibit M                  -        Form of Side Letter

List of Schedules

4(c)(3)                    -        List of Documents

                                    EXHIBIT A

                             Description of Property

      Being an 18.668 acre tract of land, and being a portion of Lot 1, Block 1, RadioShack Addition to the City of Fort Worth according to the plat thereof recorded in Cabinet A, Slide 8291, Plat Records, Tarrant County, Texas, and also being all of Lot 1, Block 1, RadioShack Addition, an Addition to the City of Fort Worth, Tarrant County, Texas, being shown on the plat attached to this Agreement as Exhibit L.

                                    EXHIBIT B

                                 Existing Leases

      1. Lease Agreement by and between RadioShack Corporation as landlord, and EECU as tenant, dated effective as of November 15, 2004.

      2. Lease Agreement by and between RadioShack Corporation as lessor and Circle R Media, L.L.C. as lessee, dated effective December 31, 2003.

                                    EXHIBIT C

                            Certificates of Occupancy

                               (Follows this Page)

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0886422
Legal Description: RADIOSHACK ADDITION BLOCK 1 LOT 1

Street Address: 300 RADIOSHACK CIR                              Date: 06/05/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a OFFICE

                                  BUILDING USE

Permit No. PB03-09842

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy-Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as-H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units     Comment
-----     --------     -------------     -----------------     -------     -------
B                           2145                I-B               0        bldg A.
                               0
              0

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP          :300 RADIOSHACK CIR FORT WORTH TX        76102

Building Official: AL GODWIN     ,CBO    Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0886422
Legal Description: RADIOSHACK ADDITION BLOCK 1 LOT 1

Street Address: 300 RADIOSHACK CIR                              Date: 06/05/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a OFFICE

                                  BUILDING USE

Permit No. PB03-09849

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units     Comment
-----     --------     -------------     -----------------     -------     -------
B                           2107                I-B               0        BLDG B
                               0
              0

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP         : 300 RADIOSHACK CIR FORT WORTH TX        76102

Building Official: AL GODWIN    ,CBO     Code Compliance Approval:

Issued By: MC GOWEN/TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0886422
Legal Description: RADIOSHACK ADDITION BLOCK 1 LOT 1

Street Address: 300 RADIOSHACK CIR                              Date: 06/05/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a OFFICE

                                  BUILDING USE

Permit No. PB03-09857

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units     Comment
-----     --------     -------------     -----------------     -------     -------
B                           1752               l-B                0        Bldg C
                               0
              0

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP          :300 RADIOSHACK CIR FORT WORTH TX        76102

Building Official: AL GODWIN     ,CBO    Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0886422
Legal Description: RADIOSHACK ADDITION BLOCK 1 LOT 1

Street Address: 300 RADIOSHACK CIR                              Date: 06/05/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a OFFICE

                                  BUILDING USE

Permit No. PB03-09864

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances, (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units     Comment
-----     --------     -------------     -----------------     -------     -------
B                           3093                I-B               0        BLDG D
                               0
             0

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP          :300 RADIOSHACK CIR FORT WORTH TX        76102

Building Official: AL GODWIN     ,CBO        Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0886422
Legal Description: RADIOSHACK ADDITION BLOCK 1 LOT 1

Street Address: 400 W BELKNAP ST                                Date: 05/19/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a OFFICE

                                  BUILDING USE

Permit No. PB05-02860

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units           Comment
-----     --------     -------------     -----------------     -------     --------------------
B                            24                 IIB               0        NO SEPARATED "M" USE

Occupant: _STARBUCKS

Owner: RADIO SHACK CORP           :300 RADIOSHACK CIR FORT WORTH TX       76102

Building Official: AL GODWIN      ,CBO       Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0265484
Legal Description: LAND 500 ADDITION, LOT 23, 24 & 27

Street Address: 400 W BELKNAP ST                                Date: 05/19/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a RETAIL STORE

                                  BUILDING USE

Permit No. PB03-01697

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units     Comment
-----     --------     -------------     -----------------     -------     -------
Ml                          104                 IB                1
A-2                         100                 IB
A-3          84              IB

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP               :FORT WORTH TX             76102

Building Official: AL GODWIN          ,CBO        Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

     CITY OF FORT WORTH - DEVELOPMENT DEPARTMENT - FIELD OPERATIONS DIVISION

                            CERTIFICATE OF OCCUPANCY

                                                                CO No. T0930293
Legal Description: FIELDS HILLSIDE ADDITION, LOT NONE, BLOCK K

Street Address: 350 N HENDERSON ST                              Date: 06/05/2005

Building, Room, Area:

Upon reviewing the City of Fort Worth Zoning records on the date of application, it was determined the above land is zoned H. This land can be used as a PARKING GARAGE-OPEN

                                  BUILDING USE

Permit No. PB03-01700

I have inspected this (building) (room) (area) and find that as defined by the City of Fort Worth Building Code and, when used by such Occupancy
Classification, will comply with all pertinent laws and ordinances. (Annotate high-piled combustible storage as -H.) The property will have the following classification:

Group     Division     Occupany Load     Type Construction     # Units        Comment
-----     --------     -------------     -----------------     -------     --------------
S-2                         3170                IB                1        parking garage
F-1                           57                IB                         central plant
S-1          110              IB                                           storage

Occupant: RADIO SHACK CORP

Owner: RADIO SHACK CORP          :FORT WORTH TX               76102

Building Official: AL GODWIN     ,CBO            Code Compliance Approval:

Issued By: MC GOWEN//TS

The City of Fort Worth cannot and does not in any way represent, advise, or guarantee that your compliance with the building code will prevent liability for violations of the Americans with Disabilities act.

  The Building Code requires that this certificate be posted in a conspicuous place on the premises.

                                    EXHIBIT D

                                  Form of Lease

                               (Follows this Page)

                                      LEASE

                                     BETWEEN

                              ---------------------

                                  AS LANDLORD,

                                       AND


                             RADIOSHACK CORPORATION,

                                    AS TENANT

                        DATED AS OF ______________, 2005

                                                                                                                PAGE

1.       Demise of Premises.......................................................................................1

2.       Title and Condition......................................................................................2

3.       Use of Premises..........................................................................................2

4.       Term.....................................................................................................2

5.       Rent.....................................................................................................3

6.       Net Lease; Non-Terminability.............................................................................3

7.       Taxes and Assessments; Compliance with Law; Environmental Matters........................................5

8.       Indemnification..........................................................................................8

9.       Liens....................................................................................................9

10.      Maintenance and Repair...................................................................................9

11.      Alterations.............................................................................................11

12.      Insurance...............................................................................................13

13.      Casualty................................................................................................16

14.      Condemnation............................................................................................17

15.      Termination of Lease Following Major Casualty or Condemnation...........................................18

16.      Assignment and Subletting...............................................................................19

17.      Financial Statements....................................................................................20

18.      Permitted Contests......................................................................................22

19.      Default Provisions......................................................................................23

20.      Additional Rights of Landlord...........................................................................26

21.      Notices, Demands and Other Instruments..................................................................27

22.      Transfer by Landlord....................................................................................28

23.      Mortgaging by Landlord..................................................................................28

24.      Estoppel Certificates...................................................................................30

25.      No Merger...............................................................................................30

26.      Surrender...............................................................................................30

27.      Severability............................................................................................31

28.      Savings Clause..........................................................................................31

29.      Binding Effect..........................................................................................31

30.      Memorandum of Lease.....................................................................................31

31.      Table of Contents; Headings.............................................................................31

32.      Governing Law...........................................................................................31

33.      Certain Definitions.....................................................................................32

34.      Assignment of Intangibles...............................................................................33

35.      Representation and Warranties...........................................................................32

36.      Exhibits................................................................................................34

37.      Quiet Enjoyment.........................................................................................34

38.      Easements...............................................................................................34

39.      Right of First Offer....................................................................................35

40.      Naming and Signing Rights...............................................................................38

41.      Brokers.................................................................................................38

42.      Force Majeure...........................................................................................38

43.      Exculpatory Clause......................................................................................38

44.      Letter of Credit ...................................................................................... 38

45.      Waiver of Landlord Liens................................................................................41


                                    EXHIBITS

Exhibit 1.1           Legal Description

Exhibit 5             Basic Rent

Exhibit 9             Permitted Exceptions

Exhibit 23            Subordination, Non-Disturbance and Attornment Agreement

Exhibit 24-1          Estoppel Certificate

Exhibit 24-2          Estoppel Certificate

Exhibit 30            Memorandum of Lease

Exhibit 35            Tenant Representations and Warranties

                                      LEASE

      This LEASE, dated as of _______________, 2005, between __________
___________, a(n) ____________________ (herein, as further defined in
Subparagraph 33(d), called "LANDLORD"), having an address at _____________, and RADIOSHACK CORPORATION, a Delaware corporation (herein called "TENANT"), having an address at 300 RadioShack Circle, Fort Worth, Texas 76102-1964.

      NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and intending to be legally bound, the parties agree as follows:

      1.    DEMISE OF PREMISES.

            In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises and lets to Tenant, and Tenant hereby lets from Landlord, for the Term herein described, the premises (herein called the "PREMISES") consisting of:

            1.1 That parcel of land containing approximately 18.688 acres, with the corresponding legal description and address listed on EXHIBIT 1.1 attached hereto and made a part hereof, together with all of Landlord's right, title and interest, if any, in and to all easements, rights of way, appurtenances, strips and gores of land, water rights and other interests, rights and benefits thereunto belonging, and to all public or private streets, roads, avenues, alleys, or passageways, open or proposed, on or abutting the parcel of land, and to any award made to or to be made in lieu thereof, and in and to any award for damage to the parcel of land or any part thereof by reason of a change of grade in any street, alley, road or avenue, as aforesaid (collectively, the "LAND"). For purposes of this Lease, the Land shall not include any mineral rights or interest in, to or underlying the Land.

            1.2 All buildings on and other improvements now or hereafter located on, over or to the Land, including a five building office campus containing approximately 875,694 square feet (the "BUILDINGS"); a 2,362 space structured garage and all parking areas on the Land; all landscaped and hardscaped areas and features; and Landlord's right, title and interest in all systems, building fixtures, amenities, facilities, machinery and equipment used in the operation of the facility and other improvements, conduits, ducts, hot water heaters, oil burners, domestic water systems, and installations including those used to provide fire protection, heat, exhaust, ventilation, air conditioning, electrical power, security, light, plumbing, refrigeration, gas, sewer and water thereto, all elevators, escalators, canopies, and the physical structure of all signs (excluding any right to use any trade names, trademarks or service marks of Tenant depicted on the signs), which are used for the operation of the Buildings (collectively, the "IMPROVEMENTS"); but, excluding Tenant's trade fixtures, office equipment (including audio/video meeting and conferencing equipment), furniture, signs, decorations, furnishings, interior and exterior artwork, except for items of personal property used in the operation of the Improvements (all such personal property and trade fixtures, together with Severable Additions (as defined in Subparagraph 11(d)), being referred to as "EXCLUDED FIXTURES"), which are and shall remain the sole property of Tenant.

      2.    TITLE AND CONDITION.

            (a) The Premises are demised and let subject to (i) the rights of any parties in possession and the existing state of the title as of the commencement of the Term of this Lease, including the Permitted Exceptions (as defined in EXHIBIT 9), (ii) any state of facts which an accurate survey or physical inspection thereof might show, (iii) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any Governmental Authority (as defined in Subparagraph 33(b)) having jurisdiction, and (iv) the condition of the Buildings, and other Improvements located thereon, as of the commencement of the Term of this Lease, without representation or warranty by Landlord. Tenant represents that it is in possession of the Premises and is fully familiar with the Premises in all respects, having owned the Premises immediately prior to the commencement of the Term of this Lease and having caused the construction of the Improvements thereon. Tenant further represents that it has examined the title to, zoning of and other restrictions applicable to, and the condition of, the Premises and has found the same to be satisfactory to it. Tenant has unconditionally accepted the Premises in all respects.

            (b) During the Term, Tenant shall retain all economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Tenant by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority.

      3.    USE OF PREMISES.

            Subject to applicable Legal Requirements (as defined in Subparagraph 33(f)) and Subparagraph 7(e)(iv), Tenant may use the Premises for general office use, including executive, managerial, administrative and sales offices, media and broadcast production, cafeteria, training and testing facilities, retail sales activities, employee fitness center, employee related services, parking, and uses ancillary thereto, and otherwise in conformity with this Lease, but for no other purposes.

      4.    TERM.

            Subject to the terms and conditions hereof, Tenant shall have and hold the Premises for an interim term (herein called the "INTERIM TERM") commencing on the date hereof and continuing until the last day of the calendar month in which the date hereof occurs (provided that if the Lease commences on the first day of a calendar month there shall be no Interim Term) and a primary term (herein called the "PRIMARY TERM") commencing on the first day of the first calendar month following the date hereof (except if this Lease commences on the first day of a calendar month, the Primary Term shall commence on said first day), and continuing for twenty (20) years. Tenant shall have the option to extend this Lease for four (4) consecutive terms of five (5) years each (herein individually called an "EXTENDED TERM" and, together with the Interim Term, if any, and the Primary Term, called the "TERM"), unless this Lease shall expire or be sooner terminated pursuant to the terms hereof. In the event Tenant elects to extend the Term for an Extended Term, Tenant shall give a written notice to Landlord (an "EXTENSION NOTICE") no later than twelve (12) months prior to the then-scheduled expiration of the Term. Upon the giving of an Extension Notice, the Term shall be automatically extended for such Extended Term on the terms and conditions provided in this Lease, except that Tenant shall have no further option to extend the Term beyond said four (4) additional periods of five (5) years each. Upon the request of Landlord or Tenant, the parties hereto will execute and exchange an instrument in recordable form setting forth any extension of the Term in accordance with this Paragraph 4. If (i) an Event of Default shall exist as of the giving of the Extension Notice, or (ii) Tenant does not timely give an Extension Notice in accordance with the provisions of this Paragraph 4, then, unless Landlord and Tenant otherwise agree in writing, Tenant shall thereafter have no right to extend the Term for the subject or any succeeding Extended Term.

      5.    RENT.

            (a) Tenant covenants to pay to Landlord, as rent for the Premises during the Interim Term, the Primary Term and each Extended Term of this Lease (if Tenant extends the Term in accordance with Paragraph 4) the amounts set forth on EXHIBIT 5 attached hereto (herein called the "Basic Rent") in monthly installments, in advance, on the first day of each calendar month (herein called the "BASIC RENT PAYMENT DATES") by wire or other electronic transfer of immediately available funds to the Landlord at the address set forth above or to such other person or such other place or account as Landlord from time to time may designate to Tenant in writing; provided, Landlord may designate to Tenant in writing that all but not less than all of the monthly Basic Rent be paid directly to a Mortgagee (as defined in Subparagraph 23(a)) or an institutional payment agent.

            (b) Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (herein called "ADDITIONAL RENT"). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant further covenants to pay to Landlord on demand interest on all Basic Rent and Additional Rent due to Landlord from the date due until such amount is paid in full at the per annum rate of interest (the "DEFAULT RATE") equal to the annual "prime rate" identified in the "Money Rates" column in the Wall Street Journal (the "PRIME RATE") plus four percent (4%), but in no event shall the Default Rate exceed the maximum rate permitted by law. If the Wall Street Journal is no longer published or the Wall Street Journal discontinues publication of the "prime rate," then Landlord shall designate a reasonably comparable source to identify the Prime Rate.

      6.    NET LEASE; NON-TERMINABILITY.

            (a) This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Basic Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises and the business carried on therein, unless otherwise expressly provided to the contrary in this Lease. Any amount or obligation relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by

      Tenant at Tenant's expense. Basic Rent and Additional Rent shall be paid by Tenant without notice or demand (except as expressly provided herein), setoff, counterclaim, abatement, suspension, deduction or defense; provided, however, that overpayments of Basic Rent or Additional Rent, as reasonably substantiated in writing by Tenant, shall be subject to a right of offset against subsequent payments of Basic Rent or Additional Rent.

            (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided to the contrary in Paragraph 15), nor shall Tenant be entitled to any abatement of rent, nor shall the obligations of Tenant under this Lease be affected, by reason of any of the following: (i) the condition of the Premises at the commencement of the Term; (ii) any damage to or destruction of all or any part of the Premises from whatever cause regardless of whether the Improvements may be rebuilt following such damage or destruction to be the same as they were before such event because of applicable Legal Requirements or otherwise; (iii) the taking of the Premises or any portion thereof by condemnation, eminent domain, requisition or otherwise; (iv) the prohibition, limitation or restriction of Tenant's use or occupancy of all or any part of the Premises, or any interference with such use or occupancy; (v) any eviction by paramount title or otherwise; (vi) Tenant's acquisition or ownership of all or any part of the Premises, except as expressly provided herein; (vii) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant may be parties; or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Basic Rent and the Additional Rent shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected in all events, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything to the contrary contained above in this Paragraph 6, Tenant retains a separate and independent right to sue Landlord or seek equitable remedies against Landlord with respect to any claim Tenant may have against Landlord in any way relating to this Lease or the Premises; provided, however, any judgment, order or injunctive or equitable relief granted in favor of Tenant shall not abate, be set off against, reduce or otherwise affect Tenant's obligation to pay Basic Rent or Additional Rent or terminate this Lease or reduce or otherwise affect any of Tenant's obligations hereunder.

            (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding, so long as Tenant is undisturbed in its right to occupy and use the Premises.

            (d) Tenant waives, to the extent permitted by law, all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent or Additional Rent.

      7.    TAXES AND ASSESSMENTS; COMPLIANCE WITH LAW; ENVIRONMENTAL MATTERS.

            (a) Subject to Paragraph 18 below, Tenant shall pay or discharge all Impositions (as defined in Subparagraph 33(c)) when due. Notwithstanding the foregoing provision of this Subparagraph 7(a), Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, net income or excess profits taxes of Landlord hereunder (other than (i) transfer and documentary taxes, if any, recording fees, or similar charges payable in connection with a conveyance to Tenant pursuant to this Lease, the execution of this Lease or the recording of any memorandum or notice of this Lease, and (ii) any such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition). Tenant agrees to furnish to Landlord, within thirty (30) days after written request therefor, evidence of the payment of all Impositions. Subject to Paragraph 18 below, Tenant shall pay all Taxes (as defined in Subparagraph 33(c)) and charges for utilities consumed on the Premises which become due during the Term (even if such Taxes and charges accrued or pertain to a period prior to the commencement of the Term) and also all Taxes which are allocable to the period prior to the expiration of the Term and charges which relate to utilities consumed during the Term even if payable after the expiration or earlier termination of the Term. Taxes shall be prorated at the end of the Term, and Tenant shall pay its estimated share of unpaid Taxes which will accrue through the end of the Term with the last installment of Basic Rent due hereunder (such share to be reprorated upon issuance of the actual bill therefor and adjustment payments made by the parties as necessary to adjust payments made pursuant to the reproration). In the event that any special assessment levied or assessed against the Premises during the Term hereof may be legally paid in installments, Tenant shall have the option to pay such special assessment in installments. In such event, Tenant shall be liable only for those installments of the special assessment, and any accrued interest and penalties relating thereto, which become due and payable prior to the expiration of the Term.

            (b) Tenant shall pay all Taxes prior to the past due date thereof and give evidence of payment of each such item to Landlord no later than twenty (20) Business Days following the past due date thereof.

            (c) Landlord agrees, to the extent reasonably necessary for Tenant to continue to prosecute any tax abatement proceedings or to obtain any economic development grants and/or tax incentives granted to Tenant by any Governmental Authority, to reasonably cooperate with Tenant, at no cost to Landlord, and also agrees to promptly endorse or pay over to Tenant any such abatement amounts, grants and/or incentives for such years received by Landlord.

            (d) Tenant shall, at its expense, make all payments required under and otherwise comply with, cause the Premises to comply with, and cause the use of the Premises to comply with, all Legal Requirements, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.). Tenant shall, at its expense, comply with all changes required in order to obtain and maintain the Required Insurance (as defined in Paragraph 12), and comply with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease and included in the Permitted Exceptions or thereafter created pursuant to the express provisions of this Lease. Each party shall provide the other party(ies) with notice as soon as reasonably possible of any written complaints from any Governmental Authority pertaining to any alleged violation of any Legal Requirements and/or the commencement of any proceedings or investigation (of which the notifying party has knowledge) under any Legal Requirements affecting or pertaining to the Premises.

            (e) Tenant shall:

                  (i) Not cause, suffer or permit any Hazardous Material (as defined below) to exist on or be discharged from or be released at the Premises in violation of Environmental Laws (as defined below) (whether originating thereon or brought onto the Premises by third parties), and shall promptly: (A) remove, remediate and dispose of any such Hazardous Material in compliance with all Environmental Laws, (B) pay any claim against Tenant, any Indemnified Party (as defined below) or the Premises arising therefrom, (C) remove any charge or lien upon any of the Premises relating thereto, (D) prior to the expiration or earlier termination of this Lease, remove and dispose of all Hazardous Material which then exists on the Premises, in compliance with all Environmental Laws, and (E) without limitation of the foregoing comply, at its sole cost and expense, during the Term in all respects with all Environmental Laws applicable to the Premises in regard to all Hazardous Materials.

                  (ii) Notify Landlord in writing of any Hazardous Material
            (other than Hazardous Material stored or transported to or from the Premises in the ordinary course of Tenant's or Tenant's sublessee's business and in compliance with all Environmental Laws) that exists on or is discharged from or onto or released at the Premises (whether originating thereon, placed thereon by third parties or migrating to the Premises from other property) within twenty (20) days after Tenant first has actual knowledge of such existence or discharge.

                  (iii) DEFEND (WITH COUNSEL SELECTED BY TENANT AND REASONABLY
            ACCEPTABLE TO LANDLORD), INDEMNIFY AND HOLD HARMLESS LANDLORD, ANY MORTGAGEE AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, MEMBERS, PARTNERS, SHAREHOLDERS, BENEFICIARIES, EMPLOYEES AND AGENTS (HEREIN COLLECTIVELY CALLED "INDEMNIFIED PARTIES" AND INDIVIDUALLY AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, EXPENSES, LIABILITY, LOSS OR DAMAGE (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES) RESULTING FROM THE FAILURE OF TENANT OR THE PREMISES TO COMPLY DURING THE TERM WITH ENVIRONMENTAL LAWS. TENANT SHALL GIVE LANDLORD NOTICE AS SOON AS REASONABLY POSSIBLE OF
            (A) ANY PROCEEDING OR INQUIRY OF WHICH TENANT

            BECOMES AWARE DURING THE TERM BY ANY GOVERNMENTAL AUTHORITY WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIAL ON, UNDER, FROM OR ABOUT THE PREMISES, (B) ALL CLAIMS MADE BY ANY THIRD PARTY AGAINST TENANT OR THE PREMISES RELATING TO ANY LOSS OR INJURY RESULTING FROM ANY HAZARDOUS MATERIAL OF WHICH TENANT BECOMES AWARE, AND (C) TENANT'S DISCOVERY OF ANY OCCURRENCE OR CONDITION ON ANY REAL PROPERTY ADJOINING OR IN THE VICINITY OF THE PREMISES THAT TENANT REASONABLY DETERMINES IS LIKELY TO CAUSE THE PREMISES TO BE SUBJECT TO ANY INVESTIGATION OR CLEANUP PURSUANT TO ANY ENVIRONMENTAL LAW. TENANT SHALL PERMIT LANDLORD TO JOIN AND PARTICIPATE IN, AS A PARTY IF IT SO ELECTS, ANY LEGAL PROCEEDINGS OR ACTION INITIATED WITH RESPECT TO THE PREMISES IN CONNECTION WITH ANY ENVIRONMENTAL LAW OR HAZARDOUS MATERIAL, AND TENANT SHALL PAY ALL REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS INCURRED BY LANDLORD IN CONNECTION THEREWITH TO THE EXTENT SUCH PROCEEDINGS OR ACTION RELATES TO TENANT'S OBLIGATIONS UNDER THIS LEASE.

                  (iv) Not change the use of the Premises or permit the use of the Premises to be changed to any purpose other than the use on the date hereof, or change the Tenant's business operations conducted at the Premises from that conducted on the date hereof, if any such change of use or operations would (A) increase the risk of any Hazardous Material being released or discharged at or from the Premises in violation of any Environmental Laws, (B) result in Tenant or Landlord being obligated to perform any remediation of any Hazardous Material, or (C) result in the rescinding or adverse modification of any waiver or stand-still agreement as to environmental compliance matters granted by any Governmental Authority.

      For purposes of this Lease, the following terms shall have the following meanings: (1) "HAZARDOUS MATERIAL" means any hazardous or toxic material, substance or waste which is defined by those or similar terms and is regulated as such under any Environmental Laws, except for cleaning solvents, paints, construction materials, fuel supplies, and similar materials used in the ordinary course of business and in compliance with all applicable laws (including Environmental Laws) with respect thereto; and (2) "ENVIRONMENTAL LAWS" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Premises or any portion thereof or its use, which pertains to environmental, health or safety matters and/or the regulation of any Hazardous Materials, including but not limited to: (a) the Federal Water Pollution Control Act (33 U.S.C. Section 1317 et seq.) as amended;
      (b) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (c) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; (d) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended; and (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.), as amended. The Tenant's obligations and liabilities under this Subparagraph 7(e) shall survive the expiration or earlier termination of this Lease with respect to any obligation accruing prior to the end of the Term (or if earlier, the date on which Landlord actually retakes possession of the Premises under clause (ii) of Subparagraph 19(b)) and any Hazardous Material which exists or is discharged from or onto or released at the Premises prior to the end of the Term (or if earlier, the date on which Landlord actually retakes possession of the Premises under clause (ii) of Subparagraph 19(b)) in violation of any Environmental Law.

            (f) Upon Landlord's request, at any time an Event of Default has occurred and is continuing and at such other times as Landlord has reasonable grounds to believe that (A) Hazardous Material has been released, stored or disposed on or around the Premises (other than as permitted under this Lease or by applicable Environmental Laws) or (B) the Premises may be in violation of any Environmental Laws, Tenant shall, at Tenant's sole cost, deliver to Landlord a current inspection or audit of the Premises prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Landlord indicating the presence or absence of Hazardous Material at the Premises, including the presence or absence of toxic mold, friable asbestos or substances containing asbestos at the Premises. If Tenant fails to provide any required inspection or audit within sixty (60) days after any such request, Landlord may order same, in which event (1) Tenant shall reimburse Landlord upon demand for the cost thereof, and (2) Landlord, any first Mortgagee and such hydrogeologists, engineers and/or consultants shall have the right to come onto the Premises with reasonable prior notice to Tenant to perform such inspection and/or audit in which case Tenant shall be provided with a complete copy of all such inspections and/or audits within five (5) Business Days of completion thereof. Tenant shall promptly deliver to Landlord copies of all monitoring results and environmental inspections and reports which Tenant performs or receives with respect to Hazardous Material at the Premises. The obligations of Tenant under this Subparagraph 7(f) shall survive the expiration or earlier termination of this Lease.

      8.    INDEMNIFICATION.

            (a) TENANT AGREES TO PAY, AND TO PROTECT, DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO LANDLORD), INDEMNIFY AND HOLD HARMLESS LANDLORD AND THE OTHER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE (HEREIN COLLECTIVELY CALLED "DAMAGES") WHATSOEVER ARISING FROM (i) ANY USE, CONDITION OR EVENT OCCURRING ON THE PREMISES PRIOR TO OR DURING THE TERM (INCLUDING WITHOUT LIMITATION, THE CONSTRUCTION OR EXISTENCE OF ANY ALTERATIONS), (II) ANY INJURY TO, OR THE DEATH OF, ANY PERSON OR DAMAGE TO PROPERTY ON THE PREMISES PRIOR TO OR DURING THE TERM, (III) ANY VIOLATION BY TENANT OF ANY AGREEMENT OR CONDITION OF THIS LEASE, OR ANY CONTRACT OR AGREEMENT TO WHICH TENANT IS A PARTY OR WHICH PERTAINS TO THE PREMISES OR ANY PART THEREOF OR THE OWNERSHIP, OCCUPANCY OR USE THEREOF, AND (IV) ANY VIOLATION BY TENANT OF ANY LEGAL REQUIREMENT; PROVIDED, HOWEVER, THE FOREGOING INDEMNITY SHALL NOT APPLY AS TO AN INDEMNIFIED PARTY WITH RESPECT TO CLAIMS ARISING FROM THE NEGLIGENT ACTS OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. IF AN INDEMNIFIED PARTY SHALL BE MADE A PARTY TO ANY SUCH LITIGATION COMMENCED AGAINST TENANT, TENANT SHALL, AT ITS OPTION, EITHER DEFEND, AT TENANT'S SOLE COST AND EXPENSE, SUCH INDEMNIFIED PARTY WITH COUNSEL SELECTED BY TENANT REASONABLY ACCEPTABLE TO SUCH INDEMNIFIED PARTY OR PAY ALL COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES INCURRED OR PAID BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH SUCH LITIGATION. IN THE EVENT TENANT SHALL, PURSUANT TO THIS PARAGRAPH 8, DISCHARGE ANY CLAIM AGAINST AN INDEMNIFIED PARTY, TENANT SHALL BE SUBROGATED TO THE RIGHTS OF THE INDEMNIFIED PARTY WITH RESPECT THERETO, EXCEPT THAT IN NO EVENT SHALL TENANT BE THEREBY SUBROGATED TO A CLAIM AGAINST ANOTHER INDEMNIFIED PARTY.

            (b) TENANT SHALL INDEMNIFY EACH INDEMNIFIED PARTY WITH RESPECT TO ANY LOSS OR DAMAGE SUFFERED BY LANDLORD OR SUCH OTHER INDEMNIFIED PARTY BY REASON OF ANY MATERIAL INACCURACY OR MISSTATEMENT IN ANY REPRESENTATION OR WARRANTY OF TENANT SET FORTH IN THIS LEASE OR IN ANY CERTIFICATE DELIVERED TO ANY INDEMNIFIED PARTY PURSUANT TO THIS LEASE.

            (c) TENANT'S OBLIGATIONS AND LIABILITIES UNDER THIS PARAGRAPH 8 SHALL SURVIVE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

            (d) EACH PERSON OR ENTITY THAT IS AT ANY TIME AN INDEMNIFIED PARTY SHALL REMAIN AN INDEMNIFIED PARTY WITH RESPECT TO THE PERIOD WHICH IT HELD AN INTEREST IN THE PREMISES, THE MORTGAGE, LANDLORD OR MORTGAGEE, NOTWITHSTANDING THE CONVEYANCE OR OTHER TRANSFER BY SUCH INDEMNIFIED PARTY OF ITS INTEREST IN THE PREMISES, THE MORTGAGE, LANDLORD OR MORTGAGEE, OR THE RELEASE OF ANY MORTGAGE.

      9.    LIENS.

            Tenant will not, directly or indirectly, create or permit to be created and to remain for more than thirty (30) days after the creation thereof, and will, subject to Paragraph 18 below, promptly discharge, at Tenant's expense, within thirty (30) days after receipt of notice thereof, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any Mortgage (as defined in Subparagraph 23(a)) or other encumbrance created by Landlord or the Permitted Exceptions set forth in EXHIBIT 9. Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof, and that no mechanic's, construction or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.

      10.   MAINTENANCE AND REPAIR.

            (a) Tenant acknowledges that, with full awareness of its obligations under this Lease, Tenant has accepted the condition, state of repair and appearance of the Premises.

            (b) Except as otherwise provided in Paragraph 15, Tenant agrees that, at its expense, it shall put, keep and maintain the Premises, including any altered, rebuilt or additional buildings, structures and other improvements thereto or thereon, in good and safe condition, repair and appearance, reasonable wear and tear excluded, and in a manner at least equal to the way in which the Premises (as of the commencement of the Term) is currently maintained, and shall make all repairs and replacements necessary therefor including (without limitation) any needed capital repairs, replacements or improvements. Tenant will keep the Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants and conditions of any easement, restriction, covenant, reciprocal easement agreement, declaration and maintenance agreement (collectively, "EASEMENTS") to which it may at any time be a party or to which the Premises are currently subject or become subject pursuant to this Lease (including easements created pursuant to the REA (as defined in Subparagraph 38(b)) whether or not such performance is required of Landlord under such Easements, including without limitation, payment of all amounts due from Landlord or Tenant (whether as assessments, service fees or other charges) under such Easements. Tenant shall, at its expense, use reasonable efforts to enforce compliance with any Easements benefiting the Premises by any other person or entity or property subject to such Easement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements, improvements or renewals of any nature to the Premises, or any part thereof, whether ordinary or extraordinary, expense items or capital items, structural or nonstructural, foreseen or not foreseen, or to maintain the Premises or any part thereof in any way or to correct any patent or latent defect therein. Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Tenant shall vacate or abandon the Premises, it shall give Landlord notice thereof as soon as reasonably possible, but no abandonment or vacating of all or any portion of the Premises shall release or relieve Tenant from any obligations under this Lease, and Tenant shall continue to fully and timely perform all obligations of Tenant under this Lease.

            (c) Subject to Paragraph 18 below, if any Improvements situated on the Premises at any time during the Term shall encroach upon any property, street or right of way adjoining or adjacent to the Premises, shall violate any Legal Requirement or shall impair the rights of others under or hinder or obstruct any Easement or right of way to which the Premises is subject, then, promptly after the written request of any applicable Governmental Authority, Landlord or any other person or entity affected by any such encroachment, violation, impairment, hindrance or obstruction (which other person or entity may be Landlord with respect to any such encroachment, violation or impairment which first arises after the date of this Lease), Tenant shall, at its expense, exercise commercially reasonable efforts to either (i) obtain legally effective variances of such legal requirements or waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the Improvements on the Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any Improvement on the Premises; provided, however, Tenant shall do so only
      (1) in a manner that does not lessen the market value of the Premises and
      (2) in conformity with the requirements of Paragraph 11 to the same extent as if such alteration or removal were an alteration subject to the provisions of Paragraph 11.

            (d) Landlord, any Mortgagee and their respective agents and designees may, in the company of a representative of Tenant if Tenant so requires, enter upon and inspect the Premises at reasonable times and on reasonable prior notice and show the Premises to prospective Mortgagees and/or purchasers. Tenant may designate an employee to accompany Landlord, any Mortgagee and their respective agents and designees on such examinations. Tenant will provide, upon Landlord's written request, records for the prior twelve (12) months with respect to operating expenses (such as utility costs and maintenance expenses) of the Premises and for the prior five (5) years, where applicable, with respect to repair and replacement of structural elements, roof and mechanical systems in the Premises, provided, except as may be explicitly required elsewhere in this Lease, Tenant shall have no obligation to disclose records relating solely to the operation of Tenant's business as opposed to the operation, repair or replacement of the Premises. All such information will be certified as true, complete and correct to the best of Tenant's knowledge.

      11.   ALTERATIONS.

            (a) Tenant may make or suffer to be made any non-structural alterations, additions or improvements in, on or to the Premises or any part thereof ("ALTERATIONS"), provided Tenant shall not make any Alterations which would (i) reduce by more than $250,000 (as determined with respect to each Alterations project) the fair market value of the Premises (determined without regard to the existence of this Lease), (ii) create a hazardous or illegal condition or violate any Legal Requirements,
      (iii) change the intended use of the Premises from the use permitted under Paragraph 3, (iv) increase the risk of a violation of any Environmental Law or otherwise increase any environmental risk to the Premises, (v) result in the rescinding or adverse modification of any waiver or stand-still agreement as to environmental compliance matters, zoning or any other Legal Requirements granted by any Governmental Authority, without, in each such case, submitting a written request for and obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's absolute discretion (Alterations described in any one or more of the foregoing clauses (i) -- (v) being referred to as "RESTRICTED ALTERATIONS"). Redecoration of the interior of the Premises, such as painting, wallpapering, replacement of light fixtures or floor covering, and installation or deinstallation of artworks shall not constitute Alterations for purposes of this Lease. Moreover, Tenant shall not be required to obtain the prior written consent of Landlord as to non-structural alterations consisting solely of the reconfiguration of offices, workstations, support spaces and common areas in the Premises which are not Restricted Alterations ("PERMITTED OFFICE RECONFIGURATIONS"). Without limitation of Landlord's right to withhold its consent to Restricted Alterations, (A) Landlord may withhold its consent if an Event of Default then exists and (B) any consent to the making of Restricted Alterations may be conditioned on the requirement that Tenant remove any such Restricted Alterations at the end of the Term (as it may be extended) and put the Premises back into its former condition, and repair any damage to the Premises caused thereby. In the event that the projected cost of any proposed Alterations (exclusive of Permitted Office Reconfigurations) exceeds $10,000,000, (i) Tenant shall not commence the work until and unless Landlord shall have approved plans and specifications for such Alterations, which approval shall not be unreasonably withheld or delayed, and (ii) upon Landlord's written request, Tenant shall submit the written opinion of an MAI appraiser reasonably acceptable to Landlord (or other evidence reasonably acceptable to Landlord) that the proposed Alterations shall not reduce the fair market value of the Premises (determined without regard to the existence of this Lease) by more than $250,000. In the event Tenant makes any changes in or to any mechanical component of the Premises (for example, a portion of the HVAC system), Tenant shall install mechanical equipment of equal or greater quality, functionality and utility. Notwithstanding anything in this Lease to the contrary, without Landlord's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), no Alterations shall be made to the Premises that consist of (i) the construction of any new or additional buildings or major structures or material additions to or expansions of any existing Improvements, (ii) the demolition of any Improvements or any material portions thereof, or (iii) the material modification of any structural components of the Improvements.

            (b) All Alterations shall be constructed in a good and workmanlike manner in compliance with all Legal Requirements. Tenant shall satisfy the following conditions in connection with all Alterations, including Permitted Office Reconfigurations:

            (1) Tenant shall pay or cause to be paid the entire cost of such Alterations;

            (2) Tenant shall take all necessary steps to prevent the imposition of liens against the Premises as a result of such Alterations;

            (3) Tenant shall obtain and pay for all building, occupancy and other required permits and shall comply with all applicable Legal Requirements and deliver copies of all such permits to Landlord as soon as reasonably possible following issuance thereof;

            (4) Tenant shall cause the construction of Alterations, once commenced, to be diligently pursued to completion;

            (5) If the Alterations include any changes or new matter which would be shown on an updated ALTA/ACSM Class A Urban survey of the Premises (including Table A and other items customarily required by institutional lenders), then Tenant shall obtain and submit to Landlord, promptly following substantial completion of the Alterations, a revised ALTA/ACSM Class A Urban survey of the Premises certified, and in a form reasonably satisfactory, to Landlord;

            (6) Except for Permitted Office Reconfigurations, Tenant shall provide Landlord with plans and any change orders for all Alterations as soon as reasonably possible following substantial completion of the Alterations; and

            (7) If the Alterations, together with any other related Alterations or series of related Alterations are reasonably expected to cost in excess of $10,000,000 in the aggregate, Tenant shall provide to Landlord (i) a construction budget showing all "hard" and "soft" costs to be incurred in connection with all such Alterations, plus a reasonable contingency, and
      (ii) a proposed schedule of construction for the Alterations.

            (c) Notwithstanding anything to the contrary stated in this Paragraph 11, in the event Tenant is required to make Alterations to the Premises in order to comply with any Legal Requirements, Tenant shall (to the maximum extent reasonably possible in compliance with all Legal Requirements) satisfy the conditions specified in clauses (1) through (7) of this Paragraph 11 with respect to such Alterations and make or cause to make such Alterations in the manner which will have the least negative impact on the market value of the Premises.

            (d) Except as Landlord and Tenant otherwise agree in writing, all Alterations other than Severable Additions shall at once become a part of the realty and belong to Landlord. Severable Additions, movable furniture, furnishings, decorations, art work, trade fixtures and other personal property of Tenant and its sublessees may be removed from the Premises upon or at any time prior to the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage to the Premises resulting from such removal. For purposes of this Lease, the term "SEVERABLE ADDITIONS" shall mean all additions to the Premises prior to or during the Term which (1) are readily removable without causing more than de minimus damage to the Premises, (2) will not reduce the value, useful life or utility of the Premises if removed, (3) are not required for lawful occupancy of the Premises, and (4) have been paid for by Tenant after the date of this Lease. The obligations of Tenant under this Paragraph 11 shall survive expiration or earlier termination of this Lease.

      12.   INSURANCE.

            (a) Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the "REQUIRED INSURANCE"):

                  (i) Property insurance insuring the Improvements for risks of direct physical loss and for perils covered by the causes of loss-special form (all risk, extended coverage) and, in addition, change in ordinances or laws coverage and boiler and machinery coverage (if applicable). Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the Improvements. The policy shall name Landlord and any first Mortgagee as "additional insureds and loss payees" as to the Premises only and as their interests may appear. The loss payable endorsement in favor of the first Mortgagee shall be on form 438BFU or such other form as shall be specified by the first Mortgagee and acceptable to the insurance carrier.

                  (ii) Commercial general liability insurance naming the
            Landlord and any Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted, for bodily injury, death and property damage occurring in or about the Premises. Such insurance shall have a combined single limit of not less than $2,000,000 per occurrence with a minimum $10,000,000 aggregate limit and excess umbrella liability insurance in the amount of at least $20,000,000. If Tenant has other locations that it owns or leases, the liability insurance provided by this clause (ii) policy may be a so-called blanket policy. Tenant shall be required to increase its insurance limits from time to time consistent with coverage on properties similarly constructed, occupied and maintained. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance, if any, shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

                  (iii) During any period of construction on the Premises,
            builder's risk insurance insuring perils covered by the loss-special form (all risk, extended coverage) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not insured under the Tenant's property insurance policy. Each builder's risk policy shall name Landlord and any first Mortgagee as additional insureds and loss payees as their interests may appear.

                  (iv) Flood insurance in a commercially reasonable amount if the Premises are located in a special flood hazard zone.

                  (v) Rental value insurance in an amount equal to at least
            twelve (12) months of Basic Rent and Additional Rent (as reasonably estimated by Landlord) due and payable under this Lease.

            (b) The policies required to be maintained by Tenant shall conform to S&P and Moody's securitization guidelines and shall be with companies having (i) an insurance company claims paying rating equal to or greater than A- by Standard & Poor's Corporation or A2 by Moody's Investment Service, or (ii) a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. Insurers shall be licensed to do business in the State of Texas and domiciled in the USA. Except as may be otherwise specified in Subparagraph 12(a), any deductible amounts under any insurance policies required hereunder shall not exceed $5,000,000. Certificates of insurance (as to property insurance, using Accord Form No. 27 (or the equivalent thereof), and as to liability insurance, using Accord Form 25-S (or the equivalent thereof)), together with reasonable evidence of payment of the premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease and thereafter at least ten (10) days prior to the expiration date of each required policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and any Mortgagee as required by this Lease. Each policy of insurance shall provide notification to Landlord and any first Mortgagee at least thirty (30) days prior to any non-renewal, cancellation or modification to reduce the insurance coverage.

            (c) Insurance claims by reason of damage to or destruction of any portion of the Premises shall be adjusted by Tenant if an Event of Default does not then exist and the reasonable estimate by Tenant of the cost to repair the damage does not exceed $10,000,000, or by Landlord and Tenant jointly if an Event of Default does not then exist and the reasonable estimate by Tenant of the cost to repair the damage exceeds $10,000,000, or by Landlord alone if an Event of Default then exists. Tenant shall, as soon as reasonably possible, advise Landlord of such damage or destruction. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith. Subject to the provisions of Paragraph 13, if an Event of Default does not then exist and the cost of repair and restoration (as reasonably determined by Tenant) is estimated to be less than $10,000,000, proceeds from the property insurance policy, net of Tenant's and Landlord's expenses incurred in adjusting and collecting such proceeds (such net amount being the "NET INSURANCE PROCEEDS"), shall be paid to Tenant to pay the cost of restoration at Tenant's direction. Otherwise, the Net Insurance Proceeds shall be paid to Landlord and Landlord shall make such proceeds available to Tenant to pay the cost of such repair and restoration promptly upon submission to Landlord of the following: (A) prior to commencement of work, plans and specifications covering all repair and restoration work in form and substance reasonably acceptable to Landlord, and (B) prior to each periodic disbursement: (1) certificates of Tenant delivered to Landlord from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not previously received payment for such work, (2) owner's and contractor's sworn statements in customary form and appropriate waivers of mechanic's or construction liens, and (3) architect's certificates in customary form covering the work for which payment is requested. Subject to the provisions of Paragraph 13, any portion of the Net Insurance Proceeds remaining after Tenant has repaired the Premises pursuant to Paragraph 13 shall be delivered to Tenant. Notwithstanding the foregoing provisions of this Subparagraph 12(c), (i) Net Insurance Proceeds shall not include the proceeds of business interruption insurance maintained for Tenant's benefit or property damage insurance with respect to Tenant's Excluded Fixtures and (ii) insurance proceeds payable for or attributable to the rental value insurance maintained pursuant to Subparagraph 12(a)(v) shall be paid to Landlord if Tenant delivers a Termination Notice pursuant to Subparagraph 15(a), but otherwise shall be paid to Tenant.

            (d) In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefor. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand together with interest at the Default Rate on such payment from the date expended until the date reimbursed. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including reasonable attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

            (e) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force any of the Required Insurance to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord shall also be entitled to recover as damages for such breach, the uninsured amount of any loss to the extent of any deficiency in the Required Insurance, and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have failed or neglected to obtain the Required Insurance. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND ANY MORTGAGEE FOR ANY LIABILITY INCURRED BY LANDLORD OR ANY MORTGAGEE ARISING OUT OF ANY DEDUCTIBLES FOR REQUIRED INSURANCE.

            (f) At Tenant's option, Tenant may elect to self-insure all or any portion of the Required Insurance described in Subparagraph 12(a)(ii) if, and only for so long as, no Event of Default exists and Tenant carries a senior unsecured long term credit rating of BBB/Baa2 (S&P/Moody's) or higher, or in the event no such rating is available, a comparable Issuer Rating as provided by either S&P or Moody's and Tenant complies with any reasonable and customary conditions or requirements of Landlord in connection with the provision of such self-insurance to confirm an appropriate self-insurance program. Tenant may not self-insure any of the other Required Insurance without Landlord's prior written consent. During any period that Tenant is self-insuring, Tenant shall not be required to deliver any third party policies, certificates or other evidence of third party insurance pertaining thereto. If Tenant elects to self-insure, it shall be obligated to use, or deliver to Landlord (if applicable) or pay to third parties, all amounts that Landlord, or such third parties, would have received had Tenant not self-insured. Sums due from Tenant in lieu of insurance proceeds because of Tenant's self-insurance program shall be treated as insurance proceeds for all purposes under this Lease, including Paragraph 13.

            (g) Nothing in this Paragraph 12 shall prohibit Tenant from maintaining at its expense insurance on or with respect to the Premises, naming Tenant as insured and/or loss payee for any amount greater than the insurance required to be maintained under this Paragraph 12, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under this Paragraph 12.

      13.   CASUALTY.

            If all or a part of the Premises shall be damaged or destroyed by casualty ("CASUALTY"), subject to the provisions of Paragraph 15, (i) Tenant shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Premises, at its expense, in conformity with the requirements of Paragraph 11 (as if such work were Alterations) in such manner as to restore the same to the same or better condition and equivalent or better value, as nearly as reasonably practicable, as existed immediately prior to such casualty and (ii) there shall be no abatement or reduction whatsoever of Basic Rent or Additional Rent. If the estimated cost of rebuilding, replacing and repairing any damage or destruction to the Premises caused by a Casualty, as reasonably determined by Tenant, shall exceed $10,000,000, Tenant shall promptly notify Landlord thereof. In the event of a Casualty which results in damage or destruction to the Premises which Tenant reasonably estimates will cost $10,000,000 or more to rebuild, replace and repair and which occurs within the last two (2) years of the Term, Landlord or Tenant may, by written notice to the other given within sixty (60) days following such Casualty, elect that Tenant not be required to rebuild, replace and repair any damage or destruction caused by such Casualty (such notice being a "RESTORATION WAIVER"). In the event Landlord gives Tenant a Restoration Waiver and provided an Event of Default does not then exist, Tenant may render such Restoration Waiver ineffective by giving to Landlord an Extension Notice with respect to the next remaining Extended Term, if any then remains, such Extension Notice to be given, notwithstanding any contrary notice period specified in Paragraph 4, within thirty (30) days following receipt by Tenant of Landlord's Restoration Waiver. In the event that Tenant gives an Extension Notice pursuant to this Subparagraph 13(a) (that is, following receipt of a Landlord's Restoration Waiver), then (1) notwithstanding any contrary provision in Paragraph 4, the Term shall be deemed extended for the subject Extended Term at the Basic Rent set forth in EXHIBIT 5, and (2) Tenant shall not thereafter be entitled to withdraw its Extension Notice for any reason whatsoever. In the event Landlord or Tenant gives a Restoration Waiver (other than a Landlord's Restoration Waiver which is rendered ineffective pursuant to this Paragraph 13(a)),
      (A) Tenant shall assign and release to Landlord all insurance proceeds payable in respect of such Casualty and pay to Landlord the amount of any deductibles; and (B) Tenant shall pay Basic Rent and Additional Rent and otherwise comply with the terms of this Lease through the expiration of the Term of this Lease. This Lease shall terminate and Tenant shall vacate the Premises on the expiration date of the Term. The obligations of Tenant under this Paragraph 13 shall survive the expiration or earlier termination of the Term with respect to any Casualty which occurs prior to such expiration or earlier termination.

      14.   CONDEMNATION.

            (a) Subject to the rights of Tenant set forth in this Paragraph 14 and in Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings (or under threat thereof) pursuant to any law, general or special, or by reason of the temporary taking of any interest in or the use or occupancy of the Premises or any part thereof, by any Governmental Authority, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise; provided, however, the foregoing assignment shall not apply to any separate award which Tenant may be entitled to claim against the condemnor with respect to Tenant's relocation expenses or with respect to the value of Tenant's personal property and Excluded Fixtures, so long as such separate award does not reduce the Net Award (as defined below) to which Landlord is otherwise entitled. In no event shall Tenant be entitled to claim, retain or receive any award for loss of its leasehold interest in the Premises. Landlord and any first Mortgagee shall be entitled to participate in, and shall consult with Tenant regarding, any such proceeding.

            (b) For purposes of this Lease, "CONDEMNATION" shall mean a governmental taking (other than a temporary taking) of all or any material portion of the Premises or the principal points of ingress or egress of the Premises to all public roads or to all of the entrances and exits to and from the parking garage. If during the Term a portion of the Premises shall be taken by condemnation or other eminent domain proceedings which taking does not result in a termination of this Lease pursuant to Paragraph 15 (a "NON-TERMINATION TAKING"), then this Lease shall continue in full force and effect without abatement or reduction of Basic Rent or Additional Rent notwithstanding such taking; provided, however, that in the event of a Non-Termination Taking, then to the extent usable square footage of the Improvements is taken and cannot be repaired as required herein, then the Basic Rent shall be equitably reduced from and after the date of the Condemnation, based upon the part of the Improvements so taken, to the extent that any portion of the Improvements is not usable by Tenant for the purposes for which it was originally leased. Tenant shall, promptly after any Non-Termination Taking (including after the cessation of any temporary taking), at its expense, repair any damage caused thereby in conformity with the requirements of Paragraph 11 (as if such work were Alterations) so that, thereafter, the Premises shall be, to the extent reasonably practicable, in a condition as good as the condition thereof immediately prior to such taking. In the event of any Non-Termination Taking, Landlord shall make so much of the Net Award available to Tenant as is required to make such repair (the "REPAIR PORTION") at Tenant's direction. Any Net Award in excess of the Repair Portion shall be delivered to and retained by Landlord as compensation to Landlord for loss of value to the remainder, except that in the event of any temporary Non-Termination Taking, Tenant shall be entitled to receive the entire Net Award so remaining to the extent applicable to the Term, less any costs incurred by Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this Subparagraph 14(b) shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. Notwithstanding anything in this Paragraph 14 to the contrary, if any Event of Default then exists, then Landlord shall make any Net Award available to Tenant for the rebuilding or restoration of the damaged portion of the Premises only in accordance with those provisions of Subparagraph 12(c) applicable to casualty damage in excess of $10,000,000.

            (c) For the purposes of this Lease the term "NET AWARD" shall mean:
      (i) all amounts payable as a result of any condemnation or other eminent domain proceeding, less all reasonable expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in participating in any condemnation or eminent domain proceedings) plus (ii) all amounts payable pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all reasonable expenses incurred as a result thereof not otherwise paid by Tenant in the collection of such amounts (including without limitation, all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in participating in any condemnation or eminent domain proceedings).

      15.   TERMINATION OF LEASE FOLLOWING MAJOR CASUALTY OR CONDEMNATION.

            (a) If (1) a Casualty or (2) Condemnation shall occur and:

                  (i) in the case of an insured Casualty, such Casualty shall render the Premises unsuitable for restoration for continued use and occupancy in the business of Tenant and shall (y) be a loss of such dimension that the Premises cannot be completely restored or rebuilt within two years computed from the hypothetical date of commencement of such construction assuming a normal 40 hour per week building schedule, AND (z) materially damage or destroy more than seventy-five percent (75%) of the total usable square footage of the Premises (as determined as of the date of the Casualty) (a Casualty described in clauses (y) and (z) being a "MAJOR CASUALTY");

                  (ii) in the case of a Condemnation (other than a temporary taking), such Condemnation shall render the Premises unsuitable for restoration for continued use and occupancy in the business of Tenant and shall constitute a permanent taking of more than seventy-five percent (75%) of the total usable square footage of the Premises (as determined as of the date of the Condemnation) (a Condemnation described in this subparagraph (ii) being a "MAJOR CONDEMNATION").

      then Tenant may, at its option, exercisable not later than ninety (90) days after the date of such Major Casualty or Major Condemnation, deliver to Landlord all of the following: (A) notice (a "TERMINATION NOTICE") of its election to terminate this Lease on the next rental payment date (as designated by Tenant) that occurs not less than three (3) months or more than nine (9) months after the delivery of such notice (the "TERMINATION DATE"); and (B) in the case of a Major Casualty, the certificate of an architect licensed in the state in which the Premises is located and approved by Landlord (such approval not to be unreasonably withheld) stating that the architect has determined, in its good faith judgment, both (1) that the Premises cannot be completely restored or rebuilt for continued use and occupancy in the business of Tenant within a building construction period of two years computed from the hypothetical date of commencement of such construction assuming a normal 40 hour per week building schedule and (2) the Casualty has damaged or destroyed more than seventy-five percent (75%) of the total usable square footage of the Premises. As used in this Subparagraph 15(a), the term "usable square footage of the Premises" shall mean the area of the office, common areas and other common space in the Buildings (which is approximately 875,694 as of the date of this Lease) and shall not include any portion of any parking garage or other parking areas constituting a part of the Premises.

            (b) If Tenant delivers to Landlord a Termination Notice, (i) this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Tenant or Landlord hereunder, actual or contingent, which have arisen on or prior to the Termination Date, (ii) the Net Award or Net Insurance Proceeds (including, without limitation, all rental value insurance proceeds), as the case may be, shall belong and be paid to Landlord, (iii) Tenant shall pay to Landlord all Basic Rent and Additional Rent and other sums then due and payable or accrued hereunder to and including the Termination Date, and (iv) Tenant shall, on or before the Termination Date, execute and deliver to Landlord an outright assignment of such award or proceeds in form and substance reasonably acceptable to Landlord and pay to Landlord an amount equal to any applicable insurance deductible. In the event Tenant fails to deliver the Termination Notice in accordance with the time deadline set forth in this Paragraph 15, then Tenant shall have no right to terminate this Lease pursuant to this Paragraph 15, and the Lease will continue in full force and effect.

      16.   ASSIGNMENT AND SUBLETTING.

            (a) Provided no Event of Default then exists, Tenant may sublet all or any part of the Premises (provided, that each such sublease shall expressly be made subordinate to this Lease and subject to the provisions of this Lease, including Paragraph 3, and no sublease term shall extend beyond the last day of the then scheduled expiration of the Term) and may assign all its rights and interests under this Lease without Landlord's prior consent, except as may be required below in this Subparagraph 16(a) provided that the use of the Premises by any such assignee or subtenant continues to comply with the provisions of Paragraph 3 and any such assignee or subtenant is of a type or character that is customarily found in Class A office complexes comparable to the Premises. If Tenant assigns all of its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant under this Lease in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld, conditioned or delayed) and delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this Subparagraph 16(a) shall affect or reduce any of the obligations of Tenant hereunder and the Tenant shall remain unconditionally liable, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. Tenant shall be entitled to retain any excess of the rent payable under any sublease over the Basic Rent payable under this Lease. No sublease or assignment made as permitted by this Subparagraph 16(a) shall impose any obligations on Landlord or otherwise affect any of the rights of Landlord under this Lease. Neither this Lease nor Tenant's leasehold estate shall be mortgaged, pledged or hypothecated by Tenant or any assignee or sublessee, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease or assignment of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this Subparagraph 16(a) shall be void. Tenant shall, within ten (10) days after the execution and delivery of any such assignment of this Lease or sublease of all or a portion of the Premises, deliver a conformed copy thereof to Landlord.

            (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign and/or sublease, and Landlord's consent shall not be required to any such assignment and/or subletting, to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant, whether by merger, consolidation, purchase of assets or other similar corporate restructuring. In such event, the successor entity shall automatically become the Tenant under this Lease and if the credit rating of the successor entity is investment grade and at least equal to Tenant's credit rating prior to such merger, consolidation, purchase of assets or other similar corporate restructuring, the prior Tenant hereunder shall have no further obligations, duties or liabilities under this Lease.

      17.   FINANCIAL STATEMENTS.

      Tenant shall deliver to Landlord copies (in either print or electronic form) of all 8-K, 10-K and 10-Q reports filed with the Securities and Exchange Commission ("SEC") by Tenant, in each case within fifteen (15) days following delivery to the SEC; provided, however, reports filed electronically with the SEC shall be considered delivered to Landlord for purposes of this Paragraph 17 provided that (i) Tenant provides to Landlord notice by electronic mail, at an e-mail address provided to Tenant by Landlord, of each such electronic filing within five (5) days after the making of any such filing, and (ii) upon written request by Landlord provides to Landlord a copy of any such filing in print form. If Tenant is not required to file such reports with the SEC, Tenant shall deliver to Landlord the following:

                  (i) QUARTERLY STATEMENTS. Within forty-five (45) days after the end of each quarterly fiscal period (except the last) in each fiscal year of Tenant, copies of:

                        (A) a consolidated balance sheet of Tenant and its
                  consolidated subsidiaries as at the end of such quarter,

                        (B) a consolidated statement of profits and losses of
                  Tenant and its consolidated subsidiaries for the current quarter and the portion of the fiscal year ending with such quarter, and

                        (C) a consolidated statement of cash flows of Tenant and
                  its consolidated subsidiaries for the portion of the fiscal year ending with the current quarter;

setting forth in each case, in comparative form the figures for the corresponding periods a year earlier, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles consistently applied and certified as complete and correct by a senior financial officer of Tenant;

                  (ii) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of Tenant, duplicate copies of:

                        (A) a consolidated balance sheet of Tenant and its
                  consolidated subsidiaries as at the end of such year,

                        (B) consolidated statements of profits and losses of
                  Tenant and its consolidated subsidiaries for such year, and

                        (C) a consolidated statement of cash flows of Tenant and
                  its consolidated subsidiaries for such year;

setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon, containing an opinion prepared by a firm of independent certified public accountants selected by Tenant which opinion shall state that the consolidated financial statements of Tenant and its consolidated subsidiaries fairly present the financial condition of the companies (including the results of their operations and changes in financial position) being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. If Tenant becomes a privately-held company, Landlord agrees that all financial statements and other financial information delivered by Tenant to Landlord pursuant to this Lease will be deemed confidential information (the "CONFIDENTIAL INFORMATION"). Landlord will not disclose or use, and will cause its officers, directors, partners, employees, representatives, agents and advisors not to disclose or use, any Confidential Information except in connection with this Lease; provided, however, Landlord may provide copies of the Confidential Information to any prospective Mortgagee or prospective purchasers of or investors in the Premises, subject to such parties executing a confidentiality agreement reasonably acceptable to Tenant. Upon request by Landlord, Tenant shall also provide Landlord (i) access to Tenant's books and records and relevant financial information with respect to the operation and maintenance of the Premises as is necessary for Landlord to fulfill any reporting requirements applicable to Landlord and (ii) an annual budget (containing both operating and capital budgets) for the operation and maintenance of the Premises. At Landlord's request, on an annual basis, Tenant will make appropriate representatives of Tenant available to review and discuss any such budget and any items therein in light of the obligations of Tenant under this Lease.

      18.   PERMITTED CONTESTS.

      So long as no Event of Default then exists, Tenant shall not be required to (i) pay any Imposition (as defined in Subparagraph 33(c)); (ii) comply with any Legal Requirements; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes to the physical condition of the Premises or take any other action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in Subparagraph 10(c), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings provided that (A) during the pendency of the contest there is prevented (1) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested (or in the alternative, Tenant pays the full amount in dispute under protest); (2) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof; (3) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof; and
(4) any impairment of the fair market value of the Premises; and (B) such contest shall not subject Landlord or any Mortgagee to the risk of any criminal liability. While any such proceedings are pending, so long as all of the foregoing conditions continue to be met, Landlord shall not pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be prosecuted to a final conclusion as soon as reasonably possible. TENANT SHALL PAY, INDEMNIFY, DEFEND (WITH COUNSEL SELECTED BY TENANT AND REASONABLY ACCEPTABLE TO LANDLORD) AND HOLD HARMLESS THE INDEMNIFIED PARTIES (AS DEFINED IN SUBPARAGRAPH 7(e)) AGAINST, ANY AND ALL LOSSES, JUDGMENTS, DECREES AND COSTS (INCLUDING ALL REASONABLE ATTORNEYS' FEES AND EXPENSES) IN CONNECTION WITH ANY SUCH CONTEST AND SHALL, PROMPTLY AFTER THE FINAL SETTLEMENT, COMPROMISE OR DETERMINATION OF SUCH CONTEST, FULLY PAY AND DISCHARGE THE AMOUNTS WHICH SHALL BE LEVIED, ASSESSED, CHARGED OR IMPOSED OR BE DETERMINED TO BE PAYABLE THEREIN OR IN CONNECTION THEREWITH, TOGETHER WILL ALL PENALTIES, FINES, INTERESTS, COSTS AND EXPENSES THEREOF OR IN CONNECTION THEREWITH, AND PERFORM ALL ACTS, THE PERFORMANCE OF WHICH SHALL BE ORDERED OR DECREED AS A RESULT THEREOF. The obligations of Tenant under this Paragraph 18 shall survive expiration or earlier termination of this Lease.

      19.   DEFAULT PROVISIONS.

            (a) Any of the following occurrences or acts shall constitute an event of default (herein called an "EVENT OF DEFAULT") under this Lease:

                  (i) If Tenant, at any time during the continuance of this
            Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (A) fail to make any payment when due of Basic Rent and such failure continues for ten (10) Business Days following written notice from Landlord to Tenant specifying such failure, (B) fail to make any payment when due of Additional Rent and such failure continues for twenty (20) Business Days following written notice from Landlord to Tenant specifying such failure, (C) fail to maintain any insurance required under this Lease and such failure continues for ten (10) Business Days following written notice from Landlord to Tenant specifying such failure, or (D) fail to observe or perform any other material provision hereof for thirty
            (30) Business Days following written notice from Landlord to Tenant specifying such failure, provided, that in the case of any default referred to in this Lease which is reasonably susceptible of cure but cannot with diligence be cured within such thirty (30) Business Day period, then, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such default cannot be cured within thirty (30) Business Days, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, no less frequently than monthly, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure); or

                  (ii) If any representation or warranty of Tenant set forth in this Lease or in any written certificate delivered pursuant to, or in connection with, this Lease shall prove to be incorrect in any material respect as of the time when the same shall have been made and as of the time when the incorrectness shall be discovered and if reasonably susceptible of cure shall not have been cured within thirty (30) Business Days after receipt of written notice to Tenant thereof, provided that, upon receipt by Landlord of a certificate of Tenant signed by an officer of Tenant stating the reason such incorrectness has not been cured within such thirty (30) Business Day period, describing the efforts being undertaken by Tenant to cure such default and reasonably estimating the cure period, and provided that Tenant at all times proceeds with good faith due diligence to cure such default, the time within which such incorrectness may be cured shall be extended for such period as may be necessary to complete the curing of the same with continuous, good faith due diligence (provided further that Tenant shall provide Landlord with an update of such original certificate, signed by an officer of Tenant, upon Landlord's request, which update shall include a reasonably detailed description of what Tenant is continuing to do and what Tenant has then accomplished, and a reasonable estimate of how long it will take to complete the cure); or

                  (iii) If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter singly a "BANKRUPTCY LAW" and collectively "BANKRUPTCY LAWS") or if Tenant shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant's property or (B) make a general assignment for the benefit of its creditors; or

                  (iv) If an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within ninety (90) days after such filing, or if an order, judgment or decree by any court of competent jurisdiction approving or ordering
            (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or of any substantial portion of Tenant's property shall be entered and continue unstayed and in effect for ninety (90) days.

            (b) If an Event of Default shall have occurred and be continuing, Landlord shall have, in its sole discretion, the following rights:

                  (i) To terminate the Term of this Lease by written notice to
            Tenant. Thereupon, the Term of this Lease and the estate hereby granted shall terminate on the date on which Landlord designates in such notice as completely and with the same effect as if such date were the date fixed herein for the expiration of the Term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein. In the event of Landlord's termination of this Lease, Tenant shall pay to Landlord all Basic Rent and Additional Rent to and including the date of termination.

                  (ii) If Landlord has terminated the Lease pursuant to clause
            (i) above, to (A) re-enter and repossess the Premises or any part thereof by summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom.

                  (iii) To use reasonable efforts to relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; provided Landlord shall not be required to make any effort to relet the Premises except as required by applicable law. Landlord may collect and receive any rents payable by reason of such reletting. If the Premises are relet by Landlord for the account of Tenant, Tenant shall be liable to Landlord for, and shall pay to Landlord, as damages (A) all Basic Rent and all Additional Rent as and when such amounts would be payable under this Lease by Tenant in the absence of any such reletting, together with all reasonable expenses of Landlord in connection with such reletting efforts, if any (including, without limitation, all reasonable repossession costs, brokerage commissions, reasonable attorneys' fees and expenses, and reasonable repair costs), less (B) the net proceeds, if any, of any reletting. Notwithstanding the foregoing, in the event any such reletting is for a term longer than the balance of the Term, Tenant shall be responsible for only a proportionate part of the expenses based on the balance of the Term as compared to the fixed minimum term of the reletting. Tenant shall pay such damages on the dates on which Rent would be payable under this Lease in the absence of such reletting, and Landlord shall be entitled to recover the same from Tenant on each such date.

                  (iv) without thereby waiving such Event of Default, Landlord may, but shall not be obligated to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Tenant hereunder immediately and without notice in the case of any emergency as may be reasonably determined by Landlord and upon five (5) business days' notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees to the extent actually incurred and expenses (including, without limitation, those incurred in connection with any appellate proceedings), shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord upon demand.

                  (v) In the event of the termination of the Term by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any damages pursuant to clause (i) above with respect to the period prior to such termination, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as damages for Tenant's default and in lieu of all liquidated and other damages in respect of Basic Rent and Additional Rent due beyond the date of such termination, an amount equal to the sum of:

                        (I) the excess of (a) the aggregate of all Basic Rent
                  and Additional Rent, in each case from the date of such termination for what is or would have been, in the absence of such termination, the then unexpired Term, discounted on a monthly basis at an annual rate equal to the lesser of (1) the interest rate then chargeable prior to a default under the note secured by the first Mortgage less one percent (1%) or (2) the then quoted semi-annual yields (which shall be converted to monthly yields) on U.S. Treasury securities maturing nearest the end of the Term (as if no termination had occurred) (the "DISCOUNT RATE") over (b) the then fair rental value of the Premises for the same period, discounted on a monthly basis at the Discount Rate, plus

                        (II) Landlord's other reasonable out-of-pocket expenses
                  incurred as a result of such Event of Default. If any applicable law shall limit the amount of damages described in this Subparagraph 19(b) to less than the foregoing amount, Landlord shall be entitled to the maximum amount allowable under such law.

            (c) No termination of this Lease pursuant to Subparagraph 19(b)(i), by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Subparagraph 19(b)(ii) or otherwise, and no reletting of the Premises or any part thereof pursuant to Subparagraph 19(b)(iii), and no payment of any amounts by Tenant under Subparagraph 19(b) or the exercise by Landlord of any of its other rights under Subparagraph 19(b) shall relieve Tenant of any liabilities under this Lease which by express provision of this Lease survive such expiration, termination, repossession, reletting or purchase. Nothing in this Paragraph 19 shall be deemed to waive any duty of Landlord under applicable law to mitigate damages as a result of an Event of Default.

            (d) In the event of litigation between the parties with respect to the enforcement of Landlord's remedies under this Lease, the losing party shall reimburse the prevailing party for all reasonable attorneys' fees and expenses incurred by the prevailing party with respect thereto.

      20.   ADDITIONAL RIGHTS OF LANDLORD.

            (a) The rights and remedies set forth in Subparagraph 19(b) may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to a decree or judgment compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to

      Landlord at law or in equity.

            (b) Tenant hereby waives and surrenders (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the Term hereby demised or for a lesser period after termination of Tenant's right of occupancy: (1) by order or judgment of any court, (2) by any legal process or writ, or (3) under the terms of this Lease or after the termination of the Term of this Lease as herein provided and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

            (c) Tenant shall promptly (upon receipt of any invoices therefor) reimburse Landlord and each Mortgagee for any reasonable costs and expenses incurred by Landlord and each such Mortgagee in connection with any consents, approvals, waivers or amendments requested by Tenant of Landlord and/or any Mortgagee or otherwise required under or in connection with this Lease.

      21.   NOTICES, DEMANDS AND OTHER INSTRUMENTS.

            Any notice, demand, request, consent, approval, or other instrument ("NOTICE") which may be permitted, required or desired to be given in connection herewith shall be given in writing and directed to Tenant or Landlord (as applicable) as follows:

            If to Tenant:         RadioShack Corporation
                                  300 RadioShack Circle, MS WF3-125
                                  Fort Worth, Texas 76102
                                  Attn.: Vice President -- Corporate Real Estate
                                  Facsimile: (817) 415-2392

            With a copy to:       RadioShack Corporation
                                  300 RadioShack Circle, MS CF4-101
                                  Fort Worth, Texas 76102
                                  Attn.: Vice President and General Counsel
                                  Facsimile: (817) 415-6593

            If to Landlord:       Kan Am Grund Kapitalanlagegesellschaft mbH
                                  c/o WestWind Capital Partners, LP
                                  3290 Northside Parkway, Suite 675
                                  Atlanta, Georgia 30327
                                  Attn: Stephen D. McCarthy
                                        L. Clay Adams
                                        Jennifer S. Ross
                                  Facsimile: (678) 538-9959

            With a copy to:       KanAm Grund Kapitalanlagegesellschaft mbH
                                  MesseTurm
                                  60308 Frankfurt Am Main

                                  Attn: Olivier Catusse, Director
                                  Facsimile: 011 49 69 7104 11 600

            And with a copy to:   King & Spalding, LLP
                                  191 Peachtree Street, NE
                                  Atlanta, Georgia 30303
                                  Attn: W. Clay Gibson, Esq.
                                  Facsimile: (404) 572-5148

Notices shall be sent by (i) U. S. registered or certified mail, postage prepaid, return receipt requested, (ii) reputable overnight delivery service providing proof of receipt, or (iii) hand delivery, to the offices set forth above, in which case they shall be deemed delivered on the date of delivery to said offices or refusal to accept delivery, or (iv) by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. Any notice actually received or deemed received pursuant to the foregoing provisions on a non-Business Day or after 5:00 p.m. (in the recipient's time zone) on a Business Day shall be deemed received on the next Business Day. Either party may by written notice to the other party given as provided hereunder change its address for service of Notice to any other recognized business address in the continental United States. Any address so designated shall include a street address for courier delivery.

      22.   TRANSFER BY LANDLORD.

            Subject to the provisions of Paragraph 39, when applicable, Landlord shall be free to transfer its fee interest in the Premises or any part thereof or interest therein. Landlord shall be released from the responsibility for the performance of any liabilities and obligations which shall arise under the terms, covenants and conditions of this Lease subsequent to the date of any such permitted transfer. In no event shall a transfer or sale of the Premises be binding upon Tenant until Tenant has received a copy of the original instrument assigning Landlord's interest in this Lease. Such instrument shall evidence the fact that such assignee or transferee has assumed full and complete liability for all future obligations and responsibilities of Landlord, which will arise under, out of and/or in connection with this Lease from and after the effective date of such assignment or transfer; provided, however, that such assignee shall not be liable for the obligations and responsibilities of Landlord arising under, out of and/or in connection with this Lease prior to the effective date of such assignment or transfer. In the event that, in compliance with this Paragraph 22, Landlord transfers its interest in this Lease, Tenant agrees to attorn to such assignee or transferee with respect to Tenant's obligations under this Lease provided such assignee or transferee recognizes Tenant's rights under this Lease. Tenant shall, upon Landlord's or such transferee's written request, enter into an attornment agreement providing for such attornment.

      23.   MORTGAGING BY LANDLORD.

            (a) Landlord shall be free to grant one or more mortgages, deeds of trust or like security interest in the Premises and this Lease (individually a "MORTGAGE") to one or more mortgagees, deed of trust trustees or other grantees (individually, together with each holder of any note secured thereby, a "MORTGAGEE") on the condition that either (i) this

      Lease shall be superior to the Mortgage, or (ii) if this Lease is to be subordinate to the Mortgage, Tenant receives from the Mortgagee a subordination, nondisturbance and attornment agreement (an "SNDA") substantially in the form attached hereto as EXHIBIT 23. Tenant agrees, within fifteen (15) Business Days after request by Landlord, to execute and deliver an SNDA substantially in the form attached hereto as EXHIBIT 23 and to cooperate with Landlord and any Mortgagee and consider in good faith any changes to the form of SNDA attached hereto as EXHIBIT 23 reasonably requested by such Mortgagee. Tenant agrees to attorn, at the request of any Mortgagee, to such Mortgagee or other transferee upon a transfer of title by reason of foreclosure of such Mortgage or deed in lieu of foreclosure thereof. No such transfer shall be effective as to Tenant until Tenant receives written notice thereof and a certified copy of the recorded deed or other instrument evidencing such transfer. In connection with any proposed transfer, pledge or mortgage of Landlord's fee interest in the Premises or any portion of the ownership interests in Landlord, Tenant shall, within fifteen (15) Business Days after receipt of Landlord's written request therefor, provide Landlord and the proposed transferee and/or Mortgagee with confirmation in writing that subject to the applicable provisions of Subparagraph 23(a), Tenant shall recognize such transferee and Mortgagee as such in the event of the consummation of the transaction described in such notice.

            (b) Any Mortgagee which becomes an assignee of Landlord's interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor to such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Landlord under any of the terms hereof (except for obligations that first arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Tenant and Landlord, by their respective executions hereof, each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Landlord shall survive any such assignment and shall be and remain the sole liability of Landlord. Subject to the prior sentence, any transferee of Landlord's interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure sale in respect of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Landlord under any of the terms hereof, which obligation first arises prior to said transferee's or purchaser's acquisition of Landlord's interest under this Lease and shall not otherwise be liable for the defaults of any prior Landlord hereunder. Without limiting the foregoing, Tenant acknowledges and agrees that the rights of all such assignees, purchasers and transferees in and to Basic Rent and Additional Rent shall not be subject to any abatement whatsoever, or be subject to any defense, setoff, counterclaim or recoupment or reduction of any kind by reason of any event or circumstance which occurred prior to the date upon which any such assignee, purchaser or transferee obtained title to the Premises or the Landlord's interest in this Lease. Tenant shall pay when due all reasonable fees and expenses of any Mortgagee and its attorneys which are payable by Landlord pursuant to the terms of the Mortgage and which arise by reason of any default of Tenant under this Lease or any request by Tenant for any amendment or modification of, or waiver or consent relating to, the terms of this Lease, any assignment or subletting or any action otherwise affecting the Premises.

      24.   ESTOPPEL CERTIFICATES.

            (a) Tenant shall at any time and from time to time, within twenty
      (20) days following receipt by Tenant of a written request therefor from Landlord or any Mortgagee, execute, acknowledge and deliver to such requesting party executed Tenant's Certificates substantially in the forms attached hereto as EXHIBIT 24-1 and EXHIBIT 24-2, and confirming or addressing any other facts, circumstances or matters relating to the Lease that may be reasonably requested so long as such other facts, circumstances or matters do not include a waiver of any rights of Tenant. Any such certificate may be relied upon by any Mortgagee, prospective purchaser or prospective Mortgagee of the Premises or any interest in Landlord.

            (b) Landlord shall at any time and from time to time, within twenty
      (20) days following receipt by Landlord of a written request therefor from Tenant, execute, acknowledge and deliver to Tenant (or as Tenant may reasonably direct), a certificate reciting factually correct information pertaining to this Lease as reasonably requested by Tenant, including, without limitation, whether to Landlord's actual knowledge Tenant is then in default hereunder, the last dates and amounts of Rent paid hereunder and the dates of any modifications to this Lease. Such certificates may be relied upon by the parties to whom Tenant requests that they be addressed, including Tenant's lenders or a potential purchaser of Tenant.

      25.   NO MERGER.

            There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any portion thereof.

      26.   SURRENDER.

            Upon the expiration of the Term or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the condition in which the Premises is to be kept under the other provisions of this Lease, including without limitation, Paragraph 10. There shall be no renewal of this Lease by operation of law. Tenant shall, at Tenant's expense, remove from the Premises prior to such termination all property not owned by Landlord, and immediately repair any damage caused by such removal. Any such Property not so removed shall, at Landlord's election, become the property of Landlord. Landlord may thereafter cause such property to be removed and disposed of and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all building fixtures and mechanical systems, including, but not limited to, the plumbing, electrical, heating, ventilation and air conditioning systems, shall remain on the Premises and shall become the property of Landlord.

      27.   SEVERABILITY.

            Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each such remaining term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

      28.   SAVINGS CLAUSE.

            No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

      29.   BINDING EFFECT.

            Subject to Paragraphs 16, 22 and 23, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant. No amendment of this Lease shall be effective unless expressed in writing executed by Landlord and Tenant. Time is of the essence of this Lease.

      30.   MEMORANDUM OF LEASE.

            Simultaneously with the execution and delivery hereof, Landlord and Tenant shall enter into and record, at Tenant's expense, a memorandum of this Lease in the form of EXHIBIT 30 attached hereto. Upon the expiration or earlier termination of the Term, Tenant, upon request by Landlord, shall promptly execute and deliver any documentation reasonably requested by Landlord to cancel, terminate and release such memorandum from the Real Property Records of Tarrant County, Texas and any other public records in which it has been recorded.

      31.   TABLE OF CONTENTS; HEADINGS.

            The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

      32.   GOVERNING LAW.

            This Lease shall be governed by and interpreted under the laws of the State of Texas.

      33.   CERTAIN DEFINITIONS.

            (a) The term "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any day on which regular U.S. mail is not delivered or banks are generally closed in the State of Texas.

            (b) The term "GOVERNMENTAL AUTHORITY" shall mean any federal, state, county, municipal or any other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority (or private entity in lieu thereof).

            (c) The term "IMPOSITION" means:

                  (i) all real estate taxes which either become due during the
            Term or accrue during the Term and all other assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the Term of this Lease and whether or not to be completed within the Term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof or (B) this Lease or the leasehold estate hereby created or which arise in respect of the ownership, operation, possession, occupancy or use of the Premises and which either become due during the Term or accrue during the Term;

                  (ii) all sales and use taxes be levied or assessed against, or payable by, Landlord or Tenant (including any taxes not in the nature of an income tax of Landlord that may be levied or assessed in the future on the Basic Rent and Additional Rent payable hereunder) on account of the acquisition, payment of rent or leasing or use of the Premises or any portion thereof (all taxes and other governmental charges referred to in the foregoing clauses (i) and
            (ii) being referred to collectively as "TAXES"); and

                  (iii) all charges for water, gas, light, heat, telephone,
            electricity, power, trash removal, and other utilities and communications services rendered or used on or about the Premises.

            (d) The term "LANDLORD" means the owner of the rights of the Landlord under this Lease and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, any heirs, successors and assigns. The assignor or transferor shall be relieved of all future duties and obligations under this Lease provided the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder arising from and after such assignment or transfer.

            (e) The term "LEASE" means this Lease, as amended and modified from time to time, together with any memorandum or short form of lease entered into for the purpose of recording.

            (f) The term "LEGAL REQUIREMENTS" means collectively (i) all laws, rules, regulations, ordinances or orders, in effect from time to time, of all federal, state, local, county and other Governmental Authorities having authority over the Premises, any portion thereof, the use thereof, Tenant or Landlord, including without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. and (ii) any covenants, restrictions or agreements to which the Premises are subject.

      34.   ASSIGNMENT OF INTANGIBLES.

            (a) Landlord hereby assigns to Tenant, without recourse, all of Landlord's right, title and interest in all intangible property used in connection with the Land and Improvements including, without limitation, all contract rights, guarantees, architectural drawings, plans and specifications, contracts, licenses, permits, registrations and warranties relating to the ownership, construction, occupancy, use or maintenance of the Land or the Improvements, or both (the "INTANGIBLE PERSONAL Property"), for use by Tenant during the Term. Such assignment shall terminate upon the expiration or earlier termination of the Term or, if earlier, upon termination of Tenant's right of possession of the Premises following the occurrence of an Event of Default.

            (b) No later than ninety (90) days following the expiration or earlier termination of this Lease, Landlord may require in a written notice to Tenant that Tenant assign to Landlord, effective as of such expiration or earlier termination of the Term, all rights of Tenant in and to (i) such Intangible Personal Property used by Tenant in connection with the Premises as is designated by Landlord in such notice, including, without limitation, any contract rights, guaranties, licenses, permits, registrations and warranties (including without limitation licenses, permits and registrations pertaining to any clean-up or remediation of Hazardous Material on or about the Premises to the extent such licenses, permits and registrations may be assigned to Landlord) but excluding any trade names, service marks, corporate names, or other business licenses used by Tenant in the operation of its business, which are and shall remain the property of Tenant and (ii) any economic development incentives including, but not limited to, economic development grants and property tax abatements and reimbursements previously or at any time granted to Tenant by the City of Fort Worth, the Tax Increment Reinvestment Zone Number Six, City of Fort Worth, Texas, or any other Governmental Authority, to the extent the same may be assigned to Landlord. Subject to and without release of any obligation of Tenant to Landlord under this Lease which by the terms of this Lease survives the termination or expiration of this Lease, including without limitation Tenant's indemnity obligations under Paragraphs 7 and 8 of this Lease, Landlord shall assume any future obligations of Tenant in respect of any such assigned Intangible Personal Property and economic development incentives in form reasonably acceptable to Landlord and Tenant. Tenant shall execute such assignments and/or bills of sale of the Intangible Personal Property and economic development incentives as Landlord may reasonably request, provided the same do not impose any additional liability on Tenant and are otherwise reasonably acceptable to Tenant. The obligations of Landlord and Tenant under this Paragraph 34 shall survive the expiration or earlier termination of this Lease.

      35.   REPRESENTATION AND WARRANTIES.

            To induce Landlord to enter into this Lease, Tenant makes the representations and warranties set forth in EXHIBIT 35 to this Lease.

      36.   EXHIBITS.

            The Exhibits attached hereto are hereby incorporated by reference into this Lease and made a part hereof.

      37.   QUIET ENJOYMENT.

            So long as an Event of Default does not exist, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject, however, to the express terms and conditions of this Lease.

      38.   EASEMENTS.

            (a) Landlord shall in good faith consider the execution and delivery of, and shall use commercially reasonable efforts to cause any Mortgagee to join in and subordinate the Mortgage to, any amendments to or replacements of existing Easements (as defined in Subparagraph 10(b) above), but not the creation of additional easements, reasonably required for or beneficial to Tenant's use and operation of the Premises or the development and use of any property adjacent to the Premises owned by Tenant, or any affiliate of Tenant (the "ADJACENT PARCELS"), provided such amendment is in form and substance reasonably satisfactory to Landlord and such Mortgagee and does not (i) reduce the value of the Premises or the projected value of the Premises at the end of the Term or (ii) adversely affect the current or future use and operation of the buildings, structures, improvements and facilities located on or constituting a part of the Premises. All costs associated with respect to the relocation of any Easements including, but not limited to, the construction of improvements associated therewith, shall be borne by Tenant or the applicable owner of the Adjacent Parcel.

            (b) Prior to or contemporaneous with the execution of this Lease, Landlord and Tenant have entered into that certain Reciprocal Easement Agreement with Covenants, Conditions and Restrictions (the "REA") binding upon the Premises and the Adjacent Parcels and all present and future owners, occupants and lienholders of such parcels. Landlord and Tenant covenant and agree that each will comply with and/or enforce, as the case may require, all rights, covenants, and agreements granted in or created by the REA. Tenant, as part of Additional Rent hereunder, shall be responsible for and pay any costs and expenses incurred or payable by the owner of the Premises with respect to any obligations under the REA during the Term.

      39.   RIGHT OF FIRST OFFER.

            (a) Provided that no Event of Default has occurred and is continuing and subject to the provisions of this Paragraph 39, Tenant shall have a right of first offer as described in this Paragraph 39 with respect to any sale or transfer of the Premises, or any interest therein, to any person or entity; provided, however, said right of first offer shall not apply to any Excluded Transaction as provided in Section 39(e) below. If Landlord intends to offer for sale the Premises, or any interest therein, to any party (other than in connection with an Excluded Transaction), Landlord shall deliver to Tenant a written notice (constituting an offer) stating the sales price and all other material terms for the sale of the Premises (or such interest) that Landlord would accept (the "FIRST OFFER"). Tenant shall have thirty (30) days (the "ACCEPTANCE PERIOD") from its receipt of the First Offer to accept, by written notice to Landlord, the First Offer. Landlord may not revoke the First Offer during the Acceptance Period. If Tenant accepts the First Offer for the Premises, Tenant must enter into a purchase agreement with Landlord for the purchase and sale of the Premises by the later of (i) the expiration of the Acceptance Period or (ii) fifteen (15) days after Tenant has irrevocably accepted the First Offer by written notice to Landlord as provided above. The purchase agreement for the sale of the Premises shall provide for closing on the terms set forth in the First Offer. Landlord and Tenant agree to negotiate any purchase agreement in good faith. The failure of Tenant to accept the First Offer by written notice to Landlord within the Acceptance Period as provided above shall constitute rejection by Tenant of the First Offer.

            (b) If Tenant rejects the First Offer or fails to accept the First Offer prior to the expiration of the Acceptance Period, or if an Event of Default occurs during the Acceptance Period, Landlord may, subject to the terms hereof, offer the Premises (or interest therein) for sale to third parties at a price not less than ninety-five percent (95%) of the price and on other economic terms materially no more beneficial to the third party than those contained in the First Offer; provided, however, that if Landlord desires to accept an offer from a third party (the "OFFEREE") at a price that is less than ninety-five percent (95%) of the price offered to Tenant (including in all cases debt to be assumed) in the First Offer, then Landlord shall be required to re-offer the Premises (or interest therein) to Tenant at such reduced price (the "REVISED FIRST OFFER"), in which event Tenant shall either accept or reject the Revised First Offer, by written notice to Landlord, within seven (7) days after the date of its receipt of the Revised First Offer (with the failure of Tenant to accept the Revised First Offer by written notice to Landlord within the such 7-day period being deemed to be a rejection by Tenant of the Revised First Offer). If Landlord desires to accept an offer from any Offeree for a price that is ninety-five percent (95%) or more of the price offered to Tenant in the First Offer (or a lower price if Tenant rejects any Revised First Offer), Landlord may enter into a bona fide agreement to sell, assign or otherwise transfer the Premises (or such interest therein) to the Offeree no later than two hundred seventy (270) days after the end of the Acceptance Period and may close such sale, assignment or other transfer no later than three hundred sixty-five (365) days after the end of the Acceptance Period. Absent the execution and delivery of such bona fide agreement to sell, assign or otherwise transfer within such 270-day period and closing of the sale, assignment or transfer within such 365-day period, Landlord shall be required to repeat the procedure set forth in this Paragraph 39 if it still desires to sell the Premises.

            (c) In the event that Landlord shall receive an unsolicited Bona Fide Offer (as defined below) to purchase the Premises at any time and from time to time during the Term of this Lease from any person or entity, Landlord shall so notify Tenant together with a true and correct copy of said Bona Fide Offer. For purposes hereof, a "BONA FIDE OFFER" shall be deemed to be one made in writing by a person or entity in connection with a transaction that is not an Excluded Transaction (as hereinafter defined) and which Landlord desires to accept (subject to this Subparagraph 39(c)). In submitting the Bona Fide Offer to Tenant, Landlord shall segregate the price and the terms of the offer for the Premises from the price and other terms connected with any additional property or properties that such person or entity is offering to purchase from Landlord. Tenant may, at Tenant's option and within thirty (30) days after receipt of Landlord's notice of said Bona Fide Offer and receipt of a copy thereof, agree to purchase the Premises at the price and upon the terms and conditions as are contained in said Bona Fide Offer, in which event, Landlord shall sell the Premises to Tenant, and Tenant shall purchase the Premises from Landlord, upon said terms and conditions and said price. If Tenant fails to respond to Landlord's notice of said Bona Fide Offer within said thirty (30) day time period, Tenant shall be deemed to have waived its right of first refusal contained in this Subparagraph 39(c), but only as to the transaction contemplated in the Bona Fide Offer. Notwithstanding the foregoing, the price that Tenant shall pay for the Premises shall be reduced by an amount equal to broker's fees or commissions that would have been payable by Landlord if the Premises were sold pursuant to a Bona Fide Offer, except to the extent that Landlord is otherwise obligated to pay such fees or commissions to an unaffiliated third party upon the sale of the Premises to Tenant pursuant to the provisions of this Subparagraph 39(c). Landlord shall provide Tenant evidence of the amount of broker's fees or commissions payable in connection with any such Bona Fide Offer.

            (d) Landlord covenants that it shall not convey the Premises until it has complied with the terms of this Paragraph 39; provided, however, that after the initial conveyance by Landlord to any third party in connection with a transaction that is not an Excluded Transaction in compliance with the provisions of this Paragraph 39 (whether pursuant to the provisions of Subparagraph 39(b) or (c)), the provisions of this Paragraph 39 shall be void and of no further force and effect and shall no longer apply to any subsequent transfer or sale of the Premises by the owner thereof unless any such initial conveyance occurs on or before the third (3rd) anniversary of the date hereof, in which event compliance by Landlord with the terms of this Paragraph 39 shall be required for the immediately succeeding conveyance by Landlord to any third party in connection with a transaction that is not an Excluded Transaction but not in connection with any subsequent conveyance or transaction by Landlord thereafter, and, after such immediately succeeding transaction, the provisions of this Paragraph 39 shall be void and of no further force and effect and shall no longer apply to any subsequent transfer or sale of the Premises by the owner thereof. Upon request by Landlord, in connection with any such initial conveyance or other transaction for which Tenant has or is deemed to have rejected or waived its rights pursuant to the provisions of Subparagraph 39(b) or (c) above, Tenant, within five (5) days after notice from Landlord, shall execute and deliver an instrument, in recordable form and otherwise in form and substance reasonably satisfactory to Landlord, evidencing such rejection or waiver and confirming that Tenant has no rights whatsoever with respect to such conveyance or other transaction, and in addition, if requested by Landlord, Tenant shall execute and deliver an amendment to this Lease acknowledging that the rights of Tenant in this Paragraph 39 are no longer in effect and deleting this provisions of this Paragraph 39 from this Lease. Tenant may enforce this Paragraph 39, without limitation, by injunction, specific performance or other equitable relief. The terms and conditions contained in this Paragraph 39 shall be binding upon the heirs, successors and assigns of Landlord and Tenant.

            (e) Notwithstanding anything in this Paragraph 39 to the contrary, the provisions of this Paragraph 39 shall not apply to, and Landlord shall have no obligation to comply with the provisions of this Paragraph 39 in connection with any of the following (each an "EXCLUDED TRANSACTION"): (i) any transfer or sale of the Premises, or any interest therein, in conjunction with the joint marketing or sale of the Premises with one or more other assets or properties of Landlord or any Landlord Affiliate (as hereinafter defined in Subparagraph 39(f)) if the Premises and such other assets or properties together have a total aggregate gross purchase price (without deduction for debt) in excess of an amount equal to Five Hundred Million Dollars ($500,000,000.00), as increased on each anniversary of the date of this Lease by 1.25%; (ii) any transfer, assignment, issuance or sale of any partnership or other direct or indirect beneficial ownership interest in Landlord (including in connection with the admission of additional partners or other beneficial owners) so long as the Fund (as hereinafter defined in Subparagraph 39(f)) maintains not less than a twenty percent (20%) direct or indirect beneficial ownership interest in Landlord or Landlord continues to be controlled by or is under common control with Kan Am Grund, acting for the benefit of the Fund; (iii) any transfer, assignment or conveyance of all or any portion of the Premises to a partnership, limited liability company or other entity controlled by or under common control with Landlord or Kan Am Grund (as hereinafter defined in Subparagraph 39(f)), acting for the benefit the Fund, or in which Landlord or the Fund continues to maintain not less than a twenty percent (20%) direct or indirect beneficial ownership interest; (iv) any transaction involving an acquisition, disposition, merger, "roll-up" consolidation, reorganization, recapitalization, restructuring, joint venture, partnership, limited liability company, or any other material corporate transaction involving the Fund and/or its assets, including, without limitation, any transfer of all or any portion of the assets of the Fund to a public or private market vehicle that intends to qualify as a real estate investment trust or similar entity under German or United States law; (v) the purchase, sale, redemption, transfer, assignment or other conveyance of all or any interest in the Fund or in Kan Am Grund, the sponsor of the Fund; (vi) any transaction involving a sale, disposition, assignment, transfer, consolidation, merger, reorganization, recapitalization or other restructuring of Kan Am Grund, the sponsor of the Fund, or any interest in Kan Am Grund; (vii) any transaction involving a change in the sponsorship or management of the Fund; and (viii) any sale, transfer or conveyance of Landlord's interest in the Premises in connection with the foreclosure of any Mortgage whether by judicial or non-judicial sale, or any deed or assignment in lieu of foreclosure.

            (f) As used in this Paragraph 39, the following terms shall have the meanings ascribed thereto below:

                  "KAN AM GRUND" means Kan Am Grund Kapitalanlagegesellschaft mbH, a German limited liability company and the sponsor and manager of the Fund.

                  "FUND" means Kan Am grundinvest Fonds, a German open-end real estate fund sponsored by Kan Am Grund.

                  "LANDLORD AFFILIATE" means any entity (i) that is controlled by or under common control with Landlord or Kan Am Grund, acting for the benefit of the Fund, or (ii) which not less than twenty percent (20%) direct or indirect beneficial ownership interest is owned by Landlord or the Fund.

      40.   NAMING AND SIGNING RIGHTS.

            Tenant shall have the sole and exclusive right, at any time and from time to time, to select the name or names of the Premises and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Premises, as well as all rights in respect of signage for or in connection with the Premises. Landlord shall not have or acquire any right or interest with respect to any such name or names used at any time by Tenant, or any trade name, trademark, service mark or other intellectual property of any type of Tenant which are and shall remain the sole property of Tenant. Landlord shall cooperate with Tenant to effectuate Tenant's sign rights hereunder, at no cost to Tenant.

      41.   BROKERS.

            Tenant has not dealt with anyone other than Eastdil Realty Company, L.L.C. ("TENANT'S BROKER") in connection with this Lease. Tenant will pay a fee to Tenant's Broker by separate agreement. Other than Tenant's Broker, Landlord and Tenant do hereby hold and save each other harmless from any loss, cost, damage or expense, including attorneys' fees due by virtue of any claim for a brokerage commission claimed or arising as a consequence of this Lease. Each of the parties hereto represents and warrants to the other that it has not caused any other broker, agent, finder, or other party to be entitled to a fee or commission by reason of this Lease except for Tenant's Broker.

      42.   FORCE MAJEURE.

            Anything contained herein to the contrary notwithstanding, Landlord and/or Tenant shall be excused for the period of delay in the performance of any and all of their obligations under this Lease other than the obligation to pay any monetary amounts as same shall fall due, and shall not be considered in default when prevented from so performing by cause or causes beyond Landlord's or Tenant's reasonable control, including, but not limited to, all labor disputes, civil commotion, war, fire or other casualty, shortage of supplies and materials, government regulation or through act of God.

      43.   EXCULPATORY CLAUSE.

            Notwithstanding any provision of this Lease to the contrary, the liability of Landlord under and with respect to this Lease shall be limited to the interest of Landlord in the Premises, and any judgment in favor of Tenant or any party claiming by, through or under Tenant against Landlord shall be collectable only out of Landlord's interest in the Premises.

      44.   LETTER OF CREDIT.

            (a) Except as hereafter provided in this Paragraph 44, Tenant shall not be required to deposit with Landlord any security deposit in connection with this Lease. Upon

Tenant's execution of this Lease, Tenant shall, at Tenant's cost and expense, deliver to Landlord (or if requested by Landlord, with any Mortgagee designated by Landlord) an unconditional, clean, irrevocable letter of credit in the amount of Five Million and No/100 Dollars ($5,000,000) (a "LETTER OF CREDIT") that (i) names Landlord (or if requested by Landlord, any Mortgagee designated by Landlord) as the beneficiary, (ii) is issued by a federally chartered bank or trust company having at least $50 billion in assets or by another financial institution acceptable to Landlord which accepts deposits, maintains accounts, has an office in one or more of the contiguous forty-eight United States of America which will negotiate a letter of credit, and whose deposits are insured by the FDIC, (iii) has an expiry date of not less than one year from the date of issuance, (iv) permits multiple or partial drawings and permits all drawings by sight drafts only, (v) is fully transferable by Landlord without the payment of any fees or charges by Landlord, (vi) contains an "evergreen provision" providing that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the remaining Term (and in no event shall the Letter of Credit expire prior to the 45th day following the expiration of the Term) unless the issuing bank sends a notice (the "NON-RENEWAL NOTICE") to Landlord by certified mail, return receipt requested, not less than thirty (30) days prior to the then expiration date of the Letter of Credit stating that the issuing bank has elected not to renew the Letter of Credit and (vii) is issued in accordance with the most recent version of Uniform Customs and Practice for Documentary Credits and is otherwise in form and content reasonably satisfactory to Landlord. The Letter of Credit shall be held by Landlord to ensure the performance of Tenant's covenants and obligations under this Lease.

      (b) If at any time during the Term of this Lease, either (i) the senior unsecured long term credit rating of Tenant is downgraded by both Standard & Poor's Company ("S&P") and Moody's Investors Service ("MOODY'S") to below BBB-/Baa3 (S&P/Moody's), or (ii) only one of S&P and Moody's publishes a senior unsecured long term credit rating for Tenant, such long term credit rating of Tenant is downgraded below BBB-/Baa3 (S&P/Moody's), as the case may be, or (iii) neither S&P nor Moody's publishes a senior unsecured long term credit rating for Tenant, then at any time thereafter upon the occurrence of any Event of Default by Tenant (and the expiration of any applicable notice and cure period), Landlord may, without prejudice to any other remedy provided herein or by applicable law and without further notice to Tenant, draw upon the Letter of Credit and apply the proceeds thereof to the extent necessary to cure any arrears of Rent or other payments due to Landlord as a result of such Event of Default as provided herein, and in such event Tenant shall immediately deliver to Landlord an endorsement of the issuer of the Letter of Credit reinstating and increasing the credit for the portion thereof so used by Landlord, or an additional Letter of Credit conforming to the requirements of this paragraph, in an amount equal to the reduced portion of the original Letter of Credit so used by Landlord. Tenant shall not encumber the Letter of Credit in any manner (and Landlord shall not be bound by any purported encumbrance), nor shall Tenant's obligation to reimburse the issuer of the Letter of Credit be secured by any collateral, right of offset or otherwise constitute a secured obligation of Tenant. Tenant shall notify Landlord within five (5) Business Days after any change in the long term credit rating of Tenant by either S&P or Moody's. If either Moody's or S&P changes its system or manner of designating or classifying its senior unsecured long term credit ratings, the rating designation or classification that most closely describes or resembles the relevant ratings designation set forth in this Paragraph 44 shall be used for purposes hereof.

      (c) If the issuing bank of any Letter of Credit sends a Non-Renewal Notice and

Tenant does not deliver to Landlord a replacement Letter of Credit conforming in all respects to the requirements of this Paragraph 44 by the earlier of ten (10) days after the issuing bank sends such Non-Renewal Notice or the date two (2) Business Days prior to the expiry date of the Letter of Credit that is the subject of the Non-Renewal Notice ("ACCELERATED RENT EVENT"), then Landlord shall have the right to draw upon the Letter of Credit then held by Landlord; provided, however, any such amount paid to Landlord by the issuer of the Letter of Credit shall not exceed the sum of (A) three (3) months of Basic Rent for the immediately subsequent three (3) month period, plus (B) three (3) months of Taxes, premiums for Required Insurance, maintenance costs and other recurring items of Additional Rent, as reasonably estimated by Landlord for the immediately subsequent three (3) month period (collectively, the "ACCELERATED RENT"). If the amount paid to Landlord by the issuer of the Letter of Credit is less than the amount necessary to fully fund the Accelerated Rent to the required balance, then Tenant shall, within five (5) business days after the Accelerated Rent Event, deposit with Landlord a cash sum necessary to fully fund the Accelerated Rent to the required balance. Landlord shall have no obligation to invest the Accelerated Rent and Tenant will not receive any benefit with respect to any interest or other investment income associated therewith. During the period of time that an Accelerated Rent Event continues, Tenant shall receive a credit against monthly payments of Basic Rent equal to the quotient of the Accelerated Rent divided by the number of months remaining in the Term when the Accelerated Rent Event occurs. In the event that a replacement Letter of Credit which complies with the terms and conditions of this Paragraph 44 is provided to Landlord by Tenant, Tenant shall receive a credit against subsequent monthly payments of Basic Rent in the amount of the Basic Rent, on a dollar per dollar basis, until such time as the balance of the Accelerated Rent is fully expended; provided, however, if an Accelerated Rent Event subsequently occurs, Landlord shall have the right to draw upon the replacement Letter of Credit then held by Landlord in an amount necessary to restore the required balance of Accelerated Rent and, if the proceeds of the replacement Letter of Credit then held by Landlord are not enough to restore the required balance of the Accelerated Rent, then Tenant shall, within five (5) Business Days after the occurrence of such an Accelerated Rent Event, pay to Landlord an amount necessary to restore the Accelerated Rent to the required balance. Upon the occurrence of any Event of Default by Tenant (and the expiration of any applicable notice and cure period), Landlord may, without prejudice to any other remedy provided herein or by applicable law and without further notice to Tenant, apply the Accelerated Rent to the extent necessary to cure any arrears of Rent or other payments due to Landlord as a result of such Event of Default as provided herein, and in such event Tenant shall deposit with Landlord a cash sum in the amount of the Accelerated Rent so expended by Landlord. Any balance of the Accelerated Rent remaining upon the expiration or termination of this Lease shall be promptly refunded to Tenant provided all of Tenant's obligations under this Lease have been fulfilled.

      (d) Upon any transfer or assignment of this Lease by Landlord (including to any Mortgagee as security), Landlord shall have the right to transfer or assign the Letter of Credit or the Accelerated Rent to the transferee or assignee of the Lease, and in the event of such transfer and assignment, Tenant shall look solely to such transferee or assignee for the return of the Letter of Credit or the Accelerate Rent provided that such transferee or assignee expressly assumes the obligations of Landlord under this Paragraph 44 arising from and after the date of the transfer or assignment. Tenant shall, within ten
(10) days after request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm

Landlord's transfer or assignment of the Letter of Credit or the Accelerated Rent to such transferee or mortgagee, including (without limitation) an endorsement to or a replacement of any then existing Letter of Credit naming the transferee or assignee as the beneficiary thereof and otherwise in conformity with the provisions of this Paragraph 44.

      45. WAIVER OF LANDLORD LIENS. Landlord waives all constitutional, statutory and contractual landlords' liens against any of Tenant's personal property located at the Premises.

                [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

                                                LANDLORD:

                                                ________________________________

                                                By: ____________________________

                                                    By:_________________________
                                                    Name:_______________________
                                                    Its:________________________

                                                TENANT:

                                                RADIOSHACK CORPORATION, a
                                                Delaware corporation

                                                By: ____________________________

                                                    By:_________________________
                                                    Name:_______________________
                                                    Its:________________________

                                   EXHIBIT 1.1

                                LEGAL DESCRIPTION

                                    EXHIBIT 5

                                   BASIC RENT

INTERIM TERM:

                 Interim
                 Period
Period         Basic Rent
-------        ----------
Interim        $1,174,889*

PRIMARY TERM:

                    Annual Basic                   Monthly Basic
Period                 Rent                            Rent
-------             ------------                   -------------
Year 1              $ 14,098,673                   $   1,174,889
Year 2              $ 14,274,907                   $   1,189,576
Year 3              $ 14,453,343                   $   1,204,445
Year 4              $ 14,634,010                   $   1,219,501
Year 5              $ 14,816,935                   $   1,234,745
Year 6              $ 15,002,147                   $   1,250,179
Year 7              $ 15,189,674                   $   1,265,806
Year 8              $ 15,379,545                   $   1,281,629
Year 9              $ 15,571,789                   $   1,297,649
Year 10             $ 15,766,436                   $   1,313,870
Year 11             $ 15,963,517                   $   1,330,293
Year 12             $ 16,163,061                   $   1,346,922
Year 13             $ 16,365,099                   $   1,363,758
Year 14             $ 16,569,663                   $   1,380,805
Year 15             $ 16,776,783                   $   1,398,065
Year 16             $ 16,986,493                   $   1,415,541
Year 17             $ 17,198,824                   $   1,433,235
Year 18             $ 17,413,810                   $   1,451,151
Year 19             $ 17,631,482                   $   1,469,290
Year 20             $ 17,851,876                   $   1,487,656

EXTENDED TERM 1:

----------
* Subject to proration on a daily basis as of the commencement date of the Lease

                    Annual Basic                   Monthly Basic
Period                  Rent                            Rent
-------             ------------                   -------------
Year 1              $ 18,744,470                   $   1,562,039
Year 2              $ 18,978,775                   $   1,581,565
Year 3              $ 19,216,010                   $   1,601,334
Year 4              $ 19,456,210                   $   1,621,351
Year 5              $ 19,699,413                   $   1,641,618

EXTENDED TERM 2:

                    Annual Basic                   Monthly Basic
Period                  Rent                            Rent
-------             ------------                   -------------
Year 1              $ 20,684,384                   $   1,723,699
Year 2              $ 20,942,938                   $   1,745,245
Year 3              $ 21,204,725                   $   1,767,060
Year 4              $ 21,469,784                   $   1,789,149
Year 5              $ 21,738,156                   $   1,811,513

EXTENDED TERM 3:

                                        Annual Basic
Period                                      Rent
--------        ------------------------------------------------------------
Year 1-5        For each year during Extended Term 3, the greater of (x)
                Fair Market Basic Rent (as defined and determined below) per annum for such Extended Term 3 or (y) $21,738,156 per annum.

EXTENDED TERM 4:

                                        Annual Basic
Period                                      Rent
--------        --------------------------------------------------------------
Year 1-5        For each year during Extended Term 4, the greater of (x)
                Fair Market Basic Rent (as defined and determined below) per annum for such Extended Term 4 or (y) the Basic Rent per annum payable during last year of Extended Term 3.

The following provisions shall govern the determination of the Fair Market Basic Rent during any applicable Extended Term:

      (a) The term "FAIR MARKET BASIC RENT" as used herein shall mean the annual Basic Rent (projected to the date of the commencement of, and payable throughout the applicable Extended Term, without any periodic escalation) that Tenant would expect to pay and Landlord would expect to receive under triple net leases similar to this Lease for campus corporate headquarters of comparable size and quality, and on other terms and conditions comparable to this Lease, constituting premises similar to the Premises in comparable real estate markets as the market in which the Premises are located and having tenants with credit status comparable to Tenant's then credit status, adjusted to fairly reflect the square footage of the Buildings and the size and quality of the Improvements of the Premises compared to comparable premises.

      (b) Within thirty (30) days of Landlord's receipt of Tenant's Extension Notice, Landlord shall deliver to Tenant a proposal containing Landlord's good faith determination of the Fair Market Basic Rent for the Premises for the applicable Extended Term. Within fifteen (15) days after Tenant's receipt of Landlord's determination of the Fair Market Basic Rent, Tenant shall notify Landlord, in writing, whether Tenant accepts or rejects the Fair Market Basic Rent determined by Landlord. The failure of Tenant to so notify Landlord of such acceptance or rejection shall be deemed an acceptance by Tenant of Landlord's determination of the Fair Market Basic Rent. If Tenant rejects the Fair Market Basic Rent as determined by Landlord, Tenant shall specify in its rejection notice Tenant's good faith determination of the Fair Market Basic Rent for the applicable Extended Term, together with its selection of a real estate appraiser, who shall act on Tenant's behalf in determining the Fair Market Basic Rent if Landlord and Tenant cannot agree upon the Fair Market Basic Rent within the ensuing thirty (30) day period. For thirty (30) days after Landlord's receipt of Tenant's determination of the Fair Market Basic Rent, Landlord and Tenant shall negotiate in good faith (neither party acting arbitrarily or capriciously) in an effort to reach agreement as to such Fair Market Basic Rent.

      (c) If at the end of such thirty (30) day negotiation period, Landlord and Tenant have not agreed on the amount of the Fair Market Basic Rent, Landlord, within fifteen (15) days after the end of such thirty (30) day period, shall designate, by written notice to Tenant, a real estate appraiser who shall act on Landlord's behalf in the determination of the Fair Market Basic Rent. Within thirty (30) days after the selection of Landlord's appraiser, the two appraisers thus designated by Landlord and Tenant shall render a joint written determination of the amount Fair Market Basic Rent, which if agreed upon by the two appraisers shall be the Fair Market Basic Rent hereunder. If the two appraisers are unable to agree upon a joint written determination within such thirty (30) day period, each appraiser shall render his or her own written determination and the two appraisers shall select a third appraiser within such thirty (30) day period. If the two appraisers are unable to agree on the third appraiser within such thirty (30) day period, then within five (5) days thereafter, either Landlord or Tenant shall apply to the District Vice President or comparable executive officer of the Dallas, Texas office of the American Arbitration Association for the selection of a third appraiser, which third appraiser shall be appointed within fifteen (15) days after such application. All appraisers selected in accordance herewith as Landlord's appraisers, Tenant's appraiser or such third appraiser, as the case may be, shall be independent third party appraisers that are unaffiliated with either Landlord or Tenant or each other and have at least ten (10) years prior experience in the metropolitan Dallas/Ft. Worth commercial office leasing market and shall be members of one or more of the National Association of Industrial and Office Properties, the American Institute of Real Estate Appraisers or similar professional organizations. Landlord shall bear the fees and expenses of its appraiser; Tenant shall bear the fees and expenses of its appraiser; and Landlord and Tenant shall share equally the fees and expenses of the third appraiser, if any.

      (d) Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall agree upon the Fair Market Basic Rent. If a majority of the appraisers are unable to agree within the stipulated time, then each appraiser shall render his separate appraisal within such time, and the three appraisals shall be averaged in order to establish the Fair Market Basic Rent; provided, however, if either the low appraisal or the high appraisal or both are more than ten percent (10%) lower or higher than the middle appraisal such lower or higher appraisal or appraisals shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such Fair Market Basic Rent. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall establish such Fair Market Basic Rent.

      (e) If the Fair Market Basic Rent has not been determined as provided in prior to the commencement of the applicable Extended Term, Tenant shall pay the then current Basic Rent for such prior Extended Term until such time as the Fair Market Basic Rent shall have been established for the current Extended Term, provided that such interim rental payments shall be adjusted by the parties, by applicable cash payments from one party to another, to correct any underpayment or overpayment within ten (10) days of the date on which the Fair Market Basic Rent shall have been determined.

                                    EXHIBIT 9

                              PERMITTED EXCEPTIONS

The following items are the "PERMITTED EXCEPTIONS":

      1. Real Estate taxes that are not yet due or payable.

                [Other Exceptions to be added from Title Policy.]

                                   EXHIBIT 23

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT made as of the ____ day of ______________, 20__, by and between ________________________,
a(n)______________________ ("MORTGAGEE"), __________________________, a(n)
__________________ ("LANDLORD") and RADIOSHACK CORPORATION, a Delaware corporation ("TENANT");

                                 R E C I T A L S

      A. Mortgagee is the holder of a Note in the original principal amount of $_________________________, secured by a Mortgage or Deed of Trust ("MORTGAGE") dated __________________, 20__, recorded on __________________, 20__, in Volume
_____, Page _____, in the Real Property Records of Tarrant County, Texas, covering the property legally described on Exhibit "A" attached hereto and made a part hereof.

      B. By Lease dated ___________________, 2005, ("LEASE"), recorded by
Memorandum of Lease of even date, on ___________________, 2005, in Volume _____, Page _____, in the Real Property Records of Tarrant County, Texas, Landlord, as landlord, leased to Tenant, as tenant, that certain real property legally described on Exhibit "A" ("LEASED PREMISES").

      C. Mortgagee, Tenant and Landlord desire to confirm their understanding with respect to the Lease and the Mortgage.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and other good and valuable consideration, the parties agree as follows:

      1. Subject to the covenants, terms and conditions of this Agreement, the lien of the Lease is hereby subordinated to the lien of the Mortgage. If there shall be a conflict between the terms of the Lease and the terms of the Mortgage, the terms of the Lease shall prevail.

      2. In the event Mortgagee or any other party (collectively "SUCCESSOR LANDLORD") acquires title or right of possession of the Leased Premises under the Mortgage through foreclosure, or otherwise, the Lease shall remain in full force and effect and Tenant shall continue occupancy of the Leased Premises in accordance with the terms and provisions of the Lease. In such event, during the period that it holds title to or possession of the Leased Premises, Successor Landlord shall be in all respects bound by the Lease as Landlord and by all of Tenant's rights thereunder. Successor Landlord's remedies pursuant to the Lease will be in full force and effect once Successor Landlord succeeds to the interest of Landlord under the Lease and once Successor Landlord is bound by all of the terms and conditions of the Lease.

      3. So long as Successor Landlord shall be bound by the terms and conditions of the Lease, Tenant shall attorn to Successor Landlord when Successor Landlord is in possession of the Leased Premises, whether such possession is pursuant to Mortgagee's rights under the Mortgage (which such attornment shall be effective and self operative without the execution of any further instrument on the part of any of the parties hereto), or otherwise, and will continue occupancy of the Leased Premises under the same terms and conditions of the Lease.

      4. Mortgagee shall not include Tenant in any foreclosure proceeding involving the Leased Premises, unless required by applicable state law for Mortgagee to accomplish the foreclosure and then not to interfere with or diminish Tenant's rights under the Lease or disturb Tenant's possession.

      5. In the event that Successor Landlord succeeds to the interest of Landlord under the Lease, Successor Landlord shall not be:

      (a) Liable for any act or omission of any prior landlord (including Landlord) or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except for any defaults or remedies of which Tenant has notified Mortgagee prior to Successor Landlord becoming bound by the Lease in accordance with paragraph 2. Successor Landlord will not be held liable for any consequential damages for defaults of any prior Landlord; or

      (b) Bound by any payment of any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

      (c) Bound by any amendment or modification of the Lease made hereafter without Mortgagee's written consent.

      6. Tenant hereby agrees that upon receipt of written notice from Mortgagee of a default by Landlord under the Mortgage, all checks for rent and other sums payable by Tenant under the Lease to Landlord shall, from the date of Tenant's receipt of such written notice, be delivered to and drawn to the exclusive order of Mortgagee until Mortgagee or a court of competent jurisdiction shall direct otherwise. Such an assignment of rent shall not relieve Landlord of any of its obligations under the Lease and shall not modify or diminish any rights granted to Tenant by the Lease or this Agreement. Landlord hereby consents and agrees to the provisions of this paragraph and hereby authorizes Tenant to direct all rental and other payments under the Lease as provided by this paragraph. Landlord hereby relieves Tenant from any liability by reason of Tenant's payment of any sums under the Lease as required by this paragraph. Tenant shall have no obligation to verify the existence of any such default stated in the notice from Mortgagee under this paragraph.

      7. In the event Successor Landlord acquires title or right of possession of the Leased Premises, Tenant acknowledges and agrees that the liability of such Successor Landlord under the Lease shall be limited to its interest in the property described on Exhibit "A" and the rents, income and profits therefrom. Notwithstanding anything herein to the contrary, Tenant shall have all of its equitable remedies against Successor Landlord. Nothing contained herein shall otherwise limit Tenant's rights or remedies as provided in the Lease.

      8. All notices under this Agreement shall be deemed to have been duly given if made in writing and sent by United States certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, and addressed as follows:

         If to Mortgagee: ___________________________
                          ___________________________
                          ___________________________
                          ___________________________

          If to Tenant:   RadioShack Corporation
                          300 RadioShack Circle, MS WF3-125
                          Fort Worth, Texas 76102
                          Attn.: Vice President -- Corporate Real Estate

          With a copy to: RadioShack Corporation
                          300 RadioShack Circle, MS CF4-101
                          Fort Worth, Texas 76102
                          Attn.: General Counsel

         If to Landlord:  ___________________________
                          ___________________________
                          ___________________________
                          ___________________________

provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

      9. Tenant agrees that the right of first refusal shall not apply to Successor Landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal shall apply to subsequent purchasers of the Leased Premises. It is the express intention of Landlord and Tenant that the acquisition by either party of the right, title, interest and estate of the other party in and to the Leased Premises shall not result in termination or cancellation of the Lease by operation of the principle of merger of estates or otherwise, notwithstanding any applicable law to the contrary.

      10. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

      11. This Agreement shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the land.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                           (SIGNATURE PAGE TO FOLLOW)

RADIOSHACK CORPORATION,                   MORTGAGEE (Enter name here)
a Delaware corporation

By:___________________________            By:_____________________________
Name:_________________________            Name:___________________________
Its:__________________________            Its:____________________________

LANDLORD (Enter name here)

By:___________________________
Name:_________________________
Its:__________________________

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of ________________, 20___, by ________________, _____________________ of
RadioShack Corporation, a Delaware corporation, on behalf of said corporation.

                                                  ______________________________
                                                  Notary Public, State of Texas

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF ______________        Section

COUNTY OF _____________        Section

      This instrument was acknowledged before me on the ___ day of ____________, 20___, by ________________, _____________________ of ________________________,
a(n) ___________________, on behalf of said _______________________.

                                       _________________________________________
                                       Notary Public, State of _________________

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF ______________   Section

COUNTY OF _____________   Section

      This instrument was acknowledged before me on the ___ day of ____________, 20___, by ________________, _____________________ of ________________________,
a(n) ___________________, on behalf of said _______________________.

                                       _________________________________________
                                       Notary Public, State of _________________

[SEAL]

AFTER RECORDING RETURN TO:

RadioShack Corporation
300 RadioShack Circle, MS CF4-101
Fort Worth, Texas 76102
Attn.: General Counsel

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                  EXHIBIT 24-1

                              ESTOPPEL CERTIFICATE

            The undersigned, RadioShack Corporation (the "TENANT"), a Delaware corporation, is the tenant under a lease (the "LEASE") dated ___________, ________________, between the Tenant and ______________________, as the landlord
(the "LANDLORD"), of certain real property located in the County of Tarrant in the State of Texas commonly known as 300 RadioShack Circle, Fort Worth, Texas 76102 legally described on attached EXHIBIT A (the "PREMISES"). With the understanding that _____________________ ____________________, ("LENDER") a(n)
___________ corporation, will rely upon the covenants, representations and statements made herein in making a mortgage loan of $_________________, more or less (the "LOAN") to Landlord evidenced by [A PROMISSORY NOTE] (the "NOTE") in the aggregate principal amount of the Loan, executed by Landlord in favor of Lender and secured by a [MORTGAGE AND SECURITY AGREEMENT] (the "DEED OF TRUST") creating a first lien on the Premises and Landlord's interest in the Lease and by an [ASSIGNMENT OF LEASES AND RENTS] (the "ASSIGNMENT OF LEASES AND RENTS") creating a direct and absolute assignment to Lender of all of Landlord's rights, title and interest as Landlord in and to the Lease and all rent due thereunder, will rely upon the covenants, representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord's interest in the Lease [OR PURCHASING OWNERSHIP INTERESTS IN LANDLORD], Tenant hereby covenants, represents and warrants as follows (terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Lease):

            1. The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord's interest in the Lease, except as described above in favor of Lender.

            2. The construction of the Improvements has been completed. The Improvements comply with all Legal Requirements in all material respects.

            3. Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            4. All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.

            5. Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [IF NONE, STATE "NONE"] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

            6. The term of the Lease commenced on _________________, ________________, and continues through __________________ unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. The Tenant is obligated to pay rent in monthly installments in an amount not less than $______________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than ten (10) days before it comes due.

            7. To the best of Tenant's knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in EXHIBIT 35 to the Lease are true and correct as of the date hereof. No offset exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            8. Beginning with the payment of Basic Rent due _______, the Tenant agrees to pay to Lender all rentals and any other sums due Landlord whatsoever under the Lease without offset, counterclaim, deduction, defense, abatement, deferment or diminution for any reason, on or before such date such payments are due to the Landlord under the Lease and Tenant, will not, for any reason whatsoever, seek to recover from Lender any monies paid to the Lender by virtue of the Lease.

            9. Beginning with the payment of Basic Rent due ______________, Tenant hereby acknowledges and agrees to comply with Landlord's authorization and direction to Tenant to make all payments due under the Lease directly to Lender until otherwise advised in writing by Lender by wire transfer of immediately available funds to _______________ _____________________________, for credit to ____________________________ ____________, Account No. _________
Re: Loan No. __________, with reference to the Landlord.

            10. Tenant agrees to deliver to Lender duplicate original copies of all notices, offers, undertakings, demands, statements, financial reports, documents or other communications which it delivers to Landlord pursuant to the Lease.

            11. Without the prior written consent of the Lender, Tenant agrees not to enter into any agreement subordinating, terminating, amending or modifying the Lease, so long as the Loan has not been repaid in full. Any such attempted subordination, modification, amendment or termination shall be void. In the event that the Lease shall be amended, modified or supplemented with the Lender's prior written consent, the Lease as so amended, modified or supplemented shall continue to be subject to the provisions of this Certificate.

            12. This Certificate may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Certificate shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns, and to no other person or entities. The representations, warranties and agreements made herein shall survive the closing of the Loan between the Lender and Landlord.

            13. Tenant agrees that it shall, pursuant to Paragraph 23 of the Lease and any Subordination, Non-Disturbance and Attornment Agreement between Tenant and Lender, attorn to and recognize Lender as the Landlord under the Lease, should Lender become the Landlord under the Lease.

            14. In the event title to the Premises, or any part thereof, is acquired by or becomes vested in the Tenant, whether pursuant to the Lease or otherwise, there shall be no merger of estates and the Lease shall not terminate or be affected thereby unless and until the Mortgage has been released.

            15. For so long as the Loan is outstanding, Lender or its designee may upon reasonable notice (and, at the option of Tenant, accompanied by a representative of Tenant) enter upon the Premises during regular business hours to visit or inspect the Premises applicable to the Premises or the Lease at such reasonable times as Lender or its designee may request.

            16. The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any Legal Requirement or result in any default in the terms of any agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant's property.

            17. The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and general principles of equity.

            18. The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant's performance of the Lease.

            19. As between Landlord and Tenant, the execution and delivery of this Certificate shall in no way expand the rights or obligations of the Landlord and Tenant arising under the Lease.

            20. This Certificate and the agreements, representations and warranties made herein shall be governed by the laws of Texas.

            IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of _____________, ________________.

                                                TENANT:

                                                RadioShack Corporation

                                                By______________________________
                                                Name____________________________
                                                Its_____________________________

                                  EXHIBIT 24-2

                              ESTOPPEL CERTIFICATE

            The undersigned, RadioShack Corporation, ("TENANT") is the tenant under a lease (the "LEASE") dated ___________, ________________ between Tenant and _____________________, a ___________________________, as the landlord
("LANDLORD") of certain real property located in the County of Tarrant in the State of Texas as described on attached EXHIBIT A (the "PREMISES"). With the understanding that __________________ ("PURCHASER") will rely upon the representations and warranties made herein in purchasing the Premises and accepting an assignment of Landlord 's interest in the Lease [OR PURCHASING THE OWNERSHIP INTERESTS IN LANDLORD], Tenant hereby represents and warrants as follows (terms used herein without definition shall have the meaning ascribed to them in the Lease):

            1. The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord's interest in the Lease except the assignment by Landlord pursuant to [REFERENCE MORTGAGE AND/OR ASSIGNMENT OF LEASES AND RENTS].

            2. The construction of the Improvements has been completed. The Improvements Comply with all Legal Requirements in all material respects.

            3. Landlord does not have any unsatisfied obligations to the Tenant arising out of or incurred in connection with the construction of the Improvements on the Premises, the sale of the Premises to the Landlord or the leasing of the Premises to the Tenant, and no defense or right of termination, offset, abatement or counterclaim exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

            4. All permits and certificates of occupancy, if any, required for the operation of the Premises by the Tenant have been obtained, and the Premises may be used for the purposes contemplated by the Tenant in accordance with applicable Legal Requirements.

            5. Attached hereto is a true and correct copy of the Lease and the following amendments thereto: [IF NONE, STATE "NONE"] The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

            6. The term of the Lease commenced on ________________________ and continues through __________________ unless extended as provided in the Lease. Tenant has commenced paying rent without offset or abatement. The Tenant is obligated to pay rent in monthly installments in an amount not less than $______________, which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than ten (10) days before it comes due.

            7. To the best of Tenant's knowledge after reasonable inquiry, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. The representations and warranties contained in EXHIBIT 35 to the Lease are true and correct as of the date hereof.

            8. The execution, delivery and performance of the Lease or this Certificate by Tenant does not violate any Legal Requirement or result in any default in the terms of any agreement or instrument to which Tenant is a party or create any lien, charge or encumbrance upon Tenant's property.

            9. The Lease and this Certificate have been duly authorized, executed and delivered by Tenant and constitute legal, valid and binding instruments enforceable against Tenant in accordance with their respective terms, except that such other terms may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally incurred.

            10. The provisions of the Lease were negotiated at arms length and no consent, authorization or approval of any government authority is necessary in connection with Tenant's performance of the Lease.

            11. This Certificate and the representations and warranties made herein shall be governed by the laws of Texas.

            12. Tenant has been authorized and directed to make all payments due under the Lease directly to the first Mortgagee until otherwise advised in writing by said first Mortgagee, at _______________________ for credit to ___________________________ Re: Loan No. _______________.

            IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the undersigned as of _____________, _____.

                                                TENANT:

                                                RadioShack Corporation

                                                By______________________________
                                                Name____________________________
                                                Its_____________________________

                                   EXHIBIT 30

                           Form of Memorandum of Lease

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE, made as of the ____ day of __________, 2005, between __________________________ ("LANDLORD") having an address at ____________________, and RadioShack Corporation ("TENANT"), a Delaware corporation, having an address at 300 RadioShack Circle, MS _____, Fort Worth, Texas 76102.

1. Lease. Landlord has demised and let to Tenant pursuant to the terms and conditions of a Lease dated as of the date hereof (the "LEASE"), the terms and conditions of which are incorporated herein as though set forth in full, certain real property located in the City of Fort Worth, County of Tarrant, State of Texas, described in Exhibit "A" attached hereto together with all of the improvements located thereon (the "LEASED PREMISES").

2. Original Term. Under the terms of the Lease, Tenant may have and hold the Leased Premises, together with the tenements, hereditaments, appurtenances and easements thereunto belonging, at the rental and upon the terms and conditions therein stated, for an original term (the "TERM") commencing as of _______________ and ending on __________, 20__.

3. Extended Term(s); Etc. Under the terms of the Lease, the Term may be extended by Tenant for four (4) separate and additional periods of five
      (5) years each after the expiration of the then Term (each such additional 5-year period is hereinafter referred to as an "EXTENDED TERM"). Each Extended Term shall be subject to all the terms and conditions of the Lease as if the Term originally included the Extended Term (except that Tenant shall not have the right to any additional Extended Terms beyond such four (4) additional periods). The Lease also contains a right of first refusal relating to certain sales of the Property by Landlord.

4. Purpose and Intention. This Memorandum of Lease is executed for the purpose of recordation in order to give notice of the Lease and is not intended, and shall not be construed, to define, limit or modify the Lease. The leasehold estate created and conveyed hereby with respect to the Leased Premises is intended to be one and the same estate as was created with respect to the Leased Premises by the Lease and is further intended to be governed in all respects solely by the Lease and all of the provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

                                                LANDLORD:

                                                _______________________________,
                                                a ______________________________

                                                By: ____________________________
                                                    Its: _______________________

                                                TENANT:

                                                Radioshack Corporation, a
                                                Delaware corporation

                                                By: ____________________________
                                                    Its: _______________________

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of ____________, 2005, by ________________, _____________________ of ________________________,
a(n) ___________________.

                                                   _____________________________
                                                   Notary Public, State of Texas

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF TEXAS        Section

COUNTY OF TARRANT     Section

      This instrument was acknowledged before me on the ___ day of ____________, 2005, by ________________, _____________________ of RadioShack Corporation, a
Delaware corporation, on behalf of said corporation.

                                                   _____________________________
                                                   Notary Public, State of Texas

[SEAL]

                                   EXHIBIT 35

                      TENANT REPRESENTATIONS AND WARRANTIES

      Tenant represents and warrants to Landlord that the following are true and correct as of the date hereof:

      (a) Tenant is a corporation duly organized, validly existing and in good standing in the State of Delaware. Tenant has the corporate power and authority to conduct its business as now conducted, to lease the Premises and to enter into and perform its obligations under this Lease. Tenant is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

      (b) This Lease has been duly authorized by all necessary corporate action on the part of Tenant and has been duly executed and delivered by Tenant, and the execution, delivery and performance thereof by Tenant will not (i) require any approval of the stockholders of Tenant or any approval or consent of any trustee or holder of any indebtedness or obligation of Tenant, other than such consents and approvals as have been obtained, (ii) contravene any applicable Legal Requirements binding on Tenant, or (iii) contravene or result in any breach of or constitute any default under Tenant's charter or by-laws or other organizational documents, or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Tenant is a party or by which Tenant is bound.

      (c) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors' rights in general.

      (d) No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Tenant, and Tenant has not made a general assignment for the benefit of creditors.

      (e) To Tenant's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or Governmental Authority against or affecting Tenant with respect to the Premises that, if determined adversely to such Tenant or the Premises, would materially and adversely affect the market value of the Premises.

      (f) All water, sewer, gas, electric, telephone, cable, drainage facilities, and other utilities required by applicable Legal Requirements or by the use and operation of the Premises are installed to the property lines of the Land, are connected to the Improvements pursuant to valid permits, are adequate to service the Premises for its current use and so as to comply with applicable Legal Requirements, are in good working order and repair, and enter and exit the Land, as the case may be, directly through either (A) public rights-of-ways, (B) valid and recorded easements for the benefit of the Land, (C) easements established by a plat fully and finally platted in accordance with the applicable ordinances, rules, regulations, requirements and procedures of the City of Fort Worth and/or other Governmental Authorities or (D) the REA; all driveways, roads, sidewalks and other vehicular and pedestrian passageways located on the Premises comply with all applicable Legal requirements and enter and exit the Land, as the case may be, through one of the means described in the foregoing (A)-(D); and all other easements and rights necessary for the continued operation, maintenance, use and occupancy of the Premises (such as, without limitation, slope, support, foundation, drainage and encroachment easements) have been or will be validly created for the benefit of the Premises pursuant to the easements referred to in the foregoing (B)-(D).

                                    EXHIBIT E

                              SPECIAL WARRANTY DEED

THE STATE OF TEXAS          Section
                            Section        KNOW ALL PERSONS BY THESE PRESENTS
COUNTY OF TARRANT           Section

                        NOTICE OF CONFIDENTIALITY RIGHTS

IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWNG INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC
RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

      RADIOSHACK CORPORATION, a Delaware corporation ("GRANTOR"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other good and valuable consideration to it paid by _______________________, a(n) _________ ________ ("GRANTEE"), whose mailing address is _________________________________
___________, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY unto Grantee that certain tract of land ("Land") described in Exhibit A hereto, together with all improvements, thereon and all rights and appurtenances appertaining thereto (herein collectively called the "Property").

      Grantor hereby reserves unto itself all of Grantor's interest in the oil and gas that are under the Property (collectively, the "MINERALS"), subject, however, to the terms and conditions of that certain Reciprocal Easement Agreement with Covenants, Conditions and Restrictions entered into between Grantor and Grantee concurrently herewith and to be recorded in the Deed Records of Tarrant County, Texas after the recording of this Deed.

      This conveyance is given and accepted subject to the restrictions, reservations, covenants, conditions, rights-of-way, easements, and encumbrances set forth on Exhibit B attached hereto and incorporated herein (herein called the "PERMITTED ENCUMBRANCES").

      [Add appropriate Vendor's Lien language as necessary]

      TO HAVE AND TO HOLD the Property together with all and singular rights and appurtenances thereto in anywise belonging unto Grantee, its legal representatives, successors, and assigns forever, and Grantor does hereby bind itself, its legal representatives, successors, and assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Encumbrances, unto Grantee, its legal representatives, successors, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.

      WITNESS THE EXECUTION HEREOF as of the ___ day of _____________, 2005.

                                                GRANTOR:

                                                RADIOSHACK CORPORATION, a
                                                Delaware corporation

                                                By:_____________________________
                                                Name:___________________________
                                                Its:____________________________

                                 ACKNOWLEDGEMENT

STATE OF TEXAS         Section

COUNTY OF TARRANT      Section

      This instrument was acknowledged before me on the ___ day of _____________ ___, 2005, by ________________, _____________________ of RadioShack Corporation,
a Delaware corporation, on behalf of said corporation.

                                           ___________________________________
                                           Notary Public, State of Texas

[SEAL]

AFTER RECORDING RETURN TO:

_____________________________
_____________________________
_____________________________
_____________________________

                                    EXHIBIT F

                      ASSIGNMENT OF WARRANTIES AND PERMITS

DATE: __________________________, 2005

ASSIGNOR: RadioShack Corporation, a Delaware corporation

ASSIGNEE: ____________________, a ___________________

                                    RECITALS:

      Assignor presently owns the real property described in Exhibit A to this Assignment and the improvements and personal property located thereon (the "PROPERTY").

      WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of ____________________, 2005 (the "PURCHASE AGREEMENT"), wherein Assignor agreed to sell and Assignee agreed to buy the Property;

      Assignor desires to sell the Property to Assignee, and in connection therewith, Assignor desires to sell, convey and assign to Assignee and Assignee desires to acquire Assignor's interest, if any, in and to the following described rights, interests and property inuring to the benefit of Assignor and relating to the Property.

      FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor agrees as follows:

      Assignment. Subject to any applicable assignment provisions set forth in the Lease, Assignor assigns, transfers, sets over, and conveys to Assignee, to the extent the same are assignable, all of Assignor's right, title, and interest, if any, in and to (i) any warranties and/or guaranties, express or implied, from contractors, builders, manufacturers, and/or suppliers inuring to the benefit of Assignor and relating to the Property, (ii) any licenses or permits relating to the Property, and (iii) any other Intangible Personal Property described in the Purchase Agreement, excluding the Excluded Property described in the Purchase Agreement.

      Bill of Sale. Subject to any applicable assignment provisions set forth in the Lease, Assignor assigns and conveys to Assignee any of the Improvements which constitute personal property and all other tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Assignor and used in connection with the operation of the Property, excluding the Excluded Property described in the Purchase Agreement.

      Binding Effect. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      Construction; Definitions. This Assignment shall be construed according to Texas law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

      DATED as of the day and year first above written.

                             ASSIGNOR: RadioShack Corporation, a Delaware
                                       corporation

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                             ASSIGNEE: ___________________________________, a(n)

                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________

                                    EXHIBIT G

                               MEMORANDUM OF LEASE

                        NOTICE OF CONFIDENTIALITY RIGHTS

IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWNG INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC
RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

      THIS MEMORANDUM OF LEASE, made as of the ____ day of __________, 2005, between ______________________________________________ ("LANDLORD") having an address at ______________________________, and RadioShack Corporation ("TENANT"), a Delaware corporation, having an address at 300 RadioShack Circle, MS _____, Fort Worth, Texas 76102.

1. Lease. Landlord has demised and let to Tenant pursuant to the terms and conditions of a Lease dated as of the date hereof (the "Lease"), the terms and conditions of which are incorporated herein as though set forth in full, certain real property located in the City of Fort Worth, County of Tarrant, State of Texas, described in Exhibit A attached hereto together with all of the improvements located thereon (the "Leased Premises").

2. Original Term. Under the terms of the Lease, Tenant may have and hold the Leased Premises, together with the tenements, hereditaments, appurtenances and easements thereunto belonging, at the rental and upon the terms and conditions therein stated, for an original term (the "Term") commencing as of _______________ and ending on __________, 20__.

3. Extended Term(s); Etc. Under the terms of the Lease, the Term may be extended by Tenant for four (4) separate and additional periods of five
      (5) years each after the expiration of the then Term (each such additional 5-year period is hereinafter referred to as an "Extended Term"). Each Extended Term shall be subject to all the terms and conditions of the Lease as if the Term originally included the Extended Term (except that Tenant shall not have the right to any additional Extended Terms beyond such four (4) additional periods). The Lease also contains a right of first offer relating to certain sales of the Property by Landlord.

4. Purpose and Intention. This Memorandum of Lease is executed for the purpose of recordation in order to give notice of the Lease and is not intended, and shall not be construed, to define, limit or modify the Lease. The leasehold estate created and conveyed hereby with respect to the Leased Premises is intended to be one and the same estate as was created with respect to the Leased Premises by the Lease and is further intended to be governed in all respects solely by the Lease and all of the provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Lease as of the day and year first above written.

                                       LANDLORD:

                                       ________________________________________,
                                       a _____________________

                                       By:______________________________________
                                       Name:____________________________________
                                       Its:_____________________________________

                                       TENANT:

                                       Radioshack Corporation, a
                                       Delaware corporation

                                       By:______________________________________
                                       Name:____________________________________
                                       Its:_____________________________________

                                 ACKNOWLEDGEMENT

STATE OF _______       Section

COUNTY OF _________    Section

      This instrument was acknowledged before me on the ___ day of _____________ ___, 2005, by ________________, _____________________ of ______________________,
a(n) ___________________.

                                       _________________________________________
                                       Notary Public, State of _________

[SEAL]

                                 ACKNOWLEDGEMENT

STATE OF TEXAS         Section

COUNTY OF TARRANT      Section

      This instrument was acknowledged before me on the ___ day of _____________ ___, 2005, by ________________, _____________________ of RadioShack Corporation,
a Delaware corporation, on behalf of said corporation.

                                       _________________________________________
                                       Notary Public, State of Texas

[SEAL]

                                    EXHIBIT H

                      Form of Reciprocal Easement Agreement

                               (Follows this Page)

                  RECIPROCAL EASEMENT AGREEMENT WITH COVENANTS,
                           CONDITIONS AND RESTRICTIONS

      THIS RECIPROCAL EASEMENT AGREEMENT WITH COVENANTS, CONDITIONS AND RESTRICTIONS (the "Agreement") is made and entered into this ___________ day of _____________, 2005, by and between RadioShack Corporation, a Delaware corporation ("RadioShack"), and __________________________________________, a(n)
____________________ ("Kan Am").

                                    RECITALS

A. RadioShack this date has sold to Kan Am a tract of land more particularly described on Exhibit "A" attached to this Agreement and all improvements located thereon ("Lot 1").

B. RadioShack owns two (2) undeveloped tracts of land more particularly described on Exhibit "B" attached hereto, which are adjacent to Lot 1 ("Lot 2" and "Lot 3," respectively, and collectively, the "Adjacent Lots").

C. In connection with the sale of Lot 1 to Kan Am, Kan Am as landlord, and RadioShack as tenant, have entered into that certain Lease of even date herewith (the "RadioShack Lease"), whereby RadioShack will lease Lot 1 from Kan Am in accordance with the terms and provisions set forth in the Lease.

D. The parties desire to the extent described in this Agreement to develop and operate their respective tracts of land compatibly.

NOW, THEREFORE, in consideration of the above premises and of the covenants herein contained, RadioShack and Kan Am hereby covenant and agree that the Lots and all present and future owners and occupants of the Lots shall be and hereby are subject to the terms, covenants, easements, restrictions and conditions hereinafter set forth in this Agreement, so that said Lots shall be maintained, kept, sold and used in full compliance with and subject to this Agreement and, in connection therewith, the parties hereto on behalf of themselves and their respective successors and assigns covenant and agree as follows:

                                   AGREEMENTS

1.    Definitions. For purposes hereof:

            (a) The term "Owner" or "Owners" shall mean RadioShack (as to the Adjacent Lots) and Kan Am (as to Lot 1) and any and all successors or assigns of such entities as the owner or owners of fee simple title to all or any portion of the real property covered hereby, whether by sale, assignment, inheritance, operation of law, trustee's sale, foreclosure, or otherwise, but not including the holder of any lien or encumbrance on such real property prior to foreclosure or conveyance in lieu of foreclosure thereof.

            (b) The term "Lot" or "Lots" shall mean Lots 1, 2 and 3 and any future subdivisions thereof.

            (c) The term "Permittees" shall mean the tenant(s) or occupant(s) of a Lot, and the respective employees, agents, contractors, customers, invitees and licensees of (i) the Owner of such Lot, and/or (ii) such tenant(s) or occupant(s).

            (d) The term "Exterior Areas" shall mean those portions of Lot 1 and the Adjacent Lots from time to time located thereon that are outside of exterior walls of buildings or other structures from time to time located on the Lots, and which are either unimproved, or are improved as (without limitation) parking areas, landscaped areas, driveways, roadways, walkways, light standards, curbing, paving, entrances, exits and other similar exterior site improvements.

            (e) The term "Access Easement Area" shall mean those portions of Lot 1 and the Adjacent Lots as depicted and identified as such on Exhibit "C" attached hereto, together with all driveways, roadways, walkways, curbing, paving, entrances, exits and other similar exterior site improvements located thereon from time to time.

            (f) The term "Drainage Easement Area" shall mean those portions of the Adjacent Lots as depicted and identified as such on Exhibit "D" attached hereto.

            (g) The term "Utility Easement Areas" shall mean those portions of the Adjacent Lots as depicted and identified as such on Exhibits "E" and "F."

            (h) The term "Plat" shall mean the Final Plat of Lots 1, 2 and 3, Block 1, RADIOSHACK ADDITION, an Addition to the City of Fort Worth, as recorded in Volume ___, Page ___, Plat Records of Tarrant County, Texas.

            (i) The term "Utility Lines" shall mean those facilities and systems, whether now existing or hereafter installed, for transmission of utility services, including, but not limited to, water drainage and storage systems and structures; fire protection, irrigation and domestic water mains; sanitary and storm sewer lines; telephone lines and communication lines; electrical conduits or systems, gas mains and other public or private utilities or underground utility systems.

            (j) The term "Common Utility Lines" shall mean those Utility Lines which are installed to provide the applicable service to more than one of the Lots.

            (k) The term "Separate Utility Lines" shall mean those Utility Lines which are installed to provide applicable service to only one Lot. For the purpose of this Agreement, the portion of a Utility Line extending between a Common Utility

            Line and a building or other improvements shall be considered a Separate Utility Line.

2.    Access Easement.

      2.1 Subject to any express conditions, limitations or reservations contained herein, the Owners hereby grant, establish, covenant and agree that the Lots, and all Owners and Permittees of the Lots, shall be benefited and burdened by a nonexclusive, perpetual and reciprocal easement for reasonable access, ingress and egress over the Access Easement Area (the "Access Easement") so as to provide for the passage of motor vehicles and pedestrians to and from (i) the Adjacent Lots and Lot 1, as the case may be, and (ii) abutting streets or rights of way furnishing access to such Lots through the Access Easement.

      2.2 In connection with the future development of any Adjacent Lot, the Owners of the other Lots agree to cooperate in good faith with the Owner of any Adjacent Lot being developed with respect to the relocation of any portion of the Access Easement Area reasonably required for or beneficial to the use and development of the Adjacent Lot being developed including, but not limited to, joining in, and using its best efforts to cause any mortgagee to join in and subordinate any mortgage then affecting such other Lot to any new easement or any amendment to this Agreement, provided such amended easement does not materially reduce the value of the other Lots or adversely affect the current or future use and operation of the buildings, structures, improvements and facilities located on Lot 1. All costs associated with respect to the relocation of any easements including, but not limited to, the construction of improvements associated therewith, shall be borne by the Owner of the Adjacent Lot being developed.

      2.3 The Owner of each Lot shall, at the sole expense of such Owner, maintain the Access Easement Area and related improvements located on its Lot at all times in good and clean condition and repair.

3.    Drainage Easement.

      3.1 Subject to any express conditions, limitations or reservations contained herein, the Owner of the Adjacent Lots hereby grants, conveys and establishes, and covenants and agrees that Lot 1 and the Owner of Lot 1 shall be benefited by, a nonexclusive, perpetual easement for the discharge, drainage, retention and detention of storm water runoff over and across the Drainage Easement Area (the "Drainage Easement"). The Drainage Easement shall include the right of the Owner of Lot 1 (and its agents, employees and contractors) to repair, maintain and replace to Drainage Easement, including reasonable ingress and egress with respect to the Drainage Easement Area as may be required to perform such repair, maintenance and replacement.

      3.2 The Drainage Easement Area shall not be modified, altered, relocated or otherwise changed without the prior written consent of the Owner of Lot
      1. The Owner
      of Lot 1 shall operate and maintain, or cause to be operated and maintained, in good order, condition and repair, the Drainage Easement Area and make any and all repairs that may from time to time be required with respect thereto. No Adjacent Lot or Owner of any Adjacent Lot shall have the right, or shall grant to any third party, the right to use the Drainage Easement Area without the prior written consent of the Owner of Lot 1, if such use would adversely affect the Drainage Easement or the capacity of the Drainage Easement to serve Lot 1 as contemplated by the initial design and construction of the improvements currently existing on Lot 1.

4.    Utility Easements.

      4.1 Subject to any express conditions, limitations or reservations contained herein, the Owner of the Adjacent Lots hereby grants, conveys and establishes, and covenants and agrees that Lot 1 and the Owner of Lot 1 shall be benefited by, nonexclusive, perpetual easements for Utility Lines under, through and across the Utility Easement Areas for the installation, operation, maintenance, repair and replacement of Utility Lines (the "Utility Easements"; collectively, the Access Easement, Drainage Easement and the Utility Easements may be referred to herein as the "Easements", and each an "Easement"). The Utility Easements shall include the right of reasonable ingress and egress with respect to the Utility Easement Areas as may be required to maintain the same. Each portion of the Utility Easement Areas shall be of a reasonable width, but in any event at least twenty feet (20') in width, ten feet (10') on each side of the centerline of the applicable Utility Line, as such Utility Lines are currently located and depicted on Exhibits "E" and "F" attached hereto.

      4.2 The cost of maintaining, repairing and replacing the Separate Utility Lines shall be borne solely by the Owner of the Lot serviced thereby. The cost of maintaining, repairing and replacing Common Utility Lines ("Common Utility Maintenance") shall be borne solely by the Owners served thereby and all costs associated therewith shall be allocated among the Owners of the Lots served thereby in proportion to the total land area of each Lot served. Except in the case of emergencies, the Owner performing such Common Utility Maintenance shall notify any other Owners of Lots served by the affected Common Utility Lines of the need for such maintenance, repair and replacement at least fifteen (15) days prior to the commencement of any such work. The Owner performing such Common Utility Maintenance shall bill the other obligated Owners for their proportionate share(s) of the actual costs of such work, and each such Owner shall pay its bill within thirty (30) days after receipt of the same. Bills shall be accompanied with reasonable supporting information establishing the full amount of the costs for Common Utility Maintenance and the billed Owner's proportionate share.

      4.3 Within one hundred twenty (120) days after the date hereof, the Owner of the Adjacent Lots shall, at its expense, cause to be prepared and delivered to the Owner of Lot 1 a survey showing the actual location of the Utility Lines and the associated Utility Easement Areas located on the Lots and the Owners agree to execute and deliver any amendment to this Agreement necessary or desirable to more precisely describe or delineate the Utility Easement Areas.

      4.4 All Utility Lines shall be installed and maintained below the ground level or surface of the Utility Easement Areas except for surface stormwater drainage facilities that by necessity must be located on the surface of a Lot and ground mounted electrical transformers and such other facilities necessary to be located above ground by the utility providing such service. The operation, maintenance, repair and replacement of Utility Lines (i) may be performed by the Owner of any Lot served thereby (and in the case of any Common Utility Lines in accordance with the provisions of Section 4.2 above) and (ii) shall not unreasonably interfere with the use or occupancy of any other Lot.

      4.5 At any time and from time to time the Owner of a Lot shall have the right to relocate on its Lot any Utility Line installed pursuant to the Utility Easements which is then located on the Lot of such Owner, provided that such relocation (i) shall be performed only after sixty (60) days' written notice of the Owner's intention to undertake the relocation shall have been given to the Owner of each other Lot served by the Utility Line,
      (ii) shall not interfere with or diminish utility service to the Lot(s) served by the Utility Line, (iii) shall not reduce or impair the usefulness or function of the Utility Line, and (iv) shall be performed without cost or expense to the Owner or occupant of any other Lot.

5. Indemnification. Each Owner having rights with respect to any Easement shall indemnify and hold the Owner whose Lot is subject to the Easement harmless from and against all claims, liabilities and expenses (including reasonable attorneys' fees) relating to accidents, injuries, loss, or damage of or to any person or property arising from the negligent, intentional or willful acts or omissions of such indemnifying Owner, its contractors, employees, agents, or others acting on behalf of such Owner.

6.    Maintenance.

      6.1 Until such time as improvements are constructed on a Lot, the Owner thereof shall maintain such Lot in a clean and neat condition. Upon construction of any buildings or other improvements upon a Lot, the Owner of such Lot covenants to keep and maintain, at its sole cost and expense, such buildings or other improvements located from time to time thereon in good order, condition and repair.

      6.2 Each Owner covenants at all times during the term hereof to operate and maintain or cause to be operated and maintained at its expense all Exterior Areas located on its Lot in good order, condition and repair. Following the construction of improvements thereon, maintenance of Exterior Areas shall include, without limitation, maintaining and repairing all sidewalks and the surface of the parking and driveway areas, maintaining appropriate lighting fixtures for the parking areas and driveways, maintaining marking, directional signs, lines and striping as needed, maintaining landscaping, maintaining signage in good condition and repair, and performing any and all such other duties as are necessary to maintain such Exterior Areas in a clean, safe and orderly condition. Each Owner reserves the right to alter, modify, reconfigure, relocate and/or remove the Exterior Areas or building areas on its Lot provided that the Easements shall not be materially impaired.

      6.3 Nothing in this Agreement shall be construed as affecting or limiting RadioShack's obligations as tenant under the RadioShack Lease.

7. Construction of Improvements. All buildings, structures and other improvements now or in the future constructed on the Lots shall be constructed, operated and maintained so that the same are in compliance with all applicable governmental requirements.

8. Restrictions Regarding Minerals Extraction. It is expressly agreed that neither all nor any portion of the Lots shall be used to maintain any structures, improvements, equipment or pipelines or to erect or install any fixtures or facilities used or to be used in connection with the exploration and/or removal of any oil, gas or other minerals either at the surface of below the surface of any Lot. Notwithstanding the foregoing sentence, such restrictions will not prohibit subterranean underground directional drilling activities for the extraction of oil or natural gas under any Lot that begin upon and are conducted from the surface of real property other than the Lots provided that (i) such drilling activities at all times are sufficiently below the surface of the Lots as to not interfere with or disturb in any manner the present or future use to which the Owners of the Lots or the Owner's successors and assigns may desire to devote such Lots; provided, however, in no event shall the directional drilling or sub-surface activities be at depths less than one thousand (1,000) feet below the overlying surface of any Lot, (ii) no pooling and/or directional drilling arrangement with other landowners shall permit any above ground structures, improvements, equipment, pipelines, fixtures or facilities to be erected, installed or maintained on any Lot and if any such above ground structures, improvements, equipment, pipelines, fixtures or facilities are erected, installed or maintained on any property within six hundred (600) feet of the any property line of Lot 1 the same shall be erected, installed and maintained in accordance with requirements no less stringent than those for high impact gas well permits as set forth in subsections (d) through (j) of Section 15-36.1 of the Code of the City of Fort Worth, Texas in effect as of the date hereof (and regardless of whether such provisions actually apply to the drilling operations and activities actually being conducted); (iii) RadioShack, any other applicable Owner of an Adjacent Lot or any holder of the right to extract any oil or natural gas provides the Owner of any affected Lot copies of any mineral leases or pooling agreements within thirty (30) days after execution of the same, and all such mineral leases and pooling agreements shall affirmatively provide that they are subject to the terms and provisions of this Agreement. RadioShack hereby represents and warrants to Kan Am that RadioShack has no present intentions or arrangements to conduct any extraction of oil or natural gas from any Lot. At the request of the Owner of Lot 1, each of RadioShack, any other Owner of any Adjacent Lot and any holder of the mineral rights in and to any Lot hereby covenants and agrees to keep the Owner of Lot 1 informed of any pooling negotiations concerning the extraction, or any intention to conduct activities to extract, oil or natural gas from any Lot.

9. Insurance. Throughout the term of this Agreement, each Owner shall procure and maintain general and/or comprehensive public liability and property damage insurance against claims for personal injury (including contractual liability arising under the indemnity contained in Section 5 above), death, or property damage occurring upon such Owner's Lot. Such insurance shall have a combined single limit of not less than $1,000,000 per occurrence with a minimum $5,000,000 aggregate limit and excess umbrella liability insurance in the amount of at least $10,000,000. Each Owner shall be required to increase its insurance limits from time to time consistent with coverage on properties similarly constructed, occupied and maintained provided that any such increased coverage shall be obtainable at commercially reasonable rates. In no event shall the limits of such insurance be considered as limiting the liability of any Owner under this Agreement. Notwithstanding anything to the contrary, during the term of the RadioShack Lease, the insurance required to be carried by RadioShack under the RadioShack Lease will be deemed to satisfy the obligations of the Owner of Lot 1 under this Section 9.

10. Taxes and Assessments. Each Owner shall pay all taxes, assessments, or charges of any type levied or made by any governmental body or agency with respect to its Lot; provided, however, that for so long as the RadioShack Lease is in effect, RadioShack shall pay such taxes, assessments and charges levied with respect to Lot 1 in accordance with the provisions of the RadioShack Lease.

11.   Right of First Offer.

      11.1 Subject to the provisions of this Section 11, the Owner of Lot 1 shall have a right of first offer as described in this Section 11 with respect to any sale or transfer of any Adjacent Lot, or any portion thereof or interest therein, to any person or entity. If the Owner of an Adjacent Lot ("Selling Owner") intends to offer for sale the Adjacent Lot, or any portion thereof or interest therein, to any party (other than in connection with an Excluded Transaction, as hereinafter defined), the Selling Owner shall deliver to the Owner of Lot 1 a written notice (constituting an offer) stating the sales price and all other material terms for the sale of the Adjacent Lot (or such interest) that the Selling Owner would accept (the "First Offer"). The Owner of Lot 1 shall have thirty (30) days (the "Acceptance Period") from its receipt of the First Offer to accept, by written notice to Landlord, the First Offer. The Selling Owner may not revoke the First Offer during the Acceptance Period. If the Owner of Lot 1 accepts the First Offer, the Owner of Lot 1 must enter into a purchase agreement with the Selling Owner for the purchase and sale of the Adjacent Lot, or any portion thereof or interest therein, by the later of (i) the expiration of the Acceptance Period or (ii) fifteen (15) days after the Owner of Lot 1 has irrevocably accepted the First Offer by written notice to Landlord as provided above. Such purchase agreement shall provide for closing on the terms set forth in the First Offer. The Selling Owner and the Owner of Lot 1 agree to negotiate any purchase agreement in good faith. The failure of the Owner of Lot 1 to accept the First Offer by written notice to Landlord within the Acceptance Period as provided above shall constitute rejection by the Owner of Lot 1 of the First Offer.

      11.2 If the Owner of Lot 1 rejects the First Offer or fails to accept the First Offer prior to the expiration of the Acceptance Period, the Selling Owner may, subject to the terms hereof, offer the Adjacent Lot (or portion thereof or interest therein) for sale to third parties at a price not less than ninety-five percent (95%) of the price and on other economic terms materially no more beneficial to the third party than those contained in the First Offer; provided, however, that if the Selling Owner desires to accept an offer from a third party (the "Offeree") at a price that is less than ninety-five percent (95%) of the price (including in all cases debt to be assumed) offered to the Owner of Lot 1, then the Selling Owner shall be required to re-offer the Adjacent Lot (or portion thereof or interest therein) to the Owner of Lot 1 at such reduced price (the "Revised First Offer"), in which event the Owner of Lot 1 shall either accept or reject the Revised First Offer, by written notice to the Selling Owner, within seven (7) days after the date of its receipt of the Revised First Offer (with the failure of the Owner of Lot 1 to accept the Revised First Offer by written notice to Landlord within the such 7-day period being deemed to be a rejection by the Owner of Lot 1 of the Revised First Offer). If the Selling Owner desires to accept an offer from any Offeree for a price that is ninety-five percent (95%) or more of the price offered to the Owner of Lot 1 (or a lower price if the Owner of Lot 1 rejects any Revised First Offer), the Selling Owner may enter into a bona fide agreement to sell, assign or otherwise transfer the Adjacent Lot (or such portion thereof or interest therein) to the Offeree no later than two hundred seventy (270) days after the end of the Acceptance Period and may close such sale, assignment or other transfer no later than three hundred sixty-five (365) days after the end of the Acceptance Period. Absent the execution and delivery of such bona fide agreement to sell, assign or otherwise transfer within such 270-day period and the closing of the sale, assignment or transfer within such 365-day period, the Selling Owner shall be required to repeat the procedure set forth in this Section 11 if it still desires to sell the Adjacent Lot or such portion thereof or interest therein.

      11.3 In the event that the Selling Owner shall receive an unsolicited Bona Fide Offer (as defined below) to purchase the Adjacent Lot or any portion thereof or interest therein at any time and from time to time during the term of this Agreement from any person or entity, the Selling Owner shall so notify the Owner of Lot 1 together with a true and correct copy of said Bona Fide Offer. For purposes hereof, a "Bona Fide Offer" shall be deemed to be one made in writing by a person or entity in connection with a transaction that is not an Excluded Transaction which the Selling Owner desires to accept (subject to this Section 11). In submitting the Bona Fide Offer to the Owner of Lot 1, the Selling Owner shall segregate the price and the terms of the offer for the Adjacent Lot from the price and other terms connected with any additional property or properties that such person or entity is offering to purchase from the Selling Owner. The Owner of Lot 1 may, at the Owner of Lot 1's option and within thirty (30) days after receipt of the Selling Owner's notice of said Bona Fide Offer and receipt of a copy thereof, offer to purchase the Adjacent Lot at the price and upon the terms and conditions as are contained in said Bona Fide Offer, in which event, the Selling Owner shall sell the Adjacent Lot to the

      Owner of Lot 1, and the Owner of Lot 1 shall purchase the Adjacent Lot from the applicable Owner of the Adjacent Lot, upon said terms and conditions and said price. If the Owner of Lot 1 fails to respond to the Selling Owner's notice of said Bona Fide Offer within said thirty (30) day time period, the Owner of Lot 1 shall be deemed to have waived its right of first refusal contained in this Section 11.3, but only as to the transaction contemplated in the Bona Fide Offer. Notwithstanding the foregoing, the price that the Owner of Lot 1 shall pay for the Adjacent Lot shall be reduced by an amount equal to broker's fees or commissions that would have been payable by the Selling Owner if the Adjacent Lot were sold pursuant to a Bona Fide Offer, except to the extent that the Selling Owner is otherwise obligated to pay such fees or commissions to an unaffiliated third party upon the sale of the Adjacent Lot to the Owner of Lot 1 pursuant to the provisions of this Section 11.3. The Selling Owner shall provide the Owner of Lot 1 evidence of the amount of broker's fees or commissions payable in connection with any such Bona Fide Offer.

      11.4 The Selling Owner covenants that it shall not convey all or any portion of any Adjacent Lot until it has complied with the terms of this
      Section 11; provided, however, that after the initial conveyance by the Selling Owner of any portion of an Adjacent Lot to any third party in connection with a transaction that is not an Excluded Transaction in compliance with the provisions of this Section 11 (whether pursuant to the provisions of Section 11. 1, Section 11.2 or Section 11.3), the provisions of this Section 11 shall be void and of no force and effect and shall no longer apply to any subsequent transfer or sale of such portion of the Adjacent Lot by the Owner thereof, unless any such initial conveyance occurs on or before the third (3rd) anniversary of the date hereof, in which event compliance by the Selling Owner with the terms of this Section 11 shall be required for the immediately succeeding conveyance by the Selling Owner to any third party in connection with a transaction that is not an Excluded Transaction but not in connection with any subsequent conveyance or transaction by the Selling Owner thereafter, and, after such immediately succeeding transaction, the provisions of this Section 11 shall be void and of no further force and effect and shall no longer apply to any subsequent transfer or sale of the Adjacent Lot by the Owner thereof. Upon request by the Selling Owner, in connection with any such initial conveyance or other transaction for which the Owner of Lot 1 has or is deemed to have rejected or waived its rights pursuant to the provisions of Section 11.1, Section 11.2 or Section 11.3 above, the Owner of Lot 1, within five (5) days after notice from Landlord, shall execute and deliver an instrument, in recordable form and otherwise in form and substance reasonably satisfactory to Landlord, evidencing such rejection or waiver and confirming that the Owner of Lot 1 has no rights whatsoever with respect to such conveyance or other transaction, and in addition, if requested by the Selling Owner, the Owner of Lot 1 shall execute and deliver an amendment to this Agreement acknowledging that the rights of the Owner of Lot 1 in this Section 11 are no longer in effect, and deleting this provisions of this Section 11 from this Agreement, as they relate to the Adjacent Lot or portion thereof or interest therein to which such rejection or waiver applies. The Owner of Lot 1 may enforce this
      Section 11, without limitation, by injunction, specific performance or other equitable relief. The terms and conditions contained in this Section 11 shall be binding upon the heirs, successors and assigns of the Owners.

      11.5 Notwithstanding anything in this Section 11 to the contrary, the provisions of this Section 11 shall not apply to, and the Owner of an Adjacent Lot shall have no obligation to comply with the provisions of this Section 11 in connection with any of the following (each an "Excluded Transaction"): (i) any transfer, assignment or conveyance of all or any portion of an Adjacent Lot to an Affiliate (as hereinafter defined); (ii) any transaction involving a sale, disposition, assignment, transfer, consolidation, merger, reorganization, recapitalization or other restructuring of RadioShack; or (iii) any sale, transfer or conveyance of the interest of an Owner of an Adjacent Lot in such Adjacent Lot in connection with the foreclosure of any mortgage or deed of trust whether by judicial or non-judicial sale, or any deed or assignment in lieu of foreclosure. In addition, notwithstanding anything in this Section 11 to the contrary, the terms and provisions of this Section 11 shall not apply to, and the rights of the Owner of Lot 1 under this Section 11 shall be deemed permanently extinguished and of no further force and effect after, any sale, ground lease or other transfer of the Adjacent Lots (or any portion thereof or interest therein) that is associated with the Trinity River Vision project contemplated by the City of Fort Worth, Texas or other applicable governmental authority other than any such sale, ground lease or other transfer of the Adjacent Lots (or any portion thereof or interest therein) on which there is then located or proposed to be developed or constructed (A) any "stand alone" office building or (B) any other improvements or facilities owned or leased by RadioShack or any of its Affiliates. Each of RadioShack and any other Owner of any Adjacent Lot hereby agrees to keep the Owner of Lot 1 informed of any material discussions or negotiations by such parties pertaining to, or contemplated development associated with, the Trinity River Project. As used in this
      Section 11, "Affiliate" means any entity that is controlled by or under common control with RadioShack or in which not less than a twenty percent (20%) direct or indirect beneficial ownership interest is owned by RadioShack.

12.   Use Restrictions. None of the Lots nor any portions thereof shall be used
      (i) in violation of any applicable legal requirements of governmental authorities with respect to the use of or any activities conducted on such Lot or any portion thereof, or (ii) for any other use not compatible with the operation of retail and Class A commercial facilities. Without limiting the generality of the provisions of the immediately preceding sentence, the following uses shall not be permitted within any Lot (unless otherwise indicated below):

      (a) Any use which constitutes a public or private nuisance or which emits or generates an obnoxious and offensive to a person of ordinary sensibilities amount or volume of odor, noise, litter, dust or dirt which can be heard or smelled outside of any building located on any Lot;

      (b) Any use which produces or is accompanied by any unusual fire, explosive or other damaging or dangerous hazards (including the storage, display or sale of explosives or fireworks);

      (c) Any shooting gallery or gun range;

      (d) Any operation primarily used as a storage warehouse operation and any assembling, manufacturing, refining, smelting, industrial, agricultural, drilling or mining operation;

      (e) Any automobile body shop or repair operation, including automobile servicing or repair work (e.g., oil change, tire change, body or paint shop, tune-up, brake or muffler service);

      (f) Retail or wholesale gasoline or automobile service stations;

      (g) Any veterinarian, veterinary hospital or animal raising facilities (except that this prohibition shall not prohibit a retail pet shop);

      (h) Any mortuary, crematorium or funeral home;

      (i) Any facility or establishment primarily selling, renting or exhibiting sexually explicit, or pornographic materials or illegal drug-related paraphernalia or featuring strip tease acts or nude dancing;

      (j) A flea market;

      (k) A mobile home or trailer court, labor camp, junkyard or stockyard;

      (l) A land fill, garbage dump or for the dumping, disposing, incineration or reduction of garbage;

      (m) A gambling establishment, bingo parlor or betting parlor; or

      (n) A massage parlor.

      Notwithstanding anything to the contrary, nothing in this Section 12 shall prohibit any restaurant or retail use or other related use that is permitted by and associated with the Trinity River Vision project contemplated by the City of Fort Worth, Texas or other applicable governmental authority.

13. No Rights in Public; No Implied Easements. Nothing contained herein shall be construed as creating any rights in the general public or as dedicating for public use any portion of the Lots. No easements, except those expressly set forth in Sections 2, 3 and 4 shall be implied by this Agreement.

14.   Remedies and Enforcement.

      14.1 In the event of a breach or threatened breach by any Owner or its Permittees of any of the terms, covenants, restrictions or conditions hereof, the other Owner(s) shall be entitled forthwith to full and adequate relief by injunction and/or all such other available legal and equitable remedies from the consequences of such breach, including payment of any amounts due and/or specific performance.

      14.2 In addition to all other remedies available at law or in equity, upon the failure of a defaulting Owner to cure a breach of this Agreement within thirty (30) days following written notice thereof by an Owner (unless, with respect to any such breach the nature of which cannot reasonably be cured within such 30-day period, the defaulting Owner commences such cure within such 30-day period and thereafter diligently prosecutes such cure to completion), any Owner shall have the right to perform such obligation contained in this Agreement on behalf of such defaulting Owner and be reimbursed by such defaulting Owner upon demand for the reasonable costs thereof together with interest at the per annum rate of interest equal to the annual "prime rate" identified in the "Money Rates" column in the Wall Street Journal, plus four percent (4%) (not to exceed the maximum rate of interest allowed by law).

15. Term. The easements, covenants, conditions and restrictions contained in this Agreement shall be effective commencing on the date of recordation of this Agreement in the Real Property Records of Tarrant County, Texas and shall remain in full force and effect thereafter in perpetuity, unless this Agreement is modified, amended, canceled or terminated by the written consent of all then record Owners of the Lots in accordance with Section
      16.2 hereof.

16.   Miscellaneous.

      16.1 In the event a party institutes any legal action or proceeding for the enforcement of any right or obligation herein contained, the prevailing party after a final adjudication shall be entitled to recover its costs and reasonable attorneys' fees incurred in the preparation and prosecution of such action or proceeding.

      16.2 The parties agree that the provisions of this Agreement may be modified or amended, in whole or in part, or terminated, only by the written consent of all record Owners of the Lots, evidenced by a document that has been fully executed and acknowledged by all such record Owners and recorded in the Real Property Records of Tarrant County, Texas.

      16.3 No waiver of any default of any obligation by any party hereto shall be implied from any omission by the other party to take any action with respect to such default.

      16.4 Nothing in this Agreement shall be deemed or construed by either party or by any third person to create the relationship of principal and agent or of limited or general partners or of joint venturers or of any other association between the parties.

      16.5 It is intended that each of the easements, covenants, conditions, restrictions, rights and obligations set forth herein shall run with the land and create equitable servitudes in favor of the real property benefited thereby, shall bind every person having any fee, leasehold or other interest therein and shall inure to the benefit of the respective parties and their successors, assigns, heirs, and personal representatives.

      16.6 The grantee of any Lot or any portion thereof, by acceptance of a deed conveying title thereto or the execution of a contract for the purchase thereof, whether from an original party or from a subsequent owner of such Lot, shall accept such deed or contract upon and subject to each and all of the easements, covenants, conditions, restrictions and obligations contained herein. By such acceptance, any such grantee shall for himself and his successors, assigns, heirs, and personal representatives, covenant, consent, and agree to and with the other party, to keep, observe, comply with, and perform the obligations and agreements set forth herein with respect to the property so acquired by such grantee.

      16.7 Each provision of this Agreement and the application thereof to Lot 1 and the Adjacent Lots are hereby declared to be independent of and severable from the remainder of this Agreement. If any provision contained herein shall be held to be invalid or to be unenforceable or not to run with the land, such holding shall not affect the validity or enforceability of the remainder of this Agreement. Ownership of all Lots by the same person or entity shall not terminate this Agreement nor in any manner affect or impair the validity or enforceability of this Agreement.

      16.8 This Agreement contains the complete understanding and agreement of the parties hereto with respect to all matters referred to herein, and all prior representations, negotiations, and understandings are superseded hereby.

      16.9 Notices or other communication hereunder shall be in writing and shall be sent certified or registered mail, return receipt requested, or by other national overnight courier company, or personal delivery. Notice shall be deemed given upon receipt or refusal to accept delivery. Each party may change from time to time their respective address for notice hereunder by like notice to the other party. The notice addresses of the Lot 1 Owner and the Adjacent Lots Owner are as follows:

            Adjacent Lots Owner:

            RadioShack Corporation
            300 RadioShack Circle, MS WF3-125
            Fort Worth, Texas 76102
            Attn.: Vice President - Corporate Real Estate Operations
            Facsimile: (817) 415-2392

            Lot 1 Owner:

            c/o Kan Am Grund Kapitalanlagegesellschaft mbH
            c/o WestWind Capital Partners, LP
            3290 Northside Parkway, Suite 675
            Atlanta, Georgia 30327
            Attn: Stephen D. McCarthy
                  L. Clay Adams
                  Jennifer S. Ross
            Facsimile: (678) 538-9959

            With a copy to:

            KanAm Grund Kapitalanlagegesellschaft mbH
            MesseTurm
            60308 Frankfurt Am Main
            Attn: Olivier Catusse, Director
            Facsimile: 011 49 69 7104 11 600

            And with a copy to:

            King & Spalding, LLP
            191 Peachtree Street, NE
            Atlanta, Georgia 30303
            Attn: W. Clay Gibson, Esq.
            Facsimile: (404) 572-5148

      16.10 The laws of the State of Texas shall govern the interpretation, validity, performance, and enforcement of this Agreement.

      16.11 Each Owner, within twenty (20) day of its receipt of a written request from the other Owner(s), shall from time to time provide the requesting Owner, a certificate binding upon such Owner stating: (a) to the best of such Owner's knowledge, whether any party to this Agreement is in default or violation of this Agreement and if so identifying such default or violation; and (b) that this Agreement is in full force and effect and identifying any amendments to the Agreement as of the date of such certificate.

      16.12 In the event of any bankruptcy affecting any Owner or occupant of any Lot, the parties agree that this Agreement shall, to the maximum extent permitted by law, be considered an agreement that runs with the land and that is not rejectable, in whole or in part, by the bankrupt person or entity.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       RADIOSHACK CORPORATION, a
                                       Delaware corporation

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       _________________________,
                                       a(n)_____________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

THE STATE OF TEXAS     Section
                       Section
COUNTY OF TARRANT      Section

      This instrument was acknowledged before me this _____ day of ____________, 2005, by _____________________, _____________________ of RadioShack Corporation,
a Delaware corporation, on behalf of said corporation.

                                       _________________________________________
                                       Notary Public

(PERSONALIZED SEAL)

THE STATE OF _______   Section
                       Section
COUNTY OF _________    Section

      This instrument was acknowledged before me this _____ day of ____________, 2005, by _____________________, _____________________ of ______________________,
a(n) _____________, on behalf of said ____________________.

                                       _________________________________________
                                       Notary Public

(PERSONALIZED SEAL)

Exhibit "A" -  Legal Description of Lot 1
Exhibit "B" -  Legal Descriptions of the Adjacent Lots
Exhibit "C" -  Access Easement Area
Exhibit "D" -  Drainage Easement Area
Exhibit "E" -  Utility Easement Areas
Exhibit "F" -  Utility Easement Areas

                                    EXHIBIT I

                                Title Commitment

                               (Follows this Page)

Note: An identical title commitment is being issued by Republic Title of Texas, Inc., as agent for Chicago Title Insurance Company, in the amount of the remainder of the Purchase Price.

                         COMMITMENT FOR TITLE INSURANCE
                                    Issued by

                     FIRST AMERICAN TITLE INSURANCE COMPANY

THE FOLLOWING COMMITMENT FOR TITLE INSURANCE IS NOT VALID UNLESS YOUR NAME AND THE POLICY AMOUNT ARE SHOWN IN SCHEDULE A. AND OUR AUTHORIZED REPRESENTATIVE HAS COUNTERSIGNED BELOW.

We, First American Title Insurance Company, will issue our title insurance policy or policies (the Policy) to You (the proposed insured) upon payment of the premium and other charges due, and compliance with the requirements in Schedule B and Schedule C. Our Policy will be in the form approved by the Texas Department of Insurance at the date of issuance, and will insure your interest in the land described in Schedule A. The estimated premium for our Policy and applicable endorsements is shown on Schedule D. There may be additional charges such as recording fees, and expedited delivery expenses.

This Commitment ends ninety (90) days from the effective date, unless the Policy is issued sooner, or failure to issue the Policy is our fault. Our liability and obligations to you are under the express terms of this Commitment and end when this Commitment expires.

In witness whereof, the Company has caused this commitment to be signed and sealed as of the effective date of commitment as shown in Schedule A, the commitment to become valid and binding only when countersigned by an authorized signatory.

              ATTEST                      FIRST AMERICAN TITLE INSURANCE COMPANY

[SEAL]        /s/ Mark R. Arnesen         By: /s/ Gary L. Kermott
              -------------------             -------------------
                   Secretary                         PRESIDENT

                                          /s/ Stefanie Hayes
                                          --------------------------------------
                                                  Authorized Signature

                           CONDITIONS AND STIPULATIONS

1. If you have actual knowledge of any matter which may affect the title or mortgage covered by this Commitment, that is not shown in Schedule B, you must notify us in writing. If you do not notify us in writing, our liability to you is ended or reduced to the extent that your failure to notify us affects our liability. If you do notify us, or we learn of such matter, we may amend Schedule B, but we will not be relieved of liability already incurred.

2. Our liability is only to you, and others who are included in the definition of Insured in the Policy to be issued. Our liability is only for actual loss incurred in your reliance on this Commitment to comply with its requirements or to acquire the interest in the land. Our liability is limited to the amount shown in Schedule A of this Commitment and will be subject to the following terms of the Policy: Insuring Provisions, Conditions and Stipulations, Exceptions and Exclusions.

FORM T-7 CA Commitment for Title Insurance (04-04-02)

                        TEXAS TITLE INSURANCE INFORMATION

Title insurance insures you against loss resulting from certain risks to your title.

The Commitment for Title Insurance is the title insurance company's promise to issue the title insurance policy. The Commitment is a legal document. You should review it carefully to completely understand it before your closing date.

El seguro de titulo le asegura en relacion a perdidas resultantes de ciertos riesgos que pueden afectar el titulo de su propiedad.

El Compromiso para Seguro de Titulo es la promesa de la companla aseguradora de titulos de emitir la poliza de seguro de titulo. El Compromiso es un documento legal. Usted debe leerlo cuidadosamente y entenderlo completamente antes de la fecha para finalizar su transaccion.

Your Commitment for Title Insurance is a legal contract between you and us. The Commitment is not an opinion or report of your title. It is a contract to issue you a policy subject to the Commitment's terms and requirements.

Before issuing a Commitment for Title Insurance (the Commitment) or a Title Insurance Policy (the Policy), the Title Insurance Company (the Company) determines whether the title is insurable. This determination has already been made Part of that determination involves the Company's decision to insure the title except for certain risks that will not be covered by the Policy. Some of these risks are listed in Schedule B of the attached Commitment as Exceptions. Other risks are stated in the Policy as Exclusions. These risks will not be covered by the Policy.

Another part of the determination involves whether the promise to insure is conditioned upon certain requirements being met. Schedule C of the Commitment lists these requirements that must be satisfied or the Company will refuse to cover them. You may want to discuss any matters shown in Schedules B and C of the Commitment with an attorney. These matters will affect your title and your use of the land.

When your Policy is issued, the coverage will be limited by the Policy's Exceptions, Exclusions and Conditions, defined below.

      -- EXCEPTIONS are title risks that a Policy generally covers but does not cover in a particular instance. Exceptions are shown on Schedule B or discussed in Schedule C of the Commitment. They can also be added if you do not comply with the Requirements section of the Commitment. When the Policy is issued, all Exceptions will be on Schedule B of the Policy.

      -- EXCLUSIONS are title risks that a Policy generally does not cover. Exclusions are contained in the Policy but not shown or discussed in the Commitment.

      -- CONDITIONS are additional provisions that qualify or limit your coverage. Conditions include your responsibilities and those of the Company. They are contained in the Policy but not shown or discussed in the Commitment. The Policy Conditions are not the same as the Commitment Conditions.

You can get a copy of the policy form approved by the State Board of Insurance by calling the Title Insurance Company at 1-800-347-7826 or by calling the title insurance agent that issued the Commitment. The State Board of Insurance may revise the policy form from time to time.

You can also get a brochure that explains the policy from the Texas Department of Insurance by calling 1-800-252-3439.

Before the Policy is issued, you may request changes in the policy. Some of the changes to consider are:

      -- Request amendment of the "area and boundary" exception (Schedule B, paragraph 2). To get this amendment, you must furnish a survey and comply with other requirements of the Company. On the Owner Policy, you must pay an additional premium for the amendment. If the survey is acceptable to the Company and if the Company's other requirements are met, your Policy will insure you against loss because of discrepancies or conflicts in boundary lines, encroachments or protrusions, or overlapping of improvements. The Company may then decide not to insure against specific boundary or survey problems by making special exceptions in the Policy. Whether or not you request amendment of the "area and boundary" exception, you should determine whether you want to purchase and review a survey if a survey is not being provided to you.

      -- Allow the Company to add an exception to "rights of parties in possession." If you refuse this exception, the Company or the title insurance agent may inspect the property. The Company may except to and not insure you against the rights of specific persons, such as renters, adverse owners or easement holders who occupy the land. The Company may charge you for the inspection. If you want to make your own inspection, you must sign a Waiver of Inspection form and allow the Company to add this exception to your Policy.

The entire premium for a Policy must be paid when the Policy is issued. You will not owe any additional premiums unless you want to increase your coverage at a later date and the Company agrees to add an Increased Value Endorsement.

COMMITMENT:

1 COMMITMENT NUMBER
2 PROPERTY TYPE
3 COUNTY
4 PURCHASE PRICE
5
6 LOAN AMOUNT
7 EFFECTIVE DATE
8
9

1       05R21235
2       CI
3       439
4       114,000,000.00
5
6       $
7       11/14/2005
8
9

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                                   SCHEDULE A

        Effective Date: November 14, 2005     GF No. 05R21235 FW2

        Commitment No. 05R21235, issued December 12, 2005, 05:00 PM.

1.    The policy or policies to be issued are:

      (a)   OWNER POLICY OF TITLE INSURANCE (Form T-1)          $ 114,000,000.00

            (Not applicable for improved one-to-four family residential real estate)
            Proposed Insured:

            Kan Am Grund Kapitalanlagegesellschaft mbtt, a German limited liability company, for the benefit of the Kan Am-grundinvest Fonds, a German open-end real estate fund sponsored by Kan Am Grund Kapitalanlagegesellschaft, mbtt, as their interes

      (b)   TEXAS RESIDENTIAL OWNER POLICY OF TITLE INSURANCE    $

            -- ONE-TO-FOUR FAMILY RESIDENCES (Form T-1R)
            Proposed Insured:

      (c)   MORTGAGEE POLICY OF TITLE INSURANCE (Form T-2)       $
            Proposed Insured:

            Proposed Borrower:

      (d)   TEXAS SHORT FORM RESIDENTIAL MORTGAGEE POLICY OF
            TITLE INSURANCE (Form T-2R)                          $
            Proposed Insured:

            Proposed Borrower:

      (e)   MORTGAGEE TITLE POLICY BINDER ON INTERIM
            CONSTRUCTION LOAN (Form T-13)                        $
            Proposed Insured:

            Proposed Borrower:

      (f)   OTHER                                                $
            Proposed Insured:

                                                  REPUBLIC TITLE OF TEXAS, INC.

Countersigned at FORT WORTH, TEXAS.               /s/ STEFANIE HAYES
                                                  ------------------------------
                                                  STEFANIE HAYES, ESCROW OFFICER
                                                        Authorized Signatory

This commitment is invalid unless the insuring provisions and Schedules A, B, and C are attached.

                               Schedule A--Page 1

Texas Dept. of Insurance Form No. T-7

                     FIRST AMERICAN TITLE INSURANCE COMPANY

GF Number: 05R21235                                                     05R21235

                                   SCHEDULE A

2.    The interest in the land covered by this Commitment is:

      FEE SIMPLE

3.    Record title to the land on the Effective Date appears to be vested in:

      RADIOSHACK CORPORATION, a Delaware corporation

4.    Legal description of land:

       Being a portion of Lot 1, Block 1, Radioshack Addition to the City of Fort Worth according to the Plat thereof recorded in Cabinet A, Slide 8291, Plat Records, Tarrant County, Texas, and being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

                               Schedule A--Page 2

Texas Dept. of Insurance Form No. T-7

                FIRST AMERICAN TITLE INSURANCE COMPANY                  05R21235

                              Exhibit A                       GF-Number 05R21235

Being an 18.688 acre tract of land, more or less, and being a portion of LOT 1, BLOCK 1, RADIOSHACK ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, COUNTY OF TARRANT, STATE OF TEXAS AS RECORDED IN PLAT RECORDS, CABINET A, SLIDE 8291, also being all of LOT 1, BLOCK 1, RADIOSHACK ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, ACCORDING TO THE REPLAT THEREOF RECORDED IN CABINET ______, SLIDE __________, PLAT RECORDS OF TARRANT COUNTY, TEXAS.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of Schedule B hereof.

GF Number: 05R21235      FIRST AMERICAN TITLE INSURANCE COMPANY

                   COMMITMENT FOR TITLE INSURANCE NO. 05R21235
                                   SCHEDULE B

                            EXCEPTIONS FROM COVERAGE

In addition to the Exclusions and Conditions and Stipulations, your Policy will not cover loss, costs, attorney's fees and expenses resulting from:

      1.    [Intentionally Omitted]

      2. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or protrusions, or any overlapping of improvements. May be amended to read Shortages in Area in owner policy upon receipt of approved survey and additional premium, no charge for amendment in mortgagee policy.

      3. Homestead or community property or survivorship rights, if any, of any spouse of any insured. (Applies to the Owner Policy only.)

      4. Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities:

                  a. to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

                  b. to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

                  c.    to filled-in lands, or artificial islands, or

                  d.    to statutory water rights, including riparian rights, or

                  e. to the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

      (Applies to the Owner Policy only.)

      5. Standby fees, taxes and assessments by any taxing authority for the year 2006 , and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year. (If Texas Short Form Residential Mortgagee Policy (T-2R) is issued, that policy will substitute "which become due and payable subsequent to Date of Policy" in lieu of "for the year 2006 and subsequent years.")

      6. The terms and conditions of the documents creating your interest in the land.

      7. Materials furnished or labor performed in connection with planned construction before signing and delivering the lien document described in Schedule A, if the land is part of the homestead of the owner. (Applies to the Mortgagee Title Policy binder on Interim Construction Loan only, and may be deleted if satisfactory evidence is furnished to us before a binder is issued.)

      8. Liens and leases that affect the title to the land, but that are subordinate to the lien of the insured mortgage. (Applies to Mortgagee Policy (T-2) only.)

      9. The Exceptions from Coverage and Express Insurance in Schedule B of the Texas Short Form Residential Mortgagee Policy (T-2R). (Applies to Texas Short Form Residential Mortgagee Policy (T-2R) only. Separate exceptions 1 through 8 of this Schedule B do not apply to the Texas Short Form Residential Mortgagee Policy (T-2R).

      10. The following matters and all terms of the documents creating or offering evidence of the matters (We must insert matters or delete this exception.):

a. Easement granted by The Housing Authority of the City of Fort Worth to City of Fort Worth, filed 08/29/1984, recorded in Volume 7936, Page 942, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson,

                            (CONTINUED ON NEXT PAGE)

Texas Dept. of Insurance Form No. T-7

GF Number: 05R21235       FIRST AMERICAN TITLE INSURANCE COMPANY        05R21235

                                SCHEDULE B PAGE 2

      R.P.L.S. #4500, dated 11/28/2005, last revised _____________. [7]

b.    Intentionally Deleted. [9]

c.    Intentionally Deleted. [15]

d. Easement granted by Texas Electric Service Company to City of Fort Worth, filed 09/10/1967, recorded in Volume 3725, Page 204, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised _____________. [16]

e. Easement granted by Texas Electric Service Company to Tarrant County Water Control and Improvement District Number One, filed 01/26/1954, recorded in Volume 2664, Page 45, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised _____________. [17]

f. Easement granted by Tandy Corporation to City of Fort Worth, filed 08/31/1985, recorded in Volume 12084, Page 2291, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised _____________. [24]

g. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047335, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______________. [30]

h. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047336, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______________. [31]

i. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047337, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______________. [32]

j. Easement granted by Fort Worth Local Development Corporation to City of Fort Worth, filed 02/12/2004, cc# D204047338, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______________. (Taylor Street cul de sac) [33]

k. Easement granted by Fort Worth Local Development Corporation to Southwestern Bell Telephone, L.P., filed 05/06/2005, cc# D205129686, Official Public Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______________. [35]

1.    Intentionally Deleted. [38]

                            (CONTINUED ON NEXT PAGE)

GF Number: 05R21235       FIRST AMERICAN TITLE INSURANCE COMPANY        05R21235

                                SCHEDULE B Page 3

m.    Intentionally Deleted. [39]

n.    Intentionally Deleted. [6]

o.    Intentionally Deleted. [10]

p.    Intentionally Deleted. [13]

q.    Intentionally Deleted. [37]

r.    Intentionally Deleted. [41]

s. Easements and other matters shown on the Replat filed __________, recorded in Volume ___________, Page __________, Plat Records of Tarrant County, Texas. [42]

t. Rights of parties in possession and rights of tenants under any unrecorded leases or rental agreements. (may be amended or deleted upon execution of affidavit with respect to parties in possession and tenants at closing.) [3]

u. Water valves, water meters, fire hydrants, irrigation control valves, electric manholes, transformer pads, electric boxes, sanitary sewer manholes, sanitary sewer clean outs, gas manholes, gas meters, gas risers, telephone manholes, round and square drain inlets, diesel pumps, over and across subject tract as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised _________________. [4]

v.    Intentionally Deleted. [5]

w. Underground electric supply facilities easement granted by Fort Worth Local Development Corporation to ONCOR ELECTRIC DELIVERY COMPANY, dated 01/09/2002, filed 11/18/2005, cc# D205348023, Official Public Records of
      Tarrant County, Texas. [46]

x.    Intentionally Deleted. [43]

y.    Intentionally Deleted. [45]

z. This policy will be issued contemporaneously with Policy No. _____________ of (CHICAGO TITLE INSURANCE COMPANY) for $113,000,000.00. The liability of the Company hereunder is hereby limited to (proportion) of any loss, but said liability shall not exceed the face amount of this policy. [44]

GF Number: 05R21235       FIRST AMERICAN TITLE INSURANCE COMPANY

                   COMMITMENT FOR TITLE INSURANCE NO. 05R21235
                                   SCHEDULE C

Your Policy will not cover loss, costs, attorneys fees, and expenses resulting from the following requirements that will appear as Exceptions in Schedule B of the Policy, unless you dispose of these matters to our satisfaction, before the date the Policy is issued:

1. Documents creating your title or interest must be approved by us and must be signed, notarized and filed for record.

2.    Satisfactory evidence must be provided that:

      - no person occupying the land claims any interest in that land against the persons named in paragraph 3 of Schedule A,

      - all standby fees, taxes, assessments and charges against the property have been paid,

      - all improvements or repairs to the property are completed and accepted by the owner, and that all contractors, subcontractors, laborers and suppliers have been fully paid, and that no mechanic's, laborer's or materialmen's liens have attached to the property,

      -     there is legal right of access to and from the land,

      - (on a Mortgagee Policy only) restrictions have not been and will not be violated that affect the validity and priority of the insured mortgage.

3. You must pay the seller or borrower the agreed amount for your property or interest.

4. Any defect, lien or other matter that may affect title to the land or interest insured, that arises or is filed after the effective date of this Commitment.

5. In accordance with HB 3920, effective 01/01/2004, all deeds and deeds of trust transferring an interest in real property to or from an individual must contain the following notice in 12 point bold or uppercase font on the first page of such instrument. Failure to comply may result in the documents not being recorded:

      NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER. [1]

6. With respect to item 2 of Schedule C above, the Company will not except in any policies to be issued pursuant to this commitment to 'Lack of a right of access to and from the land'. [11]

7. Require examination of appropriate corporate resolutions of RadioShack Corporation authorizing this transaction. [12]

8. Company requires satisfactory release or recording of an Abandonment Plat, as applicable, to issue without exception to the following matters:

      Easement granted by The Fort Worth Housing Authority to City of Fort Worth, filed 12/21/1988, recorded in Volume 9465, Page 1919, Deed Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised __________.

      Easements reserved in City of Fort Worth Ordinance No. 7727, filed

                            (CONTINUED ON NEXT PAGE)

Texas Dept. of Insurance Form No. T-7

GF Number: 05R21235       FIRST AMERICAN TITLE INSURANCE COMPANY        05R21235

                             SCHEDULE C    PAGE 2

      10/10/2001, recorded in Volume 15190, Page 259, Deed Records, Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised __________.

      TESCO easements, electric easement, sidewalk easement, RadioShack Circle private street and access easement, access easements, pedestrian and restricted vehicular access waterfront easement per Trinity River Vision, and 20'X 20' public open space easements as shown on the plat recorded in Cabinet A, Slide 8291, Plat Records of Tarrant County, Texas, and as shown on survey of James K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ___________.

      Easements reserved by Texas Electric Service Company in Deed filed 10/05/1977, recorded in Volume 6333, Page 668, Deed Records, Tarrant County, Texas, as affected by Gas Facilities easement granted by TXU Electric Company to TXU Fuel Company and TXU Gas Company, dated 12/14/2001, 12/20/2001, recorded in Volume 15342, Page 157, Official
      Public Records of Tarrant County, Texas, and as shown on survey of James
      K. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ______.

      Rights, if any, of third parties with respect to the portion of the subject property lying within the boundaries of Taylor Street cul de sac.

      Present Encroachment of multi-story building into easements reserved in abandoned Valley Street, recorded in Volume 15190, Page 259, Deed Records, Tarrant County, Texas, as shown on survey of James F. Kasson, R.P.L.S. #4500, dated 11/28/2005, last revised ________.

      Present Encroachment of multi-story building into easements reserved by Texas Electric Service Company, recorded in Volume 6333, Page 668, Deed Records, Tarrant County, Texas, and Volume 15342, Page 157, Official Public Records of Tarrant County, Texas, and as shown on survey of James
      F. Kasson, [47]

                     FIRST AMERICAN TITLE INSURANCE COMPANY

                                SCHEDULE D          No: 05R21235          Page 1
                                             GF-Number: 05R21235

The following disclosures are made pursuant to Procedural Rule P-21 promulgated by the State Board of Insurance:

You are entitled to receive advance disclosure of settlement charges in connection with the proposed transaction to which this Commitment relates. Upon your request, such disclosure will be made to you. Additionally, the name of any person, firm, or corporation receiving any sum from the settlement of this transaction will be disclosed on the closing or settlement statement.

You are further advised that the estimated title premium * is:

        Owner Policy        $      229,469.00
        Mortgagee Policy    $
        Endorsement charges $
        Other               $
           Total            $      229,469.00

Of this amount: 15.000% will be paid to the policy issuing Title Insurance Company; 85.000% will be retained by the issuing Title Insurance Agent; and the remainder of the estimated premium will be paid to other parties as follows: none to other parties

* The estimated premium is based upon information furnished us as of the date of this Commitment for Title Insurance. Final determination of the amount of premium will be made at closing in accordance with the Rules and Regulations adopted by the State Board of Insurance.

UNDERWRITER

      First American Title Insurance Company, A California Corporation

     (wholly owned subsidiary of The First American Corporation, a public company).

DIRECTORS:

      D.P. Kennedy, Parker S. Kennedy, Gary J. Beban, J. David Chatham, William
      G. Davis, James L. Doti, Lewis W. Douglas, Jr., Paul B. Fay, Jr., Frank E. O'Bryan, Roslyn B. Payne, D. Van Skilling, Herbert B. Tasker and Virginia
      M. Ueberroth

OFFICERS:

      Chairman of the Board and Chief Executive Officer: Parker S. Kennedy;
      President: Craig I. DeRoy; Senior Executive Vice President and Chief Financial Officer: Thomas A. Klemens; Executive Vice President and Chief Operating Officer: Dennis J. Gilmore; Executive Vice President, Lenders
      Services: Curt A. Caspersen; Executive Vice President, Technology: John M. Hollenbeck; Executive Vice President, Title Insurance and Services: Gary
      L. Kermott; Senior Vice President and General Counsel: Kenneth D. DeGiorgio; Senior Vice President and Chief Information Officer: Roger S. Hull; Senior Vice President and National Litigation Counsel: Timothy P. Sullivan; Vice President, Secretary and Corporate Counsel: Mark R. Arnesen; Vice President, Corporate Communications: Jo Etta Bandy; Vice President Regulatory Counsel and Special Counsel: James J. Dufficy; Vice President and Controller: Paul W. Knutson

DIRECT OPERATIONS:

      Republic Title of Texas, Inc. (Dallas, TX)
      William A. Kramer, Chairman of the Board
      Ward Williford, Vice Chairman
      Paul A. Pulliam, Chief Executive Officer
      David A. Shuttee, President and Chief Operating Officer
      Mike Richards, Executive Vice President
      Dennis Eastland, Secretary/Treasurer

                                                      G.F. NO. 05R21235 FW2

                                                      POLICY NO. 05R21235

                        DELETION OF ARBITRATION PROVISION
             (Not applicable to the Texas Residential Owner Policy)

ARBITRATION is a common form of alternative dispute resolution. It can be a quicker and cheaper means to settle a dispute with your Title Insurance Company. However, if you agree to arbitrate, you give up your right to take the Title Company to court and your rights to discovery of evidence may be limited in the arbitration process. In addition, you cannot usually appeal an arbitrator's award.

YOUR POLICY CONTAINS AN ARBITRATION PROVISION (SHOWN BELOW). IT ALLOWS YOU OR THE COMPANY TO REQUIRE ARBITRATION IF THE AMOUNT OF INSURANCE IS $1,000,000 OR LESS. IF YOU WANT TO RETAIN YOUR RIGHT TO SUE THE COMPANY IN CASE OF A DISPUTE OVER A CLAIM, YOU MUST REQUEST DELETION OF THE ARBITRATION PROVISION BEFORE THE POLICY IS ISSUED. YOU CAN DO THIS BY SIGNING THIS FORM AND RETURNING IT TO THE COMPANY AT OR BEFORE THE CLOSING OF YOUR REAL ESTATE TRANSACTION OR BY WRITING TO THE COMPANY.

The arbitration provision in the Policy is as follows:

      "Unless prohibited by applicable law or unless this arbitration section is deleted by specific provision in Schedule B of this policy, either the Company or the Insured may demand arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this Policy, and service of the Company in connection with its issuance or the breach of a policy provision or other obligation. All arbitrable matters when the Amount of Insurance is $1,000,000 or less SHALL BE arbitrated at the request of either the Company or the Insured, unless the Insured is an individual person (as distinguished from a corporation, trust, partnership, association or other legal entity). All arbitrable matters when the Amount of Insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this Policy and under the Rules in effect on the date the demand for arbitration is made or, at the option of the Insured, the Rules in effect at the Date of Policy shall be binding upon the parties. The award may include attorneys' fees only if the laws of the state in which the land is located permit a court to award attorneys' fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

      The Law of the situs of the land shall apply to any arbitration under the Title Insurance Arbitration Rules.

      A copy of the Rules may be obtained from the Company upon request."

I request deletion of the Arbitration provision.

__________________________                              ________________________
SIGNATURE                                               DATE

Texas Dept. of Insurance Form No. T-7

                                IMPORTANT NOTICE

                               FOR INFORMATION, OR
                               TO MAKE A COMPLAINT
                       CALL OUR TOLL-FREE TELEPHONE NUMBER

                                 1-800-347 7826

                                      ALSO
                                 YOU MAY CONTACT
                              THE TEXAS DEPARTMENT
                                 OF INSURANCE AT

                                 1-800-252-3439

to obtain information on:

1.    filing a complaint against an insurance company or agent,

2.    whether an insurance company or agent is licensed,

3.    complaints received against an insurance company or agent,

4.    policyholder rights, and

5. a list of consumer publications and services available through the Department.

                              YOU MAY ALSO WRITE TO
                        THE TEXAS DEPARTMENT OF INSURANCE
                                P. O. BOX 149104
                            AUSTIN, TEXAS 78714-9104
                             FAX NO. (512) 305-7426

                                AVISO IMPORTANTE

                               PARA INFORMACION, O
                             PARA SOMETER UNA QUEJA
                             LLAME AL NUMERO GRATIS

                                 1-800-347-7826

                                    TAMBIEN
                             PUEDE COMUNICARSE CON
                           EL DEPARTAMENTO DE SEGUROS
                                  DE TEXAS AL

                                 1-800-252-3439

para obtener informacion sobre:

1. como someter una queja en contra de una compania de seguros o agente de seguros,

2.    si una compania de seguros o agente de seguros tiene licencia,

3.    quejas recibidas en contra de una compania de seguros o agente de seguros,

4.    los derechos del asegurado, y

5. una lista de publicaciones y servicios para consumidores disponibles a traves del Departamento.

                            TAMBIEN PUEDE ESCRIBIR AL
                        DEPARTAMENTO DE SEGUROS DE TEXAS
                                P. O. BOX 149104
                            AUSTIN, TEXAS 78714-9104
                             FAX NO. (512) 305-7426

                                    EXHIBIT J

                           Easement for Public Access

                               (Follows this Page)

                           EASEMENT FOR PUBLIC ACCESS

STATE OF TEXAS         Section
                       Section         KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TARRANT      Section

      That for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RADIOSHACK CORPORATION, a Delaware corporation (herein styled "GRANTOR") does hereby GRANT, SELL, and CONVEY unto the CITY OF FORT WORTH, a home rule municipal corporation organized under the laws of the State of Texas, (herein styled "GRANTEE"), its successors and assigns, a non-exclusive right-of-way and easement, as limited by the terms hereof, to use the surface of the land situated in the County of Tarrant, State of Texas described on the attached Exhibit "A" (the "Easement Tract") for the purpose of promoting the City of Fort Worth, the County of Tarrant (the "County") and/or Fort Worth's civic and cultural life through the following (the "Permitted Purposes"): (i) public events organized and sponsored by the Fort Worth Local Development Corporation (the "FWLDC"); (ii) public events organized and sponsored by GRANTEE; (iii) public events organized and sponsored by the County; and (iv) public events organized and sponsored by non-profit organizations that are organized for the express purpose of promoting the civic interests of the GRANTEE, the County or the FWLDC; subject at all times to the general use, access and control by GRANTOR for any and all purposes related to the construction, occupancy, use, maintenance, repair and/or alteration of its office facilities and related facilities and properties located on, and adjacent to, the Easement Tract. GRANTEE shall have reasonable rights of ingress to, and egress from, the Easement Tract for the Permitted Purposes.

      TO HAVE AND TO HOLD unto said GRANTEE, its successors and permitted assigns, for a term of twenty (20) years from the Effective Date.

      GRANTEE will have only those rights and benefits as are necessary for the use of the rights herein granted according to the Permitted Purposes. All of such rights are expressly subject to the following: (i) all events shall be scheduled with and approved by GRANTOR; (ii) no event by parties other than GRANTEE, County or FWLDC shall have a commercial purpose; (iii) no event shall materially interfere with, or adversely affect, GRANTOR's business operations at and adjacent to the Easement Tract or GRANTOR's usual and customary uses of the Easement Tract or GRANTOR's adjacent properties and buildings; and (iv) the event organizers shall agree to comply with GRANTOR's reasonable regulations, which GRANTOR may adopt and amend from time-to-time, regarding the time, place and manner of any event to be conducted on the Easement Tract. These regulations may include, but are not necessarily limited to, the following: restrictions on types of use; restrictions on hours of use; restrictions on routes of ingress and egress; provision of and payment for appropriate levels of insurance; provision of reasonable indemnities; the payment for any costs and expenses for event set-up, safety precautions, security and clean-up; payment of other expenses related to any such event; and such other requirements and restrictions that GRANTOR may establish from time-to-time in its sole discretion.

      No use of the Easement Tract by the public shall give rise to any prescriptive rights in the public to use the Easement Tract. All use of the Easement Tract other than by GRANTOR, whether or not in compliance with the restrictions stated herein or in GRANTOR's regulations, shall be use under this Easement and shall not be open and adverse use. Failure by GRANTOR to enforce any restriction or regulation shall not affect or limit the provisions of this paragraph.

      Notwithstanding the foregoing, GRANTOR reserves all rights to use the Easement Tract for any and all purposes as determined in the reasonable judgment of GRANTOR. Without in any way limiting the foregoing, GRANTOR reserves the right to place sidewalks, driveways, structures, signage, lighting, architectural features, landscaping, and other permanent and non-permanent structures over and across the Easement Tract, and to place utilities and other structures under the Easement Tract, and to temporarily, and from time-to-time, restrict or prohibit access to the Easement Tract in order to repair, maintain, modify, add to, remove and replace any or all such structures.

      GRANTOR shall maintain and repair the Easement Tract, and GRANTEE shall not be responsible for the maintenance or repair thereof.

      All covenants and agreements herein contained will extend to and be binding upon the respective legal representatives and successors of GRANTOR and GRANTEE and upon the assigns of GRANTOR. This Easement is not assignable by GRANTEE, in whole or in part.

      WITNESS THE EXECUTION HEREOF on this day of December, 2005 (the "Effective Date").

                                       GRANTOR:

                                       RADIOSHACK CORPORATION

                                       By: _____________________________________
                                           William Knotts, III
                                           Vice President-Corporate Real
                                           Estate Operations

STATE OF TEXAS     Section
                   Section
COUNTY OF TARRANT  Section

      BEFORE ME, the undersigned authority, on this day personally appeared William Knotts, III , the Vice President - Corporate Real Estate Operations of RadioShack Corporation, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said company.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE on this day of December, 2005.

                                     ___________________________________________
                                     Notary Public in and for the State of Texas
                                     My Commission expires:

                                   EXHIBIT "A"

                          Description of Easement Tract

BEING a tract of land situated in the Lot 1, Block 1, Radioshack Addition, as recorded in Cabinet A, Slides 8291, Plat Records, Tarrant County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at the intersection of the northerly right-of-way line of W. Belknap Street with the westerly right-of-way line of N. Taylor Street, said point being a City of Fort Worth brass monument stamped #98, found;

THENCE S 60(0)00'00"W, 448.04 feet along the northerly right-of-way line of said
W. Belknap Street to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 43(0)15'32", having a radius of 270.82 feet, the long chord of which bears N 02(0)40'52"W, 199.65 feet, an arc distance of 204.47 feet to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right , through a central angle of 42(0)22'01", having a radius of 221.79 feet, the long chord of which bears N 27(0)42'12"W, 160.29 feet, an arc distance of 164.00 feet;

THENCE S 53(0)40'45"E, 15.05 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 36(0)29'28", having a radius of 211.00 feet, the long chord of which bears S 32(0)19'54"E, 132.12 feet, an arc distance of 134.38 feet to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 39(0)55'16", having a radius of 272.55 feet, the long chord of which bears N 43(0)40'12"E, 186.08 feet, an arc distance of 189.90 feet to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 02(0)46'48", having a radius of 955.73 feet, the long chord of which bears S 50(0)43'13"E, 46.37 feet, an arc distance of 46.37 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 31(0)34'51", having a radius of 209.94 feet, the long chord of which bears S 53(0)48'31"W, 114.26 feet, an arc distance of 115.72 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 24(0)41'56", having a radius of 142.08 feet, the long chord of which bears S 61(0)22'26"E, 60.77 feet, an arc distance of 61.25 feet;

THENCE N 20(0)49'27"E, 6.86 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 18(0)54'58", having a radius of 245.71 feet, the long chord of which bears S 81(0)45'13"E, 80.75 feet, an arc distance of 81.12 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 229(0)18'01", having a radius of 20.10 feet, the long chord of which bears N 45(0)06'10"E, 36.53 feet, an arc distance of 80.43 feet;

THENCE N 17(0)17'47"E, 10.87 feet;

THENCE N 79(0)45'42"W, 7.43 feet;

THENCE N 46(0)13'37"W, 44.37 feet to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 11(0)51'58", having a radius of 67.85 feet, the long chord of which bears N 70(0)14'54"E, 14.03 feet, an arc distance of 14.05 feet to the beginning of a non-tangent curve to the left;

THENCE with said non-tangent curve to the left, through a central angle of 06(0)14'12", having a radius of 879.03 feet, the long chord of which bears N 48(0)41'53"W, 95.63 feet, an arc distance of 95.68 feet to the beginning of a non-tangent curve to the right;

THENCE with said non-tangent curve to the right, through a central angle of 11(0)14'13", having a radius of 272.55 feet, the long chord of which bears N 71(0)41'17"E, 53.37 feet, an arc distance of 53.45 feet to the beginning of a compound curve to the right;

THENCE with said compound curve to the right, through a central angle of 27(0)32'14", having a radius of 154.12 feet, the long chord of which bears S 89(0)46'37"E, 73.36 feet, an arc distance of 74.07 feet;

THENCE S 76(0)04'11"E, 45.53 feet returning to the westerly right-of-way line of said N. Taylor Street;

THENCE S 30(0)00'00"E, 163.75 feet along the westerly right-of-way line of said
N. Taylor Street to the POINT OF BEGINNING and containing 80,275 square feet or
1.843 acres of land more or less.

                                    EXHIBIT K

                        [Attach Seller's Title Affidavit]

                   AFFIDAVIT AS TO DEBTS, LIENS AND POSSESSION

STATE OF TEXAS         Section

COUNTY OF __________   Section

      BEFORE ME, the undersigned authority, on this day personally appeared the undersigned, ____________________ ("Affiant"), being the ________________ of
Radioshack Corporation, a Delaware corporation (the "Owner"), who on his/her oath, deposes and says, as follows:

      1. Affiant is a duly authorized representative of Owner and, in that capacity, is authorized to act on behalf of Owner in all matters relating to the sale, disposition, financing and leaseback of the real estate identified on Exhibit A attached hereto (the "Property") and more particularly described in that certain Title Commitment No. 05R21235 (the "Commitment").

      2. There are no parties occupying, renting, leasing, residing or possessing the Property or any portion thereof, nor is the Affiant aware of any parties claiming title to the Property or any portion thereof by reason of adverse possession except as follows:

               See Schedule of Leases attached hereto as Exhibit B

      3. No unpaid debts for plumbing fixtures, water heaters, swimming pool, furnaces, air conditioners, radio or television antennae, carpeting, rugs, lawn sprinkling systems, venetian blinds, window shades, draperies, electric appliances, fences, street paving assessments, or any and all other personal property or fixtures that are located on the Property, and that no such items have been purchase on time payment contracts and there are no security interests on the Property secured by financing statements, security agreements or otherwise except as follows: NONE

      4. No liens of any kind against the Property, except the following: NONE.

      5. All labor and material used in the construction of improvements on the Property have been paid for and there are now no unpaid labor or material claims against the improvements or the Property upon which same are situated, and the undersigned hereby declares that all sums of money due for the erection of improvements have been fully paid and satisfied.

      6. There are no paving liens of any kind or character or claims for paving outstanding against the Property. Owner has signed no petitions for paving of the street or alley adjoining the Property and know of no petition being circulated for the pavement of the streets, alley or sidewalks adjacent to the Property. No proceedings in bankruptcy by or against the Owner are pending and Owner has not made an assignment for the benefit of creditors.

      7. There are no Abstracts of Judgment, State or Federal Tax Liens of record or Bankruptcy Proceedings against the Owner in Tarrant County or elsewhere, nor are there any outstanding real estate liens or delinquent taxes of any type against the Property except as stated herein. Owner is not indebted to the State of Texas for any penalties or wages pursuant to a final order of the Texas Work Force Commission; and neither Owner nor the Property is subject to a claim under the Medicaid Estate Recovery Program.

      8. There are no unrecorded contracts, deeds, mortgages, mechanic's liens, options of any kind, including but not limited to options to purchase or lease, rights of first refusal or requirements of prior approval of a future purchaser or occupancy, rights of reentry, rights of reverter, or rights of forfeiture affect the Property or improvements thereon, which are not shown in the referenced Commitment.

      Notwithstanding anything to the contrary, this Affidavit is subject to all matters shown on the Commitment, that certain survey of the Property prepared by Carter & Burgess, Inc., dated November 28, 2005 and the plat of the Property filed in the Plat Records of Tarrant County, Texas on ______________________, 2005.

      Affiant realizes that these representations are made to induce Republic Title of Fort Worth, Texas, as agent for First American Title Insurance Company and its underwriter (collectively, the "Company"), to insure title to the Property, the Purchaser to purchase the Property and any lender to finance the Property. Further, Affiant realizes that the Company are relying on the truth of said statements herein made.

      EXECUTED this the ___ day of __________, 2005.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Its: ____________________________________

STATE OF TEXAS         )
                       )
COUNTY OF TARRANT      )

      This instrument was acknowledged before me on this __ day of ___________, 2005, by Affiant on behalf of Radioshack Corporation, a Delaware corporation.

                                       _________________________________________
                                       Notary Public

                                       Printed Name of Notary

                                       _________________________________________

[NOTARIAL SEAL]

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                               Schedule of Leases

Lease Agreement by and between RadioShack Corporation as landlord, and EECU as tenant, dated effective as of November 15, 2004.

Lease Agreement by and between RadioShack Corporation as lessor and Circle R Media, L.L.C. as lessee, dated effective December 31, 2003.

                                    EXHIBIT L

         [Attach Preliminary Plat delivered to the City of Forth Worth]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                    EXHIBIT M

                               Form of Side Letter

                               (Follows this Page)

                               December ___, 2005

RadioShack Corporation
300 RadioShack Circle, MS WF3-125
Fort Worth, Texas 76102
Attn.: Vice President - Corporate Real Estate

      RE:   LEASE, DATED DECEMBER __, 2005 BETWEEN ______________________, AS
            LANDLORD (THE "LANDLORD"), AND RADIOSHACK CORPORATION, AS TENANT (THE "TENANT"), FOR PREMISES CONSISTING OF 18.688 ACRES AND IMPROVEMENTS THEREON LOCATED IN FT. WORTH, TEXAS (THE "LEASE")

Gentlemen and Ladies:

      This letter confirms our agreement that at any time on or before March 31, 2006, if (i) the Tenant is not then in default under the Lease and (ii) if any provisions set forth in Section 44 of the Lease or in any other portion of the Lease that specifically references or addresses the Letter of Credit dealt with in Section 44 of the Lease (collectively, the "Letter of Credit Provisions") will not permit, in the opinion of the Tenant's independent external auditors, the Lease to be characterized as an "operating lease" under applicable tax and accounting rules, regulations and standards, at the written request of Tenant, the Landlord will work together in good faith with the Tenant to develop an alternative arrangement with respect to the subject matter of any applicable Letter of Credit Provision (and to amend the Lease in accordance therewith) provided that such alternative arrangement does not, in Landlord's sole discretion, diminish or impair the security or the economic protections afforded to the Landlord by the Letter of Credit Provisions in the Lease.

      Further, the Tenant agrees that it will pay or reimburse to the Landlord all fees and expenses payable to the Landlord's attorneys, accountants and other professionals and consultants for their services rendered to the Landlord after the date hereof in connection with the matters described in the preceding paragraph, but not exceeding the amount of $100,000.

      Please execute this letter in the space provided below to indicate your agreement to the foregoing.

                                       Very truly yours,

                                       [NAME OF LANDLORD]

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

AGREED:

RADIOSHACK CORPORATION

By: _________________________
Name: _______________________
Title: ______________________

                                SCHEDULE 4(c)(3)

                             DUE DILIGENCE DOCUMENTS

Documents provided or made available to West Wind Capital Partners (Shak Presswala - Associate Acquisitions):

RadioShack Property Tax Billings dated 10/14/04 & 6/3/05
Certificates of Occupancy (copies sent)
Service Contracts
AHI Facility (copy sent)
BJJ&A Bowe
Bell & Howell (copy sent)
Brandt Service Co
Collins Window Cleaning (copy sent)
Data Star
Guckenheimer Enterprises (copy sent)
Myers Pest Control
Starbucks (copy sent)
Thyssenkrupp Elevator (copy sent)
Tanseco
Valley Crest Landscape (copy sent)
Waste Management
Water Consultants of Texas
As-built drawings of the campus sent by Eastdil Realty Company, L.L.C. (CAD CD and PDF CD)

Also, Shak Presswala had access to the documents in the Document Room including: as-built drawings, construction drawings, original construction specification books, warranty books, operating and maintenance manuals, punch lists, test and balance reports and service contracts on the campus.

Documents provided or made available to Desman Associates (Kelly Conolly)

As-built Parking Garage drawings:
GA2.2 - GA2.5 (copies provided)
GA2.7 (copy provided)
GA5.1 (copy provided)
GS0.01 - GS0.04 (copy provided)
GS2.2 - GS2.8 (copy provided)

Also, Kelly Conolly had access to the documents in the Document Room including: as-built drawings, construction drawings, original construction specification books, warranty books, operating and maintenance manuals, punch lists, test and balance reports and service contracts on the campus.

Documents provided or made available to IVI International, Inc. (Romeo Fojas, P.E. - Senior Project Manager, Terry Bailey, R.A. - Senior Project Manager, George Knox Carnes, P.E. - Senior Project Manager)

and

IVI Due Diligence Services, Inc. (Yolart Gamez - Professional Associate)

and

Marketable Ventures (Glenn Tanner, P.E. - Principal Engineer)

Storage tank registration (copy sent)
Sheet Core Structural Sheet No S0.01 General Notes (copy sent)
Geotechnical Engineering Report No. 94025155 (copy sent)
Elevator Inspection Certificates (copy sent)
Campus Conference and Training Room Matrix (copy sent)
Warranty Book Table of Contents (copy sent)
Warranty Book was reviewed over 3 days
Tab 6 - Architectural pre-cast concrete (copy sent)
Tab 24 - Building maintenance equipment supports (copy sent)
Tab 27 - Performance bond (copy sent)
Tab 34 - Waterproofing & sealants (copy sent)
Tab 44 - Structural steel (copy sent)
Tab 45 - Exterior walls (copy sent)
NFRC label certificates (copy sent)
Tab 58 - Post tensioning (copy sent)
Tab 59 - Roof Membrane (copy sent)
Tab 64 - Elevators (copy sent)
Tab 66 - EIFS systems (copy sent)
Architects certificate of substantial completion (copy sent)
Certificates of Occupancy (copy sent)
Elevator inspection certificates (copy sent)
Summary of waivers of lien from contractor & subcontractors (copy sent) Environmental report - Land Due Diligence Report - dated June 27, 2001 which includes Phase 1 and Phase 2 (copy sent)
Punch lists
Final punch lists - front signoff page for all buildings (copies given)
As built drawings CAD CD and PDF CD (sent by Eastdil Realty Company, L.L.C.) Underground Tunnel Building A AS2.0
Level 1 Floor Plan Building A AS2.1
Shell and Core Electrical AS-built
Level 1-6 Floor Plan BS5.1, CS2.6
Level 1 Floor Plan DS2.11
Mechanical As-Built - Buildings A, B, C, D, E, G

Civil and Landscape
Site Plans Overview
Operating and Maintenance Manuals
Test and Balance Booklets

Also, the IVI team had access to the documents in the Document Room including: as-built drawings, construction drawings, original construction specification books, warranty books, operating and maintenance manuals, punch lists, test and balance reports and service contracts on the campus.